LOAN AGREEMENT,                EXHIBIT 10(b)

                          dated as of April 19, 1995,

                                     among

                                COMPANIA MINERA
                             CDE FACHINAL LIMITADA,
                                as the Borrower,

                        COEUR D'ALENE MINES CORPORATION,
                               as the Guarantor,

                           COEUR BULLION CORPORATION,
                           as the Finance Subsidiary

                                      and

                         N M ROTHSCHILD & SONS LIMITED,
                                      and
                           BAYERISCHE VEREINSBANK AG,
                                 as the Banks,


                                      and

                         N M ROTHSCHILD & SONS LIMITED,
                          as the Agent for the Banks.
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                               TABLE OF CONTENTS

                                                                         Page

ARTICLE 1.  DEFINITIONS...................................................  2
    1.1.     Defined Terms................................................  2
    1.2.     Use of Defined Terms......................................... 29
    1.3.     Cross-References............................................. 30
    1.4.     Accounting and Financial Determinations...................... 30
    1.5.     Change in Accounting Principles.............................. 30
    1.6.     Dollar Equivalency Determinations............................ 30
    1.7.     Gold or Silver Equivalency Determinations.................... 31
    1.8.     Project Determinations, etc.................................. 31
    1.9.     General Provisions as to Certificates and
             Opinions, etc................................................ 32
    1.10.    Interpretation............................................... 32

ARTICLE 2.  COMMITMENTS AND BORROWING PROCEDURE........................... 33
    2.1.     Commitments.................................................. 33
    2.2.     Procedure for Making Loans................................... 34
    2.3.     Loans Limit.................................................. 34
    2.4.     Cancellation................................................. 34
    2.5.     Interest Period Elections.................................... 35
    2.6.     Records...................................................... 35
    2.7.     Funding...................................................... 36
    2.8.     Notes........................................................ 36

ARTICLE 3.  PRINCIPAL PAYMENTS; INTEREST; COMMISSIONS..................... 37
    3.1.     Principal Payments........................................... 37
    3.2.     Interest Payments............................................ 38
    3.2.1.   Rate......................................................... 38
    3.2.2.   Post-Maturity Rate........................................... 38
    3.2.3.   Payment Dates................................................ 38
    3.2.4.   Rate Determinations.......................................... 39
    3.3.     Commissions.................................................. 39
    3.3.1.   Participation Commission..................................... 39
    3.3.2.   Commitment Commission........................................ 39

ARTICLE 4.  PROJECT ACCOUNTS.............................................. 39
    4.1.     Construction Account......................................... 39
    4.2.     Proceeds Account............................................. 41
    4.3.     Proceeds Sub-Account (Debt Service Reserve).................. 44
    4.4.     General Provisions Relating to the Project
             Accounts..................................................... 45

ARTICLE 5.  INCREASED COSTS; TAXES; MARKET DISRUPTIONS;
    GENERAL PAYMENT PROVISIONS............................................ 47
    5.1.     Dollars Unavailable.......................................... 47
    5.2.     Increased Costs, etc......................................... 47
    5.3.     Funding Losses............................................... 48
    5.4.     Increased Capital Costs...................................... 49
    5.5.     Illegality................................................... 49
    5.6.     Taxes........................................................ 50
    5.7.     Mitigation................................................... 51


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    5.8.     Payments, Computations, etc.................................. 52
    5.9.     Proration of Payments........................................ 53
    5.10.    Setoff....................................................... 53
    5.11.    Application of Proceeds...................................... 54
    5.12.    Judgment Currency, etc....................................... 54

ARTICLE 6.  CONDITIONS PRECEDENT TO MAKING LOANS.......................... 55
    6.1.     Initial Loans................................................ 55
    6.1.1.   Notes........................................................ 55
    6.1.2.   Resolutions, etc............................................. 55
    6.1.3.   Guaranty Agreement........................................... 56
    6.1.4.   Security Agreements.......................................... 56
    6.1.5.   Subordination Agreement; Subordination of
             Certain Obligations of the Guarantor......................... 58
    6.1.6.   Project Documents; Approvals................................. 58
    6.1.7.   Hedging Agreements........................................... 59
    6.1.8.   Insurance.................................................... 59
    6.1.9.   Project Accounts............................................. 59
    6.1.10.  Process Agent Acceptance..................................... 59
    6.1.11.  Opinions of Counsel.......................................... 59
    6.1.12.  Independent Consultant's Certificate......................... 60
    6.1.13.  Transfer of Properties, etc. from CDE........................ 60
    6.1.14.  Closing Commissions, Expenses, etc........................... 60
    6.1.15.  Initial Compliance Certificate............................... 60
    6.1.16.  Bridge Loan Repayment........................................ 61
    6.1.17.  Technical Review............................................. 61
    6.1.18.  Title to Surface Lands....................................... 61
    6.2.     All Loans.................................................... 61
    6.2.1.   Compliance with Warranties, No Default, etc.................. 61
    6.2.2.   Absence of Litigation, etc................................... 61
    6.2.3.   Borrowing Request............................................ 62
    6.2.4.   Notes........................................................ 62
    6.2.5.   Satisfactory Legal Form...................................... 62

ARTICLE 7.  REPRESENTATIONS AND WARRANTIES................................ 62
    7.1.     Organization, Power, Authority, etc.......................... 63
    7.2.     Due Authorization; Non-Contravention......................... 63
    7.3.     Validity, etc................................................ 64
    7.4.     Legal Status................................................. 64
    7.5.     Financial Information........................................ 64
    7.6.     Absence of Default........................................... 65
    7.7.     Litigation, etc.............................................. 65
    7.8.     Materially Adverse Effect.................................... 66
    7.9.     Burdensome Agreements........................................ 66
    7.10.    Taxes and Other Payments..................................... 66
    7.11.    Mining Rights.  ............................................. 66
    7.12.    Ownership and Use of Properties; Liens....................... 66
    7.13.    Subsidiaries................................................. 67
    7.14.    Intellectual Property........................................ 67
    7.15.    Technology................................................... 67
    7.16.    Approvals; Project Documents................................. 67
    7.17.    Development Plan etc......................................... 68
    7.18.    Environmental Warranties..................................... 68
    7.19.    Pari Passu................................................... 70

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ARTICLE 8.  COVENANTS..................................................... 70
    8.1.     Certain Affirmative Covenants................................ 70
    8.1.1.   Financial Information, etc................................... 70
    8.1.2.   Compliance with Laws......................................... 75
    8.1.3.   Approvals.................................................... 75
    8.1.4.   Maintenance of Corporate Existence........................... 75
    8.1.5.   Foreign Qualification........................................ 75
    8.1.6.   Payment of Taxes, etc........................................ 76
    8.1.7.   Insurance.................................................... 76
    8.1.8.   Books and Records............................................ 79
    8.1.9.   Project Completion and Management............................ 79
    8.1.10.  Hedging Agreements........................................... 79
    8.1.11.  Proceeds; Project Accounts................................... 80
    8.1.12.  Provision of Staff........................................... 80
    8.1.13.  Environmental Covenant....................................... 81
    8.1.14.  Maintenance of Project Assets................................ 81
    8.1.15.  Pari Passu................................................... 81
    8.1.16.  After-Acquired Collateral.................................... 82
    8.1.17.  Accuracy of Information...................................... 83
    8.1.18.  Guarantor's Control of the Fachinal Project.................. 83
    8.1.19.  Project Agreements........................................... 83
    8.1.20.  Use of Proceeds.............................................. 83
    8.2.     Certain Negative Covenants................................... 83
    8.2.1.   Business Activities; Place of Business; Organic
             Documents.................................................... 84
    8.2.2.   Indebtedness................................................. 84
    8.2.3.   Liens........................................................ 85
    8.2.4.   Financial Condition of Borrower.............................. 86
    8.2.5.   Capital Expenditures......................................... 87
    8.2.6.   Investments.................................................. 87
    8.2.7.   Restricted Payments, etc..................................... 87
    8.2.8.   Take or Pay Contracts........................................ 88
    8.2.9.   Consolidation, Merger, etc................................... 88
    8.2.10.  Asset Dispositions, etc...................................... 88
    8.2.11.  Transactions with Affiliates................................. 89
    8.2.12.  Restrictive Agreements, etc.................................. 89
    8.2.13.  Inconsistent Agreements...................................... 89
    8.2.14.  Project Documents............................................ 89
    8.2.15.  Actions under Project Documents.............................. 89
    8.2.16.  Bank Accounts................................................ 90
    8.2.17.  Royalty Agreements........................................... 90

ARTICLE 9.  EVENTS OF DEFAULT............................................. 90
    9.1.     Events of Default............................................ 90
    9.1.1.   Non-Payment of Obligations................................... 90
    9.1.2.   Non-Performance of Certain Covenants......................... 90
    9.1.3.   Non-Performance of Other Obligations......................... 90
    9.1.4.   Breach of Representation or Warranty......................... 90
    9.1.5.   Default on other Indebtedness................................ 91
    9.1.6.   Bankruptcy, Insolvency, etc.................................. 91
    9.1.7.   Hedging Agreements........................................... 92
    9.1.8.   Project Documents, etc....................................... 92
    9.1.9.   Impairment of Loan Documents................................. 92
    9.1.10.  Abandonment; Mining Rights................................... 93
    9.1.11.  Judgments.................................................... 93

    9.1.12.  Expropriation, etc........................................... 93
    9.1.13.  Change in Control............................................ 94
    9.1.14.  Default, etc. by Construction Contractor..................... 94
    9.1.15.  Failure to Achieve Project Completion........................ 94
    9.1.16.  Approvals.................................................... 94
    9.1.17.  Materially Adverse Effect.................................... 94
    9.1.18.  Cease to Carry on Business................................... 94
    9.1.19.  Unenforceability of Loan Documents and Project
             Documents.................................................... 95
    9.2.     Action if Bankruptcy......................................... 95
    9.3.     Action if Other Event of Default............................. 95
    9.4.     Event of Default after Project Completion
             Date......................................................... 95

ARTICLE 10.  THE AGENT.................................................... 95
    10.1.    Actions...................................................... 95
    10.2.    Funding Reliance, etc........................................ 97
    10.3.    Exculpation.................................................. 97
    10.4.    Successor.................................................... 97
    10.5.    Loans by Rothschild.......................................... 98
    10.6.    Rothschild as the Agent...................................... 98
    10.7.    Credit Decisions............................................. 98
    10.8.    Copies, etc.................................................. 99

ARTICLE 11.  MISCELLANEOUS................................................ 99
    11.1.    Waivers, Amendments, etc..................................... 99
    11.2.    Notices..................................................... 100
    11.3.    Costs and Expenses.......................................... 100
    11.4.    Indemnification; Release of Guarantor....................... 101
    11.5.    Survival.................................................... 102
    11.6.    Severability................................................ 103
    11.7.    Headings.................................................... 103
    11.8.    Counterparts, Effectiveness, etc............................ 103
    11.9.    Governing Law; Entire Agreement............................. 103
    11.10.   Successors and Assigns...................................... 103
    11.11.   Sale and Transfer of Loans; Participations in
             Loans....................................................... 104
    11.11.1. Assignments................................................. 104
    11.11.2. Participations.............................................. 105
    11.12.   Other Transactions.......................................... 106
    11.13.   Forum Selection and Consent to Jurisdiction;
             Waiver of Immunity.......................................... 106
    11.14.   Waiver of Jury Trial........................................ 107
    11.15.   English Language............................................ 107

SCHEDULE I      - Disclosure Schedule
SCHEDULE II     - Insurance Summary
EXHIBIT A-1     - Note
EXHIBIT A-2     - Notes Operating Procedures Agreement
EXHIBIT B-1     - Borrowing Request
EXHIBIT B-2     - Interest Period Notice
EXHIBIT C-1     - Guaranty Agreement
EXHIBIT C-2     - Conditional Assignment of Contract Rights
                  (Foreign Investment Contract)
EXHIBIT C-3     - Finance Subsidiary Security Agreement
EXHIBIT D-1     - Borrower Security Agreement (U.S. Assets)
EXHIBIT D-2     - Mortgage Over Mining Concessions
EXHIBIT D-3(a)  - Mortgage Over Real Estate (Borrower)
EXHIBIT D-3(b)  - Mortgage Over Real Estate (CDE)
EXHIBIT D-4     - Mortgage Over Water Rights
EXHIBIT D-5     - Industrial Pledge
EXHIBIT D-6     - Conditional Assignment of Contract Rights
EXHIBIT D-7     - Promise to Grant Industrial Pledges
EXHIBIT D-8     - Promise to Grant Pledges Without Conveyance
EXHIBIT E-1     - Project Account Agreement (U.S.)
EXHIBIT E-2     - Project Account Agreement (Chile)
EXHIBIT F       - Subordination Agreement
EXHIBIT G-1     - Opinion of Philippi, Yrarrazaval, Pulido,
                  Langlois & Brunner, Chilean counsel to the
                  Obligors
EXHIBIT G-2     - Opinion of William F. Boyd, Esq., General
Counsel to the    Guarantor
EXHIBIT G-3     - Opinion of Carey y Cia., Chilean counsel
                  to the Bank Parties, as to general matters of
                  Chilean law
EXHIBIT G-4     - Opinion of Carey y Cia., Chilean counsel
                  to the Bank Parties, as to property title
                  matters
EXHIBIT H-1     - Independent Consultant's Certificate
EXHIBIT H-2     - Insurance Broker's Certificate
EXHIBIT H-3     - Project Completion Certificate
EXHIBIT I       - Compliance Certificate
EXHIBIT J       - Bank Assignment Agreement
EXHIBIT K       - Process Agent Acceptance
EXHIBIT L-1     - Quarterly Report
EXHIBIT L-2     - Monthly Report

                                 LOAN AGREEMENT


     THIS LOAN AGREEMENT, dated as of April 19, 1995 (this "Agreement"), among
(1) COMPANIA MINERA CDE FACHINAL LIMITADA, a limited liability company (sociedad de responsabilidad limitada) organized and existing under the laws of Chile (the "Borrower"), (2) COEUR D'ALENE MINES CORPORATION, an Idaho corporation (the "Guarantor"); (3) COEUR BULLION CORPORATION, an Idaho corporation ("the Finance Subsidiary"); (4) BAYERISCHE VEREINSBANK AG
("Bayerische Vereinsbank") and N M ROTHSCHILD & SONS LIMITED, a company organized and existing under the laws of England ("Rothschild"; and both of the foregoing institutions, collectively with their respective successors and permitted assigns, the "Banks"), and (5) ROTHSCHILD in its capacity as the agent for the Banks (in such capacity, the "Agent").

                             W I T N E S S E T H:

     WHEREAS, the Borrower owns the Fachinal Project comprising the Laguna Verde, Temer and Guanaco gold and silver deposits located near Chile Chico in Region XI Southern Chile and the Borrower proposes to construct, develop and operate those deposits and the related facilities in accordance with the Development Plan (such construction, development and operation, the "Fachinal Project");

     WHEREAS, the Borrower intends to engage solely in the business of developing the ore extraction, processing and related facilities located at the Mine and mining, producing and selling gold, silver and other minerals contained within the deposits located at the Mine, in each such case in accordance with the Development Plan;

     WHEREAS,   pursuant  to  the  Construction   Contract,  the  Construction
Contractor has undertaken to construct the Mine as more particularly described therein;

     WHEREAS, the Borrower has requested that the Banks provide commitments to the Borrower to advance Loans for the purposes of financing a portion of the construction and development costs of the Fachinal Project and its initial working capital requirements;

     WHEREAS, the Banks are willing, on the terms and conditions hereinafter set forth to extend commitments to make the Loans to the Borrower;

     WHEREAS, as security for the due and punctual payment and performance of the Borrower's Obligations, the Borrower is willing to mortgage, charge and otherwise encumber to the Bank Parties or, as the case may be, to the Agent (for the ratable benefit of the Bank Parties) all of its right, title and interest in and to the Project Assets;

     WHEREAS, the Guarantor owns (a) a 99.99% ownership interest in the Borrower (the remaining 0.01% interest being owned by CDE), and (b) 100% of the entire issued outstanding share capital of each of the Finance Subsidiary and CDE;

     WHEREAS,  the Finance  Subsidiary  has made and/or in the future may make
intercompany   advances  to  the  Borrower  for  purposes  of  financing   the
development of the Fachinal Project;

     WHEREAS, in consideration of the Banks agreeing to make Loans to the Borrower and as security for the due and punctual payment and performance of the Borrower's Obligations, each of the Guarantor and the Finance Subsidiary is willing to (a) in the case of the Guarantor, grant to the Bank Parties a security interest in its rights in the Foreign Investment Contract as set forth in the Conditional Assignment of Contract Rights (Foreign Investment Contract), (b) in the case of the Finance Subsidiary, subordinate the obligations owing to it from the Borrower to the obligations owing by the Borrower to the Bank Parties under the Loan Documents and to grant to the Bank Parties a security interest in its rights under any loans advanced to the Borrower as set forth in the Subordination Agreement and the Finance Subsidiary Security Agreement, respectively; and

     WHEREAS, in consideration of the Banks agreeing to make the Loans to the Borrower, the Guarantor has agreed with the Agent (for the ratable benefit of the Bank Parties), amongst other things, to guarantee the due and punctual payment and performance of the Obligations of the Borrower, to guarantee the Borrower's undertaking to complete construction of the Fachinal Project and to enter into certain other undertakings in favor of the Bank Parties, in each case as set forth in the Guaranty Agreement (including the provisions thereof providing for the release of such obligations after the Release Date); and

     NOW, THEREFORE, for good and valuable consideration, the receipt and adequacy whereof is hereby acknowledged by each party hereto, the parties hereto hereby agree as follows:

     ARTICLE 1. DEFINITIONS

     SECTION 1.1. Defined Terms. The following terms (whether or not underscored) when used in this Agreement, including its preamble and recitals, shall have the following meanings:

     "Affiliate" of any Person means any other Person which, directly or indirectly, controls or is controlled by or under common control with such Person (excluding any trustee under, or any committee with responsibility for administering, any compensation, welfare or similar plan). A Person shall be deemed to be "controlled by" any other Person if such other Person possesses, directly or indirectly, power:

          (a) to vote ten percent (10%) or more of the securities (on a fully diluted basis) having ordinary voting power for the election of directors or managing general partners of such Person; or

          (b) to direct or cause the direction of the management and policies of such Person, whether by contract or otherwise.

     "Agent" is defined in the preamble.

     "Agreement" is defined in the preamble.

     "Annual Loan Cover Ratio" means, on any Calculation Date, the ratio (expressed as a percentage) of (a) the Future Net Cash Flow for the 12 month period commencing on such Calculation Date divided by (b) the Funded Debt Service for such 12 month period.

     "Applicable Law" means, with respect to any Person or matter, any national, federal, state, regional or local statute, law, rule, treaty, convention, regulation, order, decree, request, determination or other requirement (whether or not having the force of law) relating to such Person or matter and, where applicable, any interpretation thereof by any Governmental Agency having jurisdiction with respect thereto or charged with the administration or interpretation thereof.

     "Applicable Margin" means:

          (a) at all times prior to the Project Completion Date, one point five percent (1.5%) per annum; and

          (b) at all times on or after the Project Completion Date, two point seven five percent (2.75%) per annum.

     "Approval" means each and every approval, authorization, license, permit, consent, filing or registration by or with any Governmental Agency or other Person necessary to authorize or permit the occurrence of Project Completion or other development of the Mine in accordance with the Development Plan, the execution, delivery or performance of this Agreement or any other Operative Document (including any such approval, authorization, licence, permit, consent, filing or registration required from the Central Bank relating to the registration of the financial terms and conditions of this Agreement and each other Loan Document and any such approval, authorization, licence, permit, consent, filing or registration relating to, or necessary for, the production and export of Project Output and the consent of any lessor or owner of any property or assets forming part of the Mine) or for the validity or enforceability hereof or thereof, whether or not referred to in Item 1 ("Approvals") of the Disclosure Schedule.

     "Approved Budget" means the construction budget incorporated into the Development Plan containing details as to

Project Costs to be incurred prior to Project Completion, as the same may be amended from time to time pursuant to clause (b) of Section 1.8.

     "Approved Subordinated Indebtedness" means any intercompany Indebtedness advanced by the Finance Subsidiary to the Borrower and which is subject to the terms and conditions of the Subordination Agreement.

     "Assignee Bank" is defined in Section 11.11.1.

     "Assignor Bank" is defined in Section 11.11.1.

     "Authorized Representative" means, relative to any Obligor, or the Independent Consultant, those of its officers whose signatures and incumbency shall have been certified to the Agent pursuant to Section 6.1.2.

     "Bank Assignment Agreement" means an assignment agreement, duly executed by an Assignor Bank and an Assignee Bank, substantially in the form of Exhibit J attached hereto.

     "Bank Parties" means, collectively, the Agent and the Banks.

     "Banks" is defined in the preamble.

     "Borrower" is defined in the preamble.

     "Borrower Security Agreement (U.S. Assets)" means that certain Security Agreement between the Borrower and the Agent, substantially in the form of Exhibit D-1 attached hereto.

     "Borrowing Date" means any Business Day on which Loans shall be made pursuant to Section 2.2.

     "Borrowing Request" means a loan request and certificate duly executed by an Authorized Representative of each Obligor, substantially in the form of Exhibit B-1 attached hereto.

     "Bridge Loan" means that certain loan in the aggregate principal amount of U.S.$5,000,000 made by Rothschild to the Guarantor on March 10, 1995 pursuant to the terms of a letter agreement, dated March 10, 1995, between Rothschild and the Guarantor, as amended by a further letter agreement, dated April 7, 1995, between Rothschild and the Guarantor.

     "Business Day" means:

          (a) any day which is neither a Saturday nor a Sunday nor a legal holiday or any other day on which banks are authorized or required to be closed in London, England or New York, New York;

          (b) relative to the making, continuing, prepaying or repaying of any Loan or the calculation of the LIBO Rate, any day on which dealings in Dollars are carried on in the London interbank market; and

          (c) relative to the determination of the London Price or the determination of the Gold, Silver or Dollar equivalent of any amount based on the London Price, any day on which dealings in Gold or Silver (as the case may be) are carried on between members of the LBMA in London.

     "Calculation Date" means each of the Project Completion Date (and, in the event that the Release Date shall occur after the Project Completion Date, the Release Date) and each Payment Date occurring after the Project Completion Date (and, in the case of any calculation of any financial ratio to be contained in any Compliance Certificate required to be delivered prior to the Project Completion Date or the Release Date, the Project Completion Date or the Release Date, as the case may be, for such purposes shall be deemed to be the date on which such dates are then scheduled to occur as set forth in the Development Plan).

     "Capital Contribution" means a cash contribution made (directly or indirectly) by one Person to the ordinary share capital or equity of another Person.

     "Capital Expenditures" means, for any period and with respect to any Person, the sum of:

          (a) the aggregate amount of all expenditures of such Person for fixed or capital assets (including expenditure incurred in connection with deferred development costs) made during such period which, in accordance with GAAP, would be classified as capital expenditures; and

          (b) the aggregate amount of all Capitalized Lease Liabilities incurred during such period.

     "Capitalized Lease Liabilities" means all monetary obligations of any Person under any leasing or similar arrangement which, in accordance with GAAP, would be classified as capitalized leases, and, for purposes of this Agreement and each other Loan Document, the amount of such obligations shall be the capitalized amount thereof, determined in accordance with GAAP, and the stated maturity thereof shall be the date of the last payment of rent or any other amount due under such lease prior to the first date upon which such lease may be terminated by the lessee without payment of a penalty.

     "Cash Equivalent Investment" means, as the context may require, a Cash Equivalent Investment (Chile) and/or a Cash Equivalent Investment (U.S.).

     "Cash Equivalent Investment (Chile)" means, at any time:

          (a) obligations issued or guaranteed by the Central Bank or by the General Treasury of Chile maturing within 90 days from the purchase thereof (or capable of redemption within the same 90 day period through repurchase agreements entered into with any financial institution of the nature referred to in clause (b)); or

          (b) demand deposits, time deposits, certificates of deposit or other obligations (including bankers' acceptances and cuotas de fondos mutuales) maturing or capable of redemption not more than 90 days after the date of acquisition or investment which are issued, accepted or guaranteed by a banking institution or a mutual fund in Chile and which are classified in the risk category "A" or "B" in the "Acuerdo de Clasificacion de Instrumentos Financieros de Oferta Publica Adoptado Por la Comision Clasificadora de Riesgo" appearing from time to time in the "Diario Oficial de la Republica de Chile".

     "Cash Equivalent Investment (U.S.)" means, at any time:

          (a) any security, maturing not more than one year after the purchase thereof, issued by the United States Treasury that is maintained in book-entry form on the records of a Federal Reserve Bank in the United States;

          (b) commercial paper, maturing not more than nine months from the date of issue, which is (i) rated at least A-l by Standard & Poor's Rating Group, a division of McGraw Hill, Inc., and P-l by Moody's Investors Service, Inc., (ii) issued by a corporation or company (other than any Obligor or Affiliate thereof) and (iii) in certificated form (including master notes held by The Depository Trust Company, a New York limited purpose trust company, or one or more of its nominees or custodian banks); or

          (c) any negotiable certificate of deposit or bankers' acceptance (in either case, in certificated form and denominated in U.S. Dollars), maturing not more than one year after such time, which is issued by a commercial banking institution organized under the laws of an OECD member country that has a combined capital and surplus and undivided profits of not less than U.S.$1,000,000,000 (or the equivalent thereof in any other currency)

     which in any case is purchased with funds standing to the credit of any Project Account (U.S.).

     "Cash Flow Schedule" means the schedule setting forth the projected Future Net Cash Flow of, and containing other financial and operational data relating to, the Fachinal Project for the period commencing on the date of commencement of Production and ending on the last day of the Project Period, initially, in the form set forth in the Development Plan and, thereafter, as the same may be amended from time to time in accordance with clause (b) of Section 1.8.

     "CDE" means CDE Chilean Mining Corporation, a Delaware corporation.

     "CDE Surface Rights" means those surface rights referred to in Item 3(b) ("Mortgaged Real Estate (CDE)") of the Disclosure Schedule.

     "CDE Surface Rights Statutory Easements" means easements to which the Borrower is entitled to apply for pursuant to Articles 120 through 125 of the Mining Code of Chile and the pertinent provisions of the Water Code of Chile in respect of the real estate property over which CDE holds the CDE Surface Rights (including in relation to the ownership interests of any Person other than CDE in respect thereof) as a result of the mining concessions relating to the Fachinal Project owned by the Borrower which easements (together with the Mining Rights owned by the Borrower on the Effective Date) grant the Borrower the right to:

          (a) construct and operate the relevant facilities constituting the Mine as contemplated by the Development Plan; and

          (b) access the Fachinal Property (including the Mine) by each of roads and water pipelines (including all the installations required for the adequate extraction of water from the water boreholes).

     "Central Bank" means the Central Bank of Chile.

     "Change in Control" means the failure of the Guarantor to own (and to have sole power to vote and dispose of), directly and free and clear of all Liens, a 99.99% ownership interest in the Borrower and 100% of the issued and outstanding share capital (however designated) of each of the Finance Subsidiary and CDE; provided, however, that it shall not be a Change of Control, if, at any time after the Release Date, the Guarantor shall have disposed of not in excess of 49% of its ownership interest in the Borrower pursuant to a public flotation of the shares of the Borrower or a private placement of such ownership interest to any single person on terms and conditions, in the case of any such private placement, that the portion of the ownership interest in the Borrower so disposed of by the Guarantor shall not be subject to any Lien in favour of any Person on or prior to the date on which all Obligations are satisfied in full and the Commitments of the Banks shall have terminated.

     "Chile" means the Republic of Chile.

     "Commitment" means, relative to any Bank, such Bank's obligation to make and continue its Loans pursuant to the terms and subject to the conditions of this Agreement.

     "Commitment Amount" means (a) in relation to any Bank party hereto on the Effective Date, the amount set forth opposite its name on the signature pages hereto as the same may be reduced pursuant to this Agreement (including
Section 2.4) and (b) in relation to an Assignee Bank which becomes a Bank subsequent to the Effective Date, the amount assumed from the Assignor Bank pursuant to the Bank Assignment Agreement by which such Assignee Bank became party to this Agreement, in each case as such amount may be adjusted pursuant to any other Bank Assignment Agreement to which such Bank or Assignee Bank, as the case may be, is a party.

     "Commitment Termination Date" means December 31, 1995 or, if earlier, the date on which any of the following events shall occur:

          (a) the occurrence of any Default occurring pursuant to any event described in Section 9.1.4; or

          (b) immediately when any other Event of Default shall have occurred and be continuing and the Agent, acting at the direction of the Required Banks, shall have given notice to the Borrower that the Commitments have been terminated; or

          (c) the Project Completion Date.

     "Committed Hedging Agreements" is defined in Section 8.1.10.

     "Compliance   Certificate"  means  a  certificate  duly  executed  by  an
Authorized  Representative  of the  Borrower,  substantially  in the  form  of
Exhibit I attached hereto.

     "Concentrate" means the product of beneficiation of gold and silver ores through the milling process produced from the Fachinal Project.

     "Concentrate Sales Agreement" means an agreement to be entered into by the Borrower for the sale of Concentrate with a purchaser, and upon terms and conditions, satisfactory to the Agent and the Required Banks.

     "Conditional Assignment of Contract Rights" means, individually, each of those certain Conditional Assignment of Contract Rights (Cesion condicional de contratos importantes y/o de derechos emanados de contratos importantes), among the Borrower and the Bank Parties executed in Spanish, substantially in the form of Exhibit D-6 attached hereto and relating to the relevant Project Document to which the Borrower is a party or beneficiary.

     "Conditional Assignment of Contract Rights (Foreign Investment Contract)" means that certain Conditional Assignment of Contract Rights (Foreign Investment Contract) (Cesion
condicional de derechos bajo el Contrato de Inversion Extranjera), among the Borrower, the Guarantor and the Bank Parties executed in Spanish, substantially in the form of Exhibit C-2 attached hereto.

     "Construction Account" is defined in clause (a) of Section 4.1.

     "Construction Contract" means the engineering, procurement, construction and management agreement, dated 12 December, 1994, between CDE and the Construction Contractor as assigned by CDE to the Borrower pursuant to the requirements of clause(a)(ii) of Section 6.1.6.

     "Construction Contract Guaranty" means the guaranty of Fluor Daniel, Inc. a Californian corporation, in favour of the Borrower as it relates to the obligations of the Construction Contractor under the Construction Contract in the form attached to the Construction Contract as Exhibit E (as supplemented by a letter, dated January 11, 1995, from Fluor Daniel, Inc. to the Guarantor and as assigned by CDE to the Borrower pursuant to the requirements of clause
(a)(ii) of Section 6.1.6).

     "Construction Contractor" means Fluor Daniel Chile Ingenieria y Construccion S.A., a company organized and existing under the laws of Chile, or such other construction company of international repute as shall be satisfactory to the Required Banks in their reasonable discretion.

     "Construction  Sub-Account  (Chile)"  is defined in clause (b) of Section
4.1.

     "Contingent Liability" means any agreement, undertaking or arrangement by which any Person guarantees, endorses or otherwise becomes or is contingently liable upon (by direct or indirect agreement, contingent or otherwise, to provide funds for payment, to supply funds to, or otherwise to invest in, a debtor, or otherwise to assure a creditor against loss) the indebtedness, obligation or any other liability of any other Person (other than by endorsements of instruments in the course of collection), or guarantees the payment of dividends or other distributions upon the shares of any other Person. The amount of any Person's obligation under any Contingent Liability shall (subject to any limitation set forth therein) be deemed to be the outstanding principal amount (or maximum principal amount, if larger) of the debt, obligation or other liability guaranteed thereby.

     "Contractual Obligation" means, relative to any Person, any provision of any security issued by such Person or of any Instrument or undertaking to which such Person is a party or by which it or any of its property is bound.

     "Current Ratio" means, at any date, the ratio, expressed as a percentage, of:

          (a) current assets of the Borrower at such date;

to

          (b) current liabilities of the Borrower at such date.

     "Custodian Bank" means Banco BICE or such other bank located in Chile as shall be consented to from time to time by the Required Banks.

     "Default" means any Event of Default or any condition or event which, after notice, lapse of time, the making of any required determination or any combination of the foregoing, would constitute an Event of Default.

     "Development Plan" means that certain Feasibility Study containing a plan for the development, construction and consummation of the Fachinal Project and the operation of the Mine prepared by Fluor Daniel Wright Ltd. in the form provided to the Borrower under cover of letter dated June 10, 1994, a copy of which has been provided to each Bank in connection with its execution of this Agreement and incorporating the Approved Budget and the Cash Flow Schedule, dated June 10, 1994, together with all appendices, schedules, exhibits and other Instruments attached thereto as reviewed by the Independent Consultant and approved by the Agent in consultation with the other Bank Parties, as the same may be amended from time to time pursuant to clause (b) of Section 1.8.

     "Disclosure  Schedule" means the Disclosure  Schedule  attached hereto as
Schedule I.

     "Discount Rate" means eight percent (8%) per annum.

     "Dollar" and the sign "U.S.$" mean lawful money of the United States of America.

     "Effective Date" is defined in Section 11.8.

     "encaje" means the reserve requirement on foreign loans provided for in Chapter XIV of the Compendium of Foreign Exchange Regulations of the Central Bank.

     "Environmental Impact Statement" means the environmental impact study (Evaluacion de Impacto Ambiental) of the Fachinal Project, dated May, 1994, and associated documents (including the environmental baseline report) prepared by NCL Ingenieria y Construccion S.A. in accordance with the Chilean Foundation Law of the Environment and other Applicable Laws which was approved by the Regional Environmental Committee (XI Region of Aysen) of COREMA on October 21, 1994, a copy of which has been provided to the Banks in connection with their execution of this Agreement.

     "Environmental Law" means any Applicable Law relating to or imposing liability or standards of conduct concerning public health and safety and the protection of the environment that is applicable to the Fachinal Project.

     "Environmental  Review  Standards"  is  defined  in clause (a) of Section
7.18.

     "Event of Default" is defined in Section 9.1.

     "Fachinal Project" is defined in the first recital.

     "Final Maturity Date" means the earlier to occur of (a) the sixteenth Payment Date or (b) any other date on which the final repayment of the Loans is scheduled to be made as a consequence of any voluntary or mandatory repayment or prepayment made pursuant to Section 3.1, 5.1 or 5.5.

     "Finance Subsidiary" is defined in the preamble.

     "Finance Subsidiary Security Agreement" means that certain Security Agreement between the Finance Subsidiary and the Agent, substantially in the form of Exhibit C-3 attached hereto.

     "Fiscal Quarter" means any quarter of a Fiscal Year.

     "Fiscal Year" means, with respect to any Obligor, any period of twelve consecutive calendar months ending on December 31, and references to a Fiscal Year with a number corresponding to any calendar year (e.g., the "1994 Fiscal Year") refer to the Fiscal Year ending on the December 31 occurring during such calendar year.

     "Foreign Investment Contract" means (i) the Foreign Investment Contract executed before the Notary Public of Santiago Mrs. Maria Gloria Acharan Toledo pursuant to Decree Law 600) (including Article 11 bis thereof), dated January 12, 1994, initially among CDE, CDE, Agencia en Chile, and Chile for an amount up to $52,000,000 and as subsequently amended by public deed executed before the Notary Public of Santiago Mrs. Maria Gloria Acharan Toledo on December 27, 1994 in order to substitute the Borrower as the "Recipient Company" (as defined therein) for the Fachinal Project in place of CDE, Agencia en Chile;
(ii) the Foreign Investment Contract executed before the Notary Public of Santiago Mrs. Maria Gloria Acharan Toledo pursuant to Decree Law 600 (including Article 11 bis thereof), dated March 24, 1995 among CDE, the Borrower and Chile for an amount up to $28,000,000; and (iii) the assignment of each of the rights of CDE in, to and under the documents referred to in paragraphs (i) and (ii) of this definition to the Guarantor executed by public deed before the Notary Public of Santiago Mrs. Maria Gloria Acharan Toledo on April 10, 1995.

     "F.R.S.  Board"  means  the Board of  Governors  of the  Federal  Reserve
System.

     "Funded Debt Service" means, for any period, the amount in Dollars which will be necessary in order to pay in full all principal of and interest and other amounts accruing in respect of Funded Indebtedness which (in the case of all such principal, interest or other amounts) is scheduled to, or otherwise has or is reasonably expected to, become due and payable during that period.

     "Funded Indebtedness" means at any date the principal amount of all outstanding Loans at such date.

     "Future Net Cash Flow" means, for any period (and subject as provided in the definition of Present Value of Future Net Cash Flow) the remainder of:

          (a) the Dollar equivalent (calculated at the date of determination of Future Net Cash Flow (i) in the case of any such ounces of Gold or Silver which are covered by a Hedging Agreement (or, in the case of Silver, a Guaranteed Price Contract) in effect on the relevant date of calculation, at the price for delivery of Gold or Silver specified in such Hedging Agreement (or, if no price other than a floor price for delivery of Gold or Silver, as the case may be, is specified in such Hedging Agreement, the minimum price for the delivery of Gold or Silver, as the case may be, referred to therein) or at the price for delivery of Silver specified in such Guaranteed Price Contract, as the case may be,
     (ii) in the case of any such ounces of Gold scheduled to be produced during the Required Hedging Period commencing on the date of determination of Future Net Cash Flow, (other than ounces of Gold covered by a Hedging Agreement of the nature referred to in clause (a)(i)), at the average London Gold Price for the immediately previous six month period multiplied by the aggregate of 100% plus the average Gold Contango for the same period, and (iii) in the case of all other ounces of Gold or Silver scheduled to be produced during that period, at the respective average London Gold Price or London Silver Price for the immediately previous six month period, less

          (b) Project Costs for such period (excluding, however, Funded Debt Service for such period).

     "GAAP" is defined in Section 1.4.

     "Gold" means gold bullion measured in fine ounces troy weight.

     "Gold Contango" means the average (rounded upwards to the nearest four decimal places) of the London interbank forward bullion rates quoted one year rate as quoted by the market making members of the LBMA for periods of 12 months as the same appear under the heading "Loco London Gold Lending Rates (vs. U.S.$)" on the Reuters' Screen GOFO, GOFP or GOFQ Page (or such other page or service in replacement thereof as may be utilized by banks generally from time to time for the purposes of displaying quotes for loco London Gold Lending rates) as at 10:00 a.m. on any Business Day.

     "Governmental Agency" means any national, federal, state, regional or local government or governmental department or other entity charged with the administration, interpretation or enforcement of any Applicable Law.

     "Group" is defined in Section 10.6.

     "Guaranteed Price Contract" means a contract between the Borrower and the Guarantor, in form and substance satisfactory to the Agent, and providing for the purchase by the Guarantor of Silver from the Borrower at a specified minimum Dollar price per ounce of Silver.

     "Guarantor" is defined in the preamble.

     "Guarantor Subordinated Indebtedness" means Indebtedness of the Guarantor evidenced by:

          (a) the 6% Convertible Subordinated Debentures, due 2002, issued pursuant to the Indenture, dated as of June 10, 1987, between the Guarantor and Citibank, N.A., as Trustee;

          (b) the 7% Convertible Subordinated Debentures, due 2002, issued pursuant to the Indenture, dated as of December 1, 1992, between the Guarantor and Bankers Trust Company, as Trustee; and

          (c) the 6 3/8% Convertible Subordinated Debentures, due 2004, issued pursuant to the Indenture, dated as of January 20, 1994, between the Guarantor and Bankers Trust Company, as Trustee.

     "Guaranty Agreement" means that certain Guaranty Agreement substantially in the form of Exhibit C-1 attached hereto.

     "Hazardous Material" means:

          (a) any pollutant or contaminant or hazardous, dangerous or toxic chemical, material, substance or waste within the meaning of any Environmental Law; or

          (b) any petroleum product.

     "Hedging Agreements" is defined in Section 8.1.10.

     "Hedging Counterparties" is defined in Section 8.1.10.

     "Hedging Determination Date" is defined in Section 8.1.10.

     "Hedging Obligations" means, with respect to any Person, all liabilities of such Person under interest rate swap agreements, interest rate cap agreements and interest rate collar agreements, and all other agreements, options or arrangements designed to protect such Person against fluctuations in interest rates, currency exchange rates or precious metals prices (including any Hedging Agreements).

     "Impermissible Qualification" means, relative to the opinion or report of any independent certified public accountant or any independent chartered accountant as to any financial statement of any Obligor, any qualification or exception to such opinion or report:

          (a) which is of a "going concern" or similar nature;

          (b) which relates to any limited scope of examination of matters relevant to such financial statement; or

          (c) which relates to the treatment or classification of any item in such financial statement and which, as a condition to its removal, would require an adjustment to such item the effect of which would be to cause the Borrower or the Guarantor to be in default of any of its obligations under Section 8.2.4 or clause (a) of Section 4.2 of the Guaranty Agreement, as the case may be.

     "Indebtedness" of any Person means, without duplication:

          (a) all obligations of such Person for borrowed money or precious metals (including (i) in the case of such obligations, all notes payable and drafts accepted representing extensions of credit, (ii) in the case of any such Person which is an Obligor, such Obligor's Obligations, and
     (iii) in the case of such precious metals, Gold or Silver) and all obligations evidenced by bonds, debentures, notes, or other similar Instruments on which interest charges are customarily paid;

          (b) all obligations, contingent or otherwise, relative to the face amount of all letters of credit, whether or not drawn, and banker's acceptances and similar instruments, in each such case issued for the account of such Person;

          (c) all obligations of such Person as lessee under leases which have been or should be, in accordance with GAAP, recorded as Capitalized Lease Liabilities;

          (d) all other items (including Contingent Liabilities) which, in accordance with GAAP, would be included as liabilities on the liability side of the balance sheet of such Person as of the date at which Indebtedness is to be determined;

          (e) net payment liabilities of such Person under all Hedging Obligations; and

          (f) whether or not so included as liabilities in accordance with GAAP, all obligations of such Person to pay the deferred purchase price of property or services, and indebtedness (excluding prepaid interest thereon) secured by a Lien on property owned or being purchased by such Person (including indebtedness arising under conditional sales or other title retention agreements), whether or not such indebtedness shall have been assumed by such Person or is limited in recourse.

     "Indemnified Liabilities" is defined in Section 11.4.

     "Indemnified Parties" is defined in Section 11.4.

     "Independent Consultant" means Kilborn Engineering Pacific Ltd. a company organized and existing under the laws of British Columbia or such other independent mining consultant as is retained by the Agent (acting in consultation with the Required Banks) on behalf of the Banks.

     "Independent Consultant's Certificate" means a certificate duly executed by an Authorized Representative of the Independent Consultant, substantially in the form of Exhibit H-1 attached hereto.

     "Industrial   Pledge"  means  that  certain   Industrial  Pledge  (Prenda
Industrial), among the Borrower and the Bank Parties executed in Spanish, substantially in the form of Exhibit D-5 attached hereto.

     "Insolvency Default" means any condition or event which, after notice, lapse of time, the making of any required determination or any combination of the following, would constitute an Event of Default of the nature referred to in Section 9.1.6

     "Instrument" means any contract, agreement, indenture, mortgage, document or writing (whether by formal agreement, letter or otherwise) under which any obligation is evidenced, assumed, or undertaken, or any Lien (or right or interest therein) is granted or perfected or purported to be granted or perfected.

     "Insurance Broker" means Sedgwick James or such other insurance broker of international repute as shall be satisfactory to the Agent (acting in consultation with the Required Banks) in its reasonable discretion.

     "Insurance Broker's Certificate" means a certificate duly executed by the Insurance Broker, substantially in the form of Exhibit H-2 attached hereto.

     "Insurance Summary" means the summary of the insurance requirements of, and policies in effect for, the Fachinal Project in the form attached hereto as Schedule II.

     "Interest Period" means, relative to any Loan:

          (a) initially, the period from the date such Loan is made to the day which numerically corresponds to such date one, two, three or six months thereafter (or such other date as may be agreed between all the Banks and the Borrower) as the Borrower may irrevocably select in each Borrowing Request delivered pursuant to Section 2.2;

          (b) thereafter, each period from the last day of the immediately preceding Interest Period applicable to such Loan to the day which numerically corresponds to such date one, two, three or six months thereafter (or such other date as may be agreed between all the Banks and the Borrower) as the Borrower may irrevocably select in its relevant Interest Period Notice delivered pursuant to Section 2.4;

provided, however, that:

                    (c) absent the timely selection of an Interest Period for that Loan, the Borrower shall be deemed to have selected an Interest Period of one month's or such other duration as shall be required in order to comply with the other provisions of this Agreement;

                    (d) if such Interest Period for that Loan would otherwise end on a day which is not a Business Day, such Interest Period shall end on the next following Business
           Day, unless such Business Day occurs in the next following calendar month, in which case such Interest Period shall end on the immediately preceding Business Day;

                    (e) if that Loan is or is likely to be repaid on a Payment Date, any Interest Period relating to that portion of that Loan scheduled to be repaid which ends later than that Payment Date shall end on that Payment Date;

                    (f) the Borrower shall not be permitted to select, and there shall not be applicable, any Interest Period for any Loan that would end later than the Final Maturity
           Date;

                    (g) the Agent shall be able to select Interest Periods satisfactory to it pursuant to the terms and conditions of Section 3.2.2 or after any Event of Default.

     "Interest Period Notice" means an interest period notice duly executed by an Authorized Representative of the Borrower, substantially in the form of Exhibit B-2 attached hereto.

     "Investment" means, relative to any Person:

          (a) any loan or advance made by such Person to any other Person (excluding commission, travel and similar advances to officers and employees made in the ordinary course of business);

          (b) any agreement, undertaking or arrangement by which such Person guarantees, endorses or otherwise becomes or is contingently liable upon (by direct or indirect agreement, contingent or otherwise, to provide funds for payment, to supply funds to, or otherwise to invest in, a debtor, or otherwise to assure a creditor against loss, to furnish funds for the maintenance of net worth, working capital or earnings of any other Person or to purchase any products, properties or services of any other Person primarily to enable such Person to pay any obligation or to assure any creditor against any loss) the debt, obligation, or other liability of any other Person (other than by endorsements of instruments in the course of collection), or guarantees the payment of dividends or other distributions upon the shares of any other Person; and

          (c) any ownership or similar interest held by such Person in any other Person.

The amount of any Investment shall be (i) in the case of clauses (a) and (c), the original principal or capital amount thereof less all returns of principal or equity thereon (and without adjustment by reason of the financial condition of such other Person) and shall, if made by the transfer or exchange of property other than cash, be deemed to have been made in an original principal or capital amount equal to the fair market value of such property, and (ii) in the case of clause (b), subject to any limitation set forth in the relevant agreement, etc., the outstanding principal amount (or maximum outstanding principal amount, if larger) of the debt, obligation, or other liability guaranteed thereby or, if such principal amount is not stated therein, or determinable pursuant to the provisions thereof, the maximum liability reasonably anticipated in respect thereof as determined in good faith by the Person obligated thereunder to the reasonable satisfaction of the Agent.

     "IVA" means value added tax (impuesto al valor agregado) as charged in Chile on the sale of goods and the provision of services.

     "LBMA" means The London Bullion Market Association.

     "Lending Office" means, (a) with respect to each Bank, the office of such Bank designated as such below its signature hereto or such other office of such Bank as may be designated from time to time by notice from such Bank to the Agent and the Borrower, and (b) with respect to the Agent, the office of the Agent designated as such from time to time by notice to the Borrower and each Bank.

     "LIBO Rate" means, relative to any Interest Period for any Loan the rate of interest equal to the average (rounded upwards to the nearest four decimal places) of the quotes for "LIBOR", as such quotes appear on the Reuters' Screen LIBO Page (or such other page or service in replacement thereof as may be utilized by banks generally from time to time for the purpose of displaying quotes for London Interbank Offered Rates) as at 11:00 a.m. (London time) for the number of months which is closest to the number of months (or different period) comprising such Interest Period, calculated at the date which is two Business Days prior to the first day of such Interest Period; provided, however, that in the event that less than two such quotes appear on such screen, page or service at such time, the Agent will request the principal London office of each Bank to provide the Agent with its quotation for offers of Dollar deposits to leading banks in the London interbank market for such period and in an amount comparable to the principal amount of such Bank's Loan, and the "LIBO Rate" shall equal the average of such quoted rates.

     "Lien" means any security interest, mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or otherwise), charge against or interest in property to secure payment of a debt or performance of an obligation or other priority or preferential arrangement of any kind or nature whatsoever.

     "Loan Document" means any of this Agreement, the Notes, the Security Agreements, the Subordination Agreement, the Project Account Agreements, the Notes Operating Procedure Agreement and each other Instrument executed by any Obligor or any Affiliate of any thereof evidencing any obligation (monetary or otherwise) to any Bank Party in connection with and pursuant to this Agreement, the other Operative Documents and the transactions contemplated hereby and thereby and delivered to the Agent or any Bank (including, at any time, any Hedging Agreement entered into between the Borrower and any Bank which remains a Bank at the relevant time or, as the case may be, entered into between the Guarantor and any Bank which remains a Bank at the relevant time, and the benefit of which has been duly assigned to the Borrower), whether or not mentioned herein.

     "Loan Life Ratio" means, at any date, the ratio, expressed as a percentage, of:

          (a) the Present Value of Future Net Cash Flow for the period commencing on such date and ending on the sixteenth Payment Date to

          (b) Funded Indebtedness at such date.

     "Loans" is defined in Section 2.1.

     "London Gold Fixing" means a gold price fixing meeting among the members for the time being of the London gold market.

     "London Gold Price" means, on any day, the fixing price per fine ounce troy (in Dollars) for Gold as announced at the afternoon London Gold Fixing for such day; provided, however, that if the afternoon London Gold Fixing shall not have occurred for such day, the "London Gold Price" for such day shall be the fixing price per fine ounce troy (in Dollars) for Gold as announced at the morning London Gold Fixing for such day or if the morning London Gold Fixing shall not have occurred for such day, the "London Gold Price" for such day shall be the publicly quoted price per fine ounce troy (in Dollars) for Gold on such other accessible international gold market (allowing for physical delivery of such Gold) as may be reasonably selected by the Agent, unless such day is a Saturday, Sunday or other recognized holiday in London, England, in which case the "London Gold Price" shall be the last determined London Gold Price.

     "London Silver Fixing" means a silver price fixing meeting among the members for the time being of the London silver market.

     "London Silver Price" means, on any day, the fixing price per fine ounce troy (in Dollars) for silver as announced at the afternoon London Silver Fixing for such day; provided, however, that if the afternoon London Silver Fixing shall not have occurred for such day, the "London Silver Price" for such day shall be the fixing price per fine ounce troy (in Dollars) for silver as announced at the morning London Silver Fixing for such day or if the morning London Silver Fixing shall not have occurred for such day, the "London Silver Price" for such day shall be the publicly quoted price per fine ounce troy (in Dollars) for Silver on such other accessible international silver market (allowing for physical delivery of such Silver) as may be reasonably selected by the Agent, unless such day is a Saturday, Sunday or other recognized holiday in London, England, in which case the "London Silver Price" shall be the last determined London Silver Price.

     "Materially Adverse Effect" means, with respect to any Person, an effect, resulting from any occurrence of whatever nature (including any adverse determination in any labor controversy, litigation, arbitration or governmental or administrative investigation or proceeding), which is materially adverse, or is or would be reasonably likely to be materially adverse, to the ability of such Person to make any payment (for principal, interest, fees or otherwise) or perform any other material obligation required under any material agreement (including, with respect to any Obligor, this Agreement or any other Operative Document to which it is or may become a party) or, in the case of the Borrower, to develop, construct and operate the Fachinal Project in accordance with the Development Plan.

     "Maturity" means, relative to the Loans, any date on which the Loans are stated to be due and payable, in whole or in part, whether by required repayment, prepayment, declaration, or otherwise.

     "Mine" means (a) the Laguna Verde, Temer and Guanaco gold and silver deposits at the site known as the Fachinal Project, located west of Chile Chico in Region XI of Southern Chile, and (b) those certain associated beneficiation facilities, together with all plant sites, waste dumps, ore dumps, crushing circuits, abandoned heaps, power supply systems and ancillary and infrastructure facilities located thereat which are used in connection with the operation thereof and in each case as described in further detail in the Development Plan and the Construction Contract.

     "Mining Rights" means all interests in the surface of any lands, the minerals in (or that may be extracted from) any lands, all royalty agreements, water rights, patented and unpatented mining claims, fee interests, mineral leases, mining licenses, profits-a-prendre, joint ventures and other leases, rights-of-way, enurements, licenses and other rights and interests used by or necessary to the Borrower to construct, develop and operate the Mine.

     "Monthly Report" means a report (together with the exhibit thereto) to the Agent and the Banks from the Independent Consultant, substantially in the form of Exhibit L-2 attached hereto relating to the status of the construction and development of the Mine, and relating to each consecutive calendar monthly period occurring after the Effective Date and prior to the Project Completion Date.

     "Mortgage Over Mining Concessions" means that certain Mortgage Over Mining Concessions (Hipoteca de Concesiones Mineras), among the Borrower and the Bank Parties executed in Spanish, substantially in the form of Exhibit D-2 attached hereto and relating to those mining concessions referred to in Item 2 ("Mortgaged Mining Concessions") of the Disclosure Schedule.

     "Mortgage Over Real Estate (Borrower)" means that certain Mortgage Over Real Estate (Hipoteca de Inmuebles), among the Borrower and the Bank Parties executed in Spanish, substantially in the form of Exhibit D-3(a) attached hereto and relating to that real estate referred to in Item 3(a) ("Mortgaged Real Estate (Borrower)") of the Disclosure Schedule.

     "Mortgage Over Real Estate (CDE)" means that certain Mortgage Over the CDE Surface Rights (Hipoteca de Derechos en Inmuebles), among CDE and the Bank Parties executed in Spanish, substantially in the form of Exhibit D-3(b) attached hereto and relating to that real estate referred to in Item 3(b) ("Mortgaged Real Estate (CDE)") of the Disclosure Schedule.

     "Mortgage Over Water Rights" means that certain Mortgage Over Water Rights (Hipoteca de Derechos de Aguas), among the Borrower and the Bank Parties executed in Spanish, substantially in the form of Exhibit D-4 attached hereto and relating to those water rights referred to in Item 4 ("Mortgaged Water Rights") of the Disclosure Schedule.

     "Note" means any promissory note issued by the Borrower in favor of any Bank, substantially in the form of Exhibit A-1 attached hereto.

     "Notes Operating Procedures Agreement" means that certain Notes Operating Procedures Agreement among the Agent, the Custodian Bank and the Borrower executed in Spanish, in substantially the same form as Exhibit A-2 hereto.

     "Obligations" means, with respect to any Obligor, all obligations of such Obligor with respect to the repayment or performance of all obligations (monetary or otherwise) of such Obligor arising under or in connection with this Agreement and each other Loan Document.

     "Obligors" means, collectively, the Borrower, the Guarantor, the Finance Subsidiary and CDE.

     "OECD" means the Organization for Economic Cooperation and Development.

     "Operative Documents" means, collectively, the Loan Documents and the Project Documents.

     "Organic Document" means with respect to (a) the Borrower, its duly registered by-laws (Estatutos), as in effect on the Effective Date; (b) the Guarantor, its articles of incorporation and its by-laws; (c) the Finance Subsidiary, its articles of incorporation and its by-laws and (d) any Obligor, all shareholder agreements, voting trusts, and similar arrangements applicable to any of its authorized shares of capital stock or other equity interests.

     "ounce of Gold" means a fine ounce troy weight of gold in a form readily tradeable with members of the London Bullion Market Association from time to time.

     "ounce of Silver" means an ounce troy weight of silver in a form readily tradeable with members of the London Bullion Market Association from time to time.

     "Participant" is defined in Section 11.11.2.

     "Payment Date" means each of the sixteen dates determined as follows:

          (a) in the case of the first Payment Date, the earlier of (i) January 1, 1997 and (ii) the date which is nine months after the Project Completion Date; and

          (b) in the case of each other Payment Date, each of the fifteen consecutive dates that occur at successive intervals of three months after the date referred to in clause (a).

     "Pending Material Approvals" is defined in clause (a) of Section 7.16.

     "Percentage" means, relative to any Bank and at any time, (a) if any Loans are outstanding, the ratio (expressed as a percentage) of (i) the principal amount of such Bank's Loans at such time to (ii) the principal amount of all the Banks' Loans at such time or (b) if no Loans are outstanding, the ratio (expressed as a percentage) of (i) such Bank's Commitment Amount at such time to (ii) the Total Commitment Amount; provided, however, that at any time when the Banks shall have no further Commitments hereunder and all Obligations of each Obligor in connection with each Loan Document (excluding any Hedging Agreement) shall have been paid and performed in full then, to the extent any Hedging Agreement shall then be outstanding, the term "Percentage" means, relative to any Bank which is a party to any such Instrument and at any time, the ratio (expressed as a percentage) of (c) such Bank's net exposure under all such Instruments to which it is a party, to (d) the net exposure of all Banks under all such Instruments to which any Bank is a party.

     "Person"  means  any  natural  person,  corporation,   partnership  firm,
association, trust, government, governmental agency or any other entity, whether acting in an individual, fiduciary or other capacity.

     "Peso" means lawful money of Chile.

     "Present Value of Future Net Cash Flow" means, for any period (a "Calculation Period"), the aggregate of discounted Future Net Cash Flow for such period calculated as set forth in this definition. Without prejudice to clause (a) of Section 1.8, discounted Future Net Cash Flow for any Calculation Period shall be determined, in respect of any Calculation Period which does not coincide with any single period referred to in the Cash Flow Schedule, on a pro rata basis calculated from the periods set forth in the Cash Flow Schedule and in the case of any determination of Future Net Cash Flow made for purposes of determining the Loan Life Ratio or the Project Life Ratio, the Calculation Period shall be divided into consecutive periods (each a "Discount Period") of six months (or, in the case of the last such period, the period commencing on the last day of the penultimate such period and ending on the last day of the Calculation Period), and shall be discounted, with respect to any Future Net Cash Flow scheduled to accrue during any Discount Period, at the Discount Rate to the first day of such Calculation Period from the day which represents the mid-point of such Discount Period.

     "Proceeds Account" is defined in clause (a) of Section 4.2.

     "Proceeds Sub-Account (Chile)" is defined in clause (c) of Section 4.2.

     "Proceeds Sub-Account (Collateral Collections)" is defined in clause (a) of Section 4.2.

     "Proceeds Sub-Account (Debt Service Reserve)" is defined in clause (a) of
Section 4.3.

     "Proceeds  Sub-Account  (Other  Collections)" is defined in clause (a) of
Section 4.2.

     "Process Agent" is defined in Section 11.13.

     "Process Agent Acceptance" means a letter from the Process Agent to the Agent, substantially in the form of Exhibit K attached hereto.

     "Production" means, for any period, the number of ounces of Gold and Silver contained in Concentrate which have been produced, or (in the case of any period or portion thereof to occur in the future) which are scheduled in the Cash Flow Schedule to be produced, at the Mine during such period.

     "Project  Account  Agreement  (Chile)" means that certain Project Account
Agreement,   among  the  Project   Account  Bank  (Chile)  and  the  Borrower,
substantially in the form of Exhibit E-2 attached hereto.

     "Project  Account  Agreement  (U.S.)" means that certain  Project Account
Agreement,   among  the  Project   Account  Bank  (U.S.)  and  the   Borrower,
substantially in the form of Exhibit E-1 attached hereto.

     "Project Account Agreements" means, collectively, the Project Account Agreement (U.S.) and the Project Account Agreement (Chile).

     "Project Account Bank (Chile)" means Banco BICE or such other bank located in Chile with which, from time to time with the consent of the Banks, the Construction Sub-Account (Chile) and the Proceeds Sub-Account(Chile) shall be maintained.

     "Project Account Bank (U.S.)" means Citibank, N.A. or such other bank located in New York City with which, from time to time with the consent of the Banks, the Construction Account, the

Proceeds Account and the Proceeds Account (Debt Service Reserve)shall be maintained.

     "Project Account Banks" means, collectively, the Project Account Bank (Chile) and the Project Account Bank (U.S.).

     "Project Accounts" means,  collectively,  the Construction  Account,  the
Construction   Sub-Account   (Chile),   the  Proceeds  Account,  the  Proceeds
Sub-Account (Debt Service Reserve) and the Proceeds Sub-Account (Chile).

     "Project Assets" means all properties, assets or other rights, whether real or personal, tangible or intangible, now owned or hereafter acquired by or for the benefit of the Borrower, which are used or intended for use in or forming part of the Mine or the Fachinal Project, including all properties, assets or other rights acquired by the Borrower with the proceeds of the Loans.

     "Project Capital Costs" means, for any period, the aggregate of all Capital Expenditures scheduled to be, or, as the case may be, actually paid in accordance with the Approved Budget (or, in the case of any such payment scheduled to be, or, as the case may be, actually paid after Project Completion, the Cash Flow Schedule) by the Borrower during such period in respect of the Fachinal Project.

     "Project   Completion"  means  the  achievement  of  certain  production, shipment, economic and legal criteria referred to in the Project Completion Certificate.

     "Project Completion Certificate" means a certificate (together with all attachments thereto) duly executed in one or more counterparts by an Authorized Representative of each of the Borrower, the Guarantor and the Independent Consultant, substantially in the form of Exhibit H-3 attached hereto.

     "Project Completion Date" means the first Business Day immediately following the day on which the Agent shall have received (a) counterparts of the Project Completion Certificate executed by each Person referred to in the definition thereof and (b) evidence satisfactory to it that the Concentrate Sales Agreement shall have been executed and become effective in accordance with the terms thereof and that such documentation as the Agent shall require shall have been executed and delivered in order to grant to the Agent (for the ratable benefit of the Bank Parties) a valid and perfected first priority Lien over the rights of the Borrower under the Concentrate Sales Agreement.

     "Project Costs" means, for any period, the Project Operating Costs and the Project Capital Costs for such period.

     "Project Documents" means, collectively, (a) the Construction Contract, the Construction Contract Guaranty and the Foreign Investment Contract, in each such case in the form provided to the Bank Parties in connection with their execution and delivery of this Agreement, (b) all other Instruments referred to in Item 5 ("Project Documents") of the Disclosure Schedule, in each such case in the form provided to the Agent pursuant to clause (a) of Section 6.1.6, (c) all Hedging Agreements not constituting Loan Documents and (d) all other Instruments required to be provided to the Agent pursuant to clause (q) of Section 8.1.1, in each case in the form supplied pursuant to such clause.

     "Project Life Ratio" means, at any date, the ratio, expressed as a percentage, of:

          (a) the Present Value of Future Net Cash Flow for the period commencing on such date and ending on the last day of the Project Period,

     to

          (b) Funded Indebtedness at such date.

     "Project Operating Costs" means, for any period, the aggregate of all payments scheduled to be, or, as the case may be, actually paid by the Borrower to any Person (excluding, however, any payment to any Affiliate of the Borrower permitted to be made pursuant to of Section 8.2.7) during such period in accordance with the Cash Flow Schedule (or, in the case of any such payment scheduled to be, or, as the case may be, actually paid prior to Project Completion, the Approved Budget) together with any applicable income taxes scheduled to be, or, as the case may be, actually paid during such period, in each such case to the extent that such payments are scheduled to be paid in connection with the operation of the Mine, including:

          (a) the cash costs scheduled to be, or, as the case may be, actually paid in accordance with the Cash Flow Schedule during such period in connection with the operation, maintenance and reclamation of the Mine in order to mine, mill, leach, refine and deliver Project Output for sale;

          (b) all profit, income, property and other taxes (including encaje) imposed by any Governmental Agency, in each such case scheduled to be, or, as the case may be, actually paid during such period;

          (c) all payments scheduled to be, or as the case may be, actually paid under any royalty agreements during such period (excluding, however, payments by way of production royalties calculated and payable as a percentage of Gold and Silver produced and sold in connection with the
     Mine); and

          (d) Funded Debt Service for such period.

     "Project Output" means all products from the Mine including Concentrate.

     "Project Period" means the period commencing on the Effective Date and continuing until the earlier of:

          (a) December 31, 2003; and

          (b) the date on which the Proven and Probable Reserves of the Mine have been extracted, milled, refined and sold in accordance with the Development Plan.

     "Promise to Grant Industrial Pledges" means that certain Promise to Grant Industrial Pledges (Promera de Prenda Industrial) among the Borrower and the Bank Parties executed in Spanish, substantially in the form of Exhibit D-7 attached hereon.

     "Promise to Grant Pledges Without Conveyance" means that certain Promise to Grant Pledges Without Conveyance (Prenda sin Desplazamiento) among the Borrower and the Bank Parties executed in Spanish, substantially in the form of Exhibit D-8 attached hereto.

     "Proven and Probable Reserves" means the Borrower's interest in the aggregate of economically and legally recoverable (determined by the Independent Consultant at the Reserve Price) (a) reserves of Gold and Silver at the Mine for which (i) quantity is computed from dimensions revealed in outcrops, trenches, workings, or drill holes, (ii) grade and/or quality are computed from the results of detailed sampling, and (iii) the sites for inspections, sampling and measurement are spaced so closely and the geologic character is so well defined that size, shape, depth and mineral content of reserves are well established ("Proven Reserves"), and (b) reserves of Gold and Silver at the Mine for which quantity and grade and/or quality are computed from information similar to that used to establish Proven Reserves, and with respect to which sites for inspections, sampling and measurement, although farther apart or otherwise less adequately spaced than for Proven Reserves, provide a degree of assurance which is high enough to assume continuity between points of observation ("Probable Reserves").

     "Quarterly Payment Date" means each March 31, June 30, September 30 or December 31 occurring in each calendar year.

     "Quarterly Report" means a report to the Agent and the Banks from the Independent Consultant substantially in the form of Exhibit L-1 attached hereto and relating to the status of the Mine and the progress of the Fachinal Project (including, in the case of each Quarterly Report prepared with respect to the period ending on March 31 of each calendar year, a full environmental audit in connection therewith), the Borrower's compliance with this Agreement (including Section 8.2.4) and each other Operative Document to which it is a party and such other matters in connection therewith as the Agent (or any Bank acting through the Agent) may reasonably request, and relating to each consecutive three-monthly period ending on March 31, June 30, September 30 and December 31 of each calendar year occurring after the Effective Date and or prior to the Project Completion Date.

     "Quoted Interest Period" means any Interest Period having a duration of one, two, three or six months.

     "Recoverable Reserves" means, at any time, the number of ounces of Gold and Silver referred to in the Development Plan (calculated on the basis of Proven and Probable Reserves at such time) which remain to be recovered from, and produced at, the Mine.

     "Regulatory  Change" means the occurrence after the Effective Date of any
change  in  or  abrogation  of,  or  introduction,   adoption,  effectiveness,
interpretation, reinterpretation or phase-in of any:

          (a) statute, law, rule, or regulation applicable to any Bank Party, or

          (b) guideline, interpretation, directive, consent decree, administrative order, request or determination (whether or not having the force of law) applicable to such Bank Party of any court, central bank or governmental or regulatory authority charged with the interpretation or administration of any statute, law, rule or regulation referred to in clause (a) or of any fiscal, monetary, or other authority having jurisdiction over such Bank Party.

     "Release Date" means the date which is the earlier of (a) the first date following the Project Completion Date on which the Borrower shall have been granted either (i) pursuant to a binding non-appealable judgment, full right and title in and to the CDE Surface Rights Statutory Easements, or (ii) such other Mining Rights with respect to the real estate property over which CDE holds the CDE Surface Rights as all the Banks, in their reasonable discretion, shall have determined (on the basis of legal advice from counsel in Chile and such other evidence (including evidence as to the availability of financial resources) as the Banks shall deem appropriate) are sufficient to enable the Borrower to operate the Mine without any adverse effect on the development of the Fachinal Project as contemplated by the Development Plan or (b) the date of payment in full of the Borrower's Obligations; provided, however, that the Release Date may not occur on any date on which a Default shall have occurred and be continuing.

     "Required Banks" means, at any time, Banks having, in the aggregate, a Percentage of more than 66.66%.

     "Required  Debt  Service  Reserve  Balance"  is  defined in clause (b) of
Section 4.3.

     "Required Hedging Period" means, on any day, the period commencing on that day and ending on the earlier of (a) three calendar years after that day; and (b) the day which is twelve calendar months after the scheduled Final Maturity Date.

     "Requirement of Law" means, as to any Person, its Organic Documents and any Applicable Law or Contractual Obligation binding on or applying to such Person.

     "Reserve Price" means, in connection with the determination of Proven and Probable Reserves of Gold or Silver, the price per ounce of Gold or Silver, as the case may be, selected by the Borrower for the purposes of determining and calculating reserves of Gold and Silver for inclusion in the most recent statement or other document filed with the Securities and Exchange Commission; provided, however, that if at any time the Independent Consultant shall, in its reasonable opinion, disagree with the Reserve Price with respect to Gold or Silver as determined as aforesaid then "Reserve Price" with respect to Gold or Silver, as the case may be, shall mean such price as shall be determined by the Independent Consultant.

     "Reserve Value Cover" means, in relation to a Calculation Date, the ratio, expressed as a percentage, of (a) the product of the Proven and Probable Reserves on that date multiplied by the London Gold Price and the London Silver Price (as applicable) as in effect on such date, divided by (b) Funded Indebtedness on such date.

     "Rothschild" is defined in the preamble.

     "Security Agreements" means, collectively, the Mortgage Over Mining Concessions, the Mortgage Over Real Estate (Borrower), the Mortgage Over Real Estate (CDE), the Mortgage Over Water Rights, the Industrial Pledge, the Promise to Grant Pledges Without Conveyance, the Promise to Grant Industrial Pledges, Conditional Assignments of Contract Rights with respect to each Project Document to which the Borrower is a party or a beneficiary, the Conditional Assignment of Contract Rights (Foreign Investment Contract), the Borrower Security Agreement (U.S. Assets), the Finance Subsidiary Security Agreement and all Instruments delivered pursuant to Section 8.1.16.

     "Silver" means silver bullion measured in ounces troy weight.

     "Subordination Agreement" means the Subordination Agreement among the Guarantor, the Finance Subsidiary, the Borrower and the Agent, substantially in the form of Exhibit F attached hereto.

     "Subsidiary" means, with respect to any Person, any corporation at least a majority or more of the outstanding shares of capital stock of which having ordinary voting power to elect a majority of the board of directors of such corporation (irrespective of whether at the time capital stock of any other class or classes of such corporation shall or might have voting power upon the occurrence of any contingency) is at the time owned by such Person, by such Person and one or more other Subsidiaries of such Person, or by one or more other Subsidiaries of such Person.

     "Tangible Net Worth" means, with respect to the Borrower, the net worth of the Borrower, after subtracting therefrom the aggregate book value of any intangible assets of the Borrower, computed on a consolidated basis, if applicable, including goodwill, franchises, licenses, patents, trademarks, trade names, copyrights, service marks and brand names.

     "Tax Credit" is defined in clause (b) of Section 5.7.

     "Tax Payment" is defined in clause (b) of Section 5.7.

     "Taxes" is defined in Section 5.6.

     "Technical Review" means the review of the technical aspects of the Fachinal Project and the Mine, dated April, 1995 prepared by the Independent Consultant and approved by the Agent (acting in consultation with the Banks).

     "Total Commitment Amount" means,at any time, subject to the terms and conditions of this Agreement, the excess of (a) U.S.$24,000,000, less (b) the aggregate principal amount of Loans repaid or prepaid on or prior to such time pursuant to Section 3.1 or any other provision of any Loan Document, less (c) any reduction to the Total Commitment Amount effected pursuant to Section 2.4

     "United States" or "U.S." means the United States of America, its 50 States and the District of Columbia.

     SECTION 1.2. Use of Defined Terms. Unless otherwise defined or the context otherwise requires, terms for which meanings are provided in this Agreement shall have such meanings when used in the Disclosure Schedule, each Borrowing Request, Interest Period Notice, Compliance Certificate and other Loan Document and each notice and other communication delivered from time to time in connection with this Agreement or any other Loan Document.

     SECTION 1.3. Cross-References. Unless otherwise specified, references in this Agreement and in each other Loan Document to any Article or Section are references to such Article or Section of this Agreement or such other Loan Document, as the case may be, and unless otherwise specified, references in any Article, Section or definition to any clause are references to such clause of such Article, Section or definition.

     SECTION 1.4. Accounting and Financial Determinations. All accounting terms used herein or in any other Loan Document shall be interpreted, all accounting determinations and computations hereunder or thereunder shall be made, and all financial statements required to be delivered hereunder or thereunder shall be prepared in accordance with, generally accepted accounting principles in the United States ("GAAP").

     SECTION 1.5. Change in Accounting Principles. If, after the Effective Date, there shall be any change to any Obligor's Fiscal Year, or in the application of the accounting principles used in the preparation of the financial statements referred to in Section 7.5 as a result of the promulgation of rules, regulations, pronouncements, or opinions by the U.S. Securities and Exchange Commission or the U.S. Financial Accounting Standards Board (or agencies with similar functions) which changes result in a change in the method of calculation of financial covenants, standards, or terms applicable to such Obligor found in this Agreement or any other Loan Document, the parties hereto agree promptly to enter into negotiations in order to amend such financial covenants, standards or terms so as to reflect equitably such changes with the desired result that the evaluations of such Obligor's financial condition shall be the same after such changes as if such changes had not been made; provided, however, that until the Banks have given their consent to such amendments, such Obligor's financial condition shall continue to be evaluated on the same principles as those used in the preparation of the financial statements of such Obligor referred to in Section 7.5.

     SECTION 1.6. Dollar Equivalency Determinations. Except as otherwise expressly set forth in this Agreement or any other Loan Document, all calculations or determinations to be made from time to time under this Agreement or any other Loan Document in connection with the Dollar equivalent of any amount denominated in Gold or Silver shall be calculated by multiplying:

          (a) the amount of ounces of such Gold or Silver;

by

          (b) the London Gold Price or the London Silver Price, as the case may be, on the date which is two Business Days prior to the date on which such calculation is to be made.

     SECTION 1.7. Gold or Silver Equivalency Determinations. Except as otherwise expressly set forth in this Agreement or any other Loan Document, all calculations or determinations to be made from time to time under this Agreement or any other Loan Document in connection with the Gold or Silver equivalent of any amount denominated in Dollars shall be calculated by dividing:

          (a) such Dollar denominated sum;

by

          (b) the London Gold Price or the London Silver Price (as the case may be) on the date which is two Business Days prior to the date on which such calculation is to be made.

     SECTION 1.8. Project Determinations, etc.

          (a) All determinations and calculations relating to the Fachinal Project (including the determination or calculation, as the case may be, of Project Completion, Annual Loan Cover Ratio, Funded Debt Service, Funded Indebtedness, Future Net Cash Flow, Loan Life Ratio, Present Value of Future Net Cash Flow, Production, Project Capital Costs, Project
     Costs, Project Life Ratio, Project Operating Costs, Project Output, Proven and Probable Reserves and Reserve Value Cover) shall be:

               (i) in the case of any such projected determination or calculation, made in accordance with the Development Plan as in effect from time to time; and

               (ii) determined to the reasonable satisfaction of the Banks.

          (b) The Borrower shall from time to time after the Effective Date upon not less than thirty (30) Business Days notice to the Banks, and in conjunction with the Independent Consultant, modify the Development Plan as a result of, and to reflect any, change in any fact, event or circumstance which renders the Development Plan as currently in effect materially inaccurate; provided, however, that (i) the Borrower shall give immediate notice to the Banks of any such change which it believes is likely to result in a modification to the Development Plan, (ii) the Borrower shall furnish the Banks with details as to any proposed modification no later than 30 Business Days prior to the proposed effectiveness thereof and shall furnish each Bank with a copy of the Development Plan as modified following the effectiveness of such modification, and (iii) in the event that the Banks determine that any proposed modification to the Development Plan would, or would reasonably be likely to, adversely affect either (i) the Borrower's ability to comply with its obligations under Section 8.2.4, (ii) Production for any current or future period, (iii) the target date for the achievement of Project Completion (as then set forth in the Development Plan) or (iv) the availability of funds to develop, construct and operate the Mine in accordance with the Development Plan as currently in effect (including the availability of funds to make any payments scheduled to be made under the Construction Contract), no such modification or supplement shall be effective unless and until approved by the Banks. As a condition precedent to the effectiveness of any modification to the Development Plan the Borrower will furnish to the Agent a Compliance Certificate calculated as of the effective date of such modification, together with such information concerning the calculations and assumptions used by the Borrower in delivering such Compliance Certificate as the Agent shall have requested. In the event that the Independent Consultant shall have determined that any change in any fact, event or circumstance shall require a modification to the Development Plan it may so notify the Borrower and the Development Plan shall thereafter be modified pursuant to the provisions of this clause.

     SECTION 1.9. General Provisions as to Certificates and Opinions, etc. Whenever the delivery of a certificate is a condition precedent to the taking of any action by the Agent or any Bank hereunder, the truth and accuracy of the facts and the diligent and good faith determination of the opinions stated in such certificate shall in each case be conditions precedent to the right of any Obligor to have such action taken, and any certificate executed by any Obligor shall be deemed to represent and warrant that the facts stated in such certificate are true and accurate.

     SECTION 1.10. Interpretation. Unless a clear contrary intention appears, this Agreement and each other Loan Document shall be construed and interpreted in accordance with the provisions set forth below:

          (a) the singular number includes the plural number and vice versa;

          (b) reference to any Person includes such Person's successors, substitutes and assigns but, if applicable, only if such successors, substitutes and assigns are permitted by this Agreement or such other Loan Document, and reference to a Person in a particular capacity excludes such Person in any other capacity or individually;

          (c) reference to either gender includes the other gender;

          (d) reference to any agreement (including this Agreement and the Schedules and Exhibits hereto and any other Loan Document), document (including the Approved Budget, Development Plan, Cash Flow Schedule and the Insurance Summary) or Instrument means such agreement, document or Instrument as amended, supplemented, novated, refinanced, replaced, waived, restated or modified, and in effect from time to time in accordance with the terms thereof and, if applicable, the terms hereof;

          (e) reference to any promissory note (including the Notes) includes any promissory note which is an extension or renewal thereof or a substitute or replacement therefor;

          (f) reference to any Applicable Law means such Applicable Law as amended, modified, codified or reenacted, in whole or in part, and in effect from time to time, including rules and regulations promulgated thereunder;

          (g) "hereunder", "hereof", "hereto", "herein" and words of similar import shall be deemed references to this Agreement or such other Loan Document, as the case may be, as a whole and not to any particular Article, Section, clause or other provision hereof or thereof;

          (h) "including" (and with correlative meaning "include") means including without limiting the generality of any description preceding such term;

          (i) relative to the determination of any period of time, "from" means "from (and including)" and "to" means "to (but excluding)";

          (j) reference to a  "corporation"  shall be construed as a reference
     to  the  analogous   form  of  business   entity  used  in  any  relevant
     jurisdiction; and

          (k) when an expression is defined, another part of speech or grammatical form of that expression has a corresponding meaning.

                ARTICLE 2. COMMITMENTS AND BORROWING PROCEDURE

     SECTION 2.1. Commitments. Subject to the terms and conditions of this Agreement (including Article 6), each Bank severally and for itself alone agrees that it will make loans from time to time (relative to each such Bank, collectively its "Loans") to the Borrower as set forth in this Article.

     SECTION 2.2. Procedure for Making Loans. By delivering a Borrowing Request to the Agent on or before 10:00 a.m., London time, the Borrower may request on any Business Day occurring prior to the Commitment Termination Date, on not less than three nor more than five Business Days' notice (counting the date on which such Borrowing Request is given), that Loans in an aggregate principal amount of not less than U.S.$500,000 and in a multiple of U.S.$100,000 be made by all Banks on the Business Day set forth in the Borrowing Request in the principal amount specified in the Borrowing Request. Upon receipt of the Borrowing Request, the Agent shall promptly notify each Bank of the contents thereof and of such Bank's Percentage of the requested Loans, and such Borrowing Request shall not thereafter be revocable by the Borrower. No more than two Borrowing Requests may be submitted during each calendar month.

     Subject to the terms and conditions of this Agreement  (including Article
6), the Loans requested to be made in the Borrowing Request shall be made on the Business Day specified therein. On such Business Day and subject to such terms and conditions, each Bank shall, on or before 11:00 a.m., London time, credit such Dollar account of the Agent at its Lending Office as the Agent may notify to the Banks with an amount of Dollars, equal to such Bank's Percentage of the aggregate principal amount of the Loans to be made pursuant to Section
2.1. To the extent funds are received by the Agent from the Banks in respect of the Loans requested by the Borrowing Request, the Agent shall make such funds available to the Borrower by crediting the principal amount of such Loans to the Construction Account. No Bank's obligation to make its Loan as aforesaid shall be affected by any other Bank's failure to make its Loan.

     SECTION 2.3. Loans Limit. The Borrower may not deliver a Borrowing Request if as a result, the principal amount of the Loans to be made pursuant to that Borrowing Request together with the aggregate principal amount of the Loans then made under this Agreement would exceed the Total Commitment Amount as then in effect and no Bank shall be permitted or required to make any Loan if, after giving effect thereto, the aggregate principal amount of all Loans made:

          (a) by all Banks on the proposed Borrowing Date would exceed the Total Commitment Amount as then in effect; or

          (b) by that Bank on the Borrowing Date would exceed such Bank's Percentage of the Total Commitment Amount as then in effect.

     SECTION 2.4. Cancellation.

          (a) The Borrower may cancel the unutilized portion of the Total Commitment Amount in whole or in part on giving not less than 30 Business Days prior written notice thereof to the Agent. Cancellation of any portion of the Total Commitment Amount shall be in a multiple of U.S.$1,000,000. Effective upon the cancellation of a portion of the Total Commitment Amount each Bank's Commitment Amount will immediately be reduced by an amount equivalent to its Percentage of the amount of such cancellation.

          (b) Any notice given under clause (a) shall be irrevocable. The Borrower may give a notice pursuant to clause (a) only if the Agent is satisfied that Project Completion will be achieved from that part of the Total Commitment Amount as will remain available and/or from other funds available to the Borrower.

     SECTION 2.5. Interest Period Elections. By delivering an Interest Period Notice to the Agent on or before 10:00 a.m.,

London time, on a Business Day, the Borrower may from time to time irrevocably elect, on not less than three nor more than five Business Days' notice (counting the date on which such Interest Period Notice is given) prior to the expiration of any Interest Period with respect to any then outstanding Loans that all or a portion of such Loans be, upon the expiration of such Interest Period, continued as Loans for the Interest Period or Interest Periods specified in such Interest Period Notice.

     In the absence of delivery of an Interest Period Notice with respect to any Loans at least three Business Days before the last day of the then current Interest Period with respect thereto, such Loans shall, on such last day, automatically be deemed to be continued as Loans having an Interest Period with a duration equal to that of the Interest Period then expired (if such Interest Period was a Quoted Interest Period) or one month (in all other cases).

     SECTION 2.6. Records. Without limiting the provisions of Section 2.7, each Bank's Loans shall be evidenced by a dollar loan account maintained by such Bank. The Borrower hereby irrevocably authorizes each Bank to make (or cause to be made) appropriate account entries, which account entries, if made, shall evidence inter alia the date of, the principal amount of, any repayments of, the interest rate on, and the Interest Period applicable to, the Loans then outstanding to such Bank pursuant hereto. Any such account entries indicating the outstanding principal amount of Loans outstanding to such Bank shall be prima facie evidence of the principal amount thereof owing and unpaid, but the failure to make any such entry shall not limit or otherwise affect the obligations of the Borrower hereunder to make payments of the amount of, or interest on, such Loans when due. Not later than the date which is five (5) Business Days following each Quarterly Payment Date the Agent shall furnish the Borrower with a statement showing the principal amount of the Loans outstanding on, and interest accrued and unpaid thereon to, such Quarterly Payment Date but failure by the Agent to provide such statement shall not affect the Obligations of the Obligors hereunder or under any other Loan Document.

     SECTION 2.7. Funding. Each Bank may, if it so elects, fulfil its obligation to make or maintain any portion of the principal amount of its Loans by causing a foreign branch, Affiliate or international banking facility of such Bank to make such Loans; provided, however, that in such event any Loans shall be deemed to have been made by such Bank, and the obligation of the Borrower to repay such Loans, and pay interest thereon, shall nevertheless be to such Bank and shall be deemed to be held by it, to the extent of such Loans, for the account of such foreign branch, Affiliate or international banking facility.

     SECTION 2.8. Notes.

          (a) The Notes shall serve as additional evidence of the Borrower's obligation to pay the principal amount of the Loans and interest thereon, but shall not limit, reduce or otherwise affect the Obligations of the Borrower under this Agreement and each other Loan Document to which it is a party. In addition, the rights of the Banks under this Agreement and each other Loan Document shall not be limited, reduced or otherwise affected by the existence of, or any action with respect to, the Notes. Any reduction (by repayment, prepayment or otherwise) in the principal amount of the Loans hereunder or repayment or prepayment of the face amount of the Notes, as the case may be, shall discharge pro tanto the equivalent face amount of the Notes or, as the case may be, the corresponding principal amount of Loans hereunder.

          (b) Upon the payment and performance in full of the Borrower's Obligations hereunder and under each other Loan Document to which it is a party, the Agent shall instruct the Custodian Bank to cancel and return the Notes to the Borrower.

          (c) The Banks agree that they will not demand payment of the face amount of any Note until a principal amount of the Loans corresponding to such face amount shall have become due and payable pursuant to this Agreement.

          (d) The Borrower agrees that the Banks' exercise of their rights and remedies with respect to the Notes before a competent court in Chile shall not require evidence from the Borrower or any other Person to the effect that any Note represents the Borrower's Obligations under this Agreement and each other Loan Document to which it is a party or that any condition precedent to the payment of such Note or any such Obligation has been met.

             ARTICLE 3. PRINCIPAL PAYMENTS; INTEREST; COMMISSIONS

     SECTION 3.1. Principal Payments. The Borrower will make payment in full of the unpaid principal amount of all Loans at the Final Maturity Date. Prior thereto, the Borrower:

          (a) may, from time to time on any Business Day which is (x) a Payment Date and (y) the last day of the Interest Period for the Loans to be prepaid or (subject to Section 5.3)on any other Business Day, make a voluntary prepayment, in whole or in part, of the then outstanding principal amount of all Loans; provided, however, that:

               (i) the Borrower shall give the Agent not less than five Business Days' prior written notice

          (counting  the date on  which  such  notice  is  given)  of any such
          voluntary   prepayment,   which   notice,   once  given,   shall  be
          irrevocable;

               (ii) all such partial voluntary prepayments shall, be in an aggregate principal amount of a whole multiple of U.S.$1,000,000;

               (iii) the Borrower shall, simultaneously with providing the notice referred to in clause (a)(i), provide the Agent with certified copies of relevant Approvals from Chile (including the Central Bank) and such other evidence as the Agent may reasonably require in connection with any Approval required or advisable in connection with such prepayment; and

               (iv) no such partial prepayment shall be made prior to the Project Completion Date unless, in connection with such prepayment, the Agent shall have received prior to such partial repayment a Compliance Certificate calculated as of the date of the proposed partial repayment together with such information concerning the calculations and assumptions used by the Borrower in delivering such Compliance Certificate as the Agent shall have requested.

          (b) shall, on each Payment Date prior to the Final Maturity Date, make a mandatory repayment of the Loans outstanding on such date in a principal amount equal to one sixteenth (1/16) of the principal amount of the Loans outstanding on the first Payment Date (without giving effect to the principal amount of the Loans required to be repaid on such Payment
     Date).

          (c) shall, on the Project Completion Date, to the extent there are balances standing to the credit of the Construction Account or the Construction Sub-Account (Chile), make a mandatory prepayment of the Loans outstanding on such date in a principal amount equal to each such balance.

          (d) shall, on each date of receipt of proceeds of any insurance policy which are required by the terms of clause (c)(i) or (c)(iv) of
     Section 8.1.7 to be applied against the Loans, make a mandatory prepayment of the Loans outstanding on such date in a principal amount equal to the amount of such proceeds.

     Any amount prepaid under clause (a) shall be applied against the repayments required to be made pursuant to clause (b) in the order of maturity thereof. Any amount prepaid under clause (c) or (d) shall be applied against repayments required to be made pursuant to clause (b) in the inverse order of maturity thereof. Each prepayment or repayment of the principal amount of any Loans made pursuant to this Section shall be without premium or payment of any other additional amount, except as may be required pursuant to Section 5.3. Any prepayment or repayment of the principal amount of any Loans shall include accrued interest on the date of prepayment on the principal amount being prepaid. Amounts prepaid or repaid may not be re-borrowed.

     SECTION 3.2. Interest Payments. The Borrower shall make payments of interest in accordance with this Section.

     SECTION 3.2.1. Rate. The Borrower shall pay interest on the principal amount of the Loans outstanding from time to time prior to and at Maturity at a rate per annum equal to the sum of the LIBO Rate for such Loans as in effect from time to time plus the Applicable Margin as in effect from time to time.

     SECTION 3.2.2. Post-Maturity Rate. After the Maturity of all or any portion of the principal amount of the Loans or after any other Obligations shall have become due and not been paid, the Borrower shall pay interest (after as well as before judgment) on the principal amount of any Loans so matured or on any such other Obligations due and payable at a rate per annum equal to the sum of (a) the LIBO Rate for such Interest Periods as the Agent may from time to time select; (b) the Applicable Margin as then in effect; and
(c) two percent (2%).

     SECTION 3.2.3. Payment Dates. Interest accrued on each Loan shall be payable, without duplication, on:

          (a) the last day of each Interest Period with respect to such Loan (and, in addition to such day, if such Interest Period shall exceed three months, on each date which is the last day of each successive three-monthly period occurring during such Interest Period commencing with the first three month period commencing on the first day of such Interest Period);

          (b) the Maturity of such Loan; and

          (c) with respect to any portion of any Loan repaid or prepaid pursuant to Section 3.1, 5.1 or 5.5, the date of such repayment or prepayment, as the case may be.

Interest accrued on each Loan after the Maturity thereof and interest on other overdue amounts, shall be payable upon demand. The amount of accruing interest on any Loans shall be calculated during each Interest Period applicable thereto by the Agent on the daily outstanding principal amount of such Loans.

     SECTION 3.2.4. Rate Determinations. All determinations by the Agent of the rate of interest applicable to any Loan shall be conclusive unless it can be shown to be incorrect.

     SECTION 3.3. Commissions. The Borrower confirms and agrees that it will pay the commissions set forth in this Section. All commissions once paid shall be non-refundable.

     SECTION 3.3.1. Participation Commission. To the Agent for the account of each Bank, a participation commission in the amount equal to the excess of (a) one and one-half percent (1.50%) of such Bank's Percentage of the Total Commitment Amount, less (b) the amount of the good faith commission, if any, paid by the Borrower to such Bank prior to the Effective Date in connection with the Commitment of such Bank contemplated by this Agreement. Such participation commission shall be paid by the Borrower to the Agent for the account of each Bank on the Effective Date.

     SECTION 3.3.2. Commitment Commission. To the Agent for the account of each Bank, for the period (including any portion thereof when its Commitment is suspended by reason of any Obligor's inability to satisfy any condition of
Article  6)  commencing  on the  Effective  Date and  continuing  through  the
Commitment Termination Date, a commitment commission at the rate of three-eighths of one percent (0.375%) per annum on such Bank's Percentage of the daily average unused portion of the Total Commitment Amount. The commitment commission described in this Section shall be payable in arrears on each Quarterly Payment Date and on the Commitment Termination Date.

                         ARTICLE 4. PROJECT ACCOUNTS

     SECTION 4.1. Construction Account.

          (a) The Borrower shall promptly deposit all the proceeds of all Loans, Approved Subordinated Indebtedness, Capital Contributions and other proceeds into a single purpose account (the "Construction Account") established by the Borrower in New York City in its name with the Project Account Bank (U.S.). In addition, the Borrower shall promptly deposit all monies received by it pursuant to the provisions of Section 3.2 of the Guaranty Agreement into the Construction Account.

          (b) For the purposes of facilitating the remission of Dollars from the Construction Account and the payment of invoices in respect of Project Costs denominated in Pesos the Borrower may establish a single purpose account denominated in Pesos (the "Construction Sub-Account (Chile)"), in Santiago in the Borrower's name with the Project Account Bank (Chile). For the purposes of the foregoing, and to the extent permitted by Applicable Law and the Foreign Investment Contract, the Project Account Bank (U.S.) may on the first day of each calendar month remit Dollars contained in the Construction Account to the Project
     Account Bank (Chile) (for immediate conversion by the Project Account Bank (Chile) into Pesos and the deposit of such Pesos into the Construction Sub-Account

     (Chile)) in an amount not in excess of the Dollar equivalent (calculated at the then prevailing market rates) of any Peso-denominated Project Cost scheduled to be paid during such month pursuant to the Approved Budget.

          (c) No amount other than bona fide Project Costs (and, to the extent permitted by Applicable Law, repayment of the Bridge Loan pursuant to
     Section 6.1.16) may be disbursed on the instructions of the Borrower or otherwise from the Construction Account or the Construction Sub-Account (Chile); provided, however, that any Project Costs which are scheduled, pursuant to the Development Plan, to be incurred in any one calendar month may be incurred and paid for in any prior calendar month; provided, further, however, that the aggregate amount of such accelerated Project Costs incurred in any one calendar month may not exceed 50% of the aggregate Project Costs scheduled to be incurred during such calendar month as set forth in the Development Plan.

          (d) To the extent there are balances standing to the credit of the Construction Account and/or the Construction Sub-Account (Chile) at the Project Completion Date, such balances will be applied in prepayment of the principal amount of the Loans as set forth in clause (c) of Section 3.1.

          (e) At any time when any Default shall have occurred and be continuing but prior to the occurrence of an Event of Default or Insolvency Default, the Borrower may only request or direct the relevant Project Account Bank to disburse funds (including Dollars remitted from the Construction Account to the Construction Sub-Account (Chile) pursuant to clause (b)) from the Construction Account and the Construction Sub-Account (Chile) for the purpose of payment of costs referred to below and shall be paid in the following order of priority:

               (i) first, for payment of those Project Costs otherwise permitted by clause (c) (other than Project Costs referred to in clauses (e)(ii) and (e)(iii)) which are necessary to permit the achievement of Project Completion; provided, however, that no such amount may be disbursed in respect of the payment of any such Project Cost which, in the reasonable opinion of the Required Banks (acting in consultation with the Independent Consultant), are not necessary to permit the achievement of Project Completion;

               (ii) second, for payment of the principal amount of Loans, all interest accrued thereon and other payment Obligations (other than as referred to in clause (e)(iii)) of the Borrower then due and owing; and

               (iii) third, for payments in respect of Hedging Agreements entered into directly by the Borrower in accordance with Section 8.1.10.

          (f) For the avoidance of doubt, references in this Agreement to the Construction Account shall not, and shall not be deemed to, include a reference to the Construction Sub-Account (Chile).

     SECTION 4.2. Proceeds Account.

          (a) The Borrower shall promptly deposit all proceeds (or such proportion thereof as shall then be permitted by Applicable Law but, in any event, not less than 99.99% of the proceeds) of the export and sale of Project Output, all proceeds derived from the exercise of any Hedging Agreement and (to the extent required pursuant to Section 8.1.7) all proceeds payable in a currency other than Pesos under policies of insurance maintained by the Borrower relating to loss or damage to the Project Assets or Production into a sub-account (the "Proceeds Sub-Account (Collateral Collections)) of a single purpose offshore account (the "Proceeds Account") established by the Borrower in New York City in its name with the Project Account Bank (U.S.). The Borrower shall promptly deposit (i) to the extent required pursuant to Section 8.1.7, all proceeds payable in a currency other than Pesos under policies of insurance maintained by the Borrower relating to matters other than the loss or damage to the Project Assets or Production, and (ii) to the extent permitted by Applicable Law, all other amounts received by it in connection with the Fachinal Project into a second sub-account of the Proceeds Account (the "Proceeds Sub-Account (Other Collections)"). The Borrower shall not deposit or transfer any funds other than the amounts referred to in the first sentence of this clause into the Proceeds Sub-Account (Collateral Collections). To the extent not permitted by Applicable Law to deposit any amounts received by it in connection with the Fachinal Project into the Proceeds Sub-Account (Other Collections), the Borrower shall promptly deposit all such amounts (together with any amounts received by way of refund of IVA) into the Proceeds Sub-Account (Chile).

          (b) No amount other than amounts referred to in this clause shall be disbursed on the instructions of the Borrower or otherwise from either the Proceeds Account or the Proceeds Sub-Account (Chile); provided, however, that any Project Costs which are scheduled, pursuant to the Development Plan, to be incurred in any one calendar month may be incurred and paid for in any prior calendar month; provided, further, however, that the aggregate amount of such accelerated Project Costs incurred in any one calendar month may not exceed 25% of the aggregate Project Costs scheduled to be incurred during such calendar month as set forth in the Development Plan. On the terms and subject to the conditions of this Agreement (including Section 4.4), the Project Account Bank (U.S.) shall, on instructions of the Borrower, disburse funds from the Proceeds Account for application in the following order of priority:

               (i) for payment of bona fide Project Costs (excluding, however, Project Costs of the nature referred to in clauses (b)(ii) and
          (b)(iii)) then payable by the Borrower (and for which moneys have not been previously or are not being simultaneously disbursed from the Proceeds Account or any other Project Account) and not otherwise restricted from being paid pursuant to the terms of this Agreement or any other Loan Document;

               (ii) for payment of the principal amount of Loans, all interest accrued thereon and other payment Obligations (other than as referred to in clause (b)(iii)) of the Borrower then due and owing;

               (iii) for payments in respect of Hedging Agreements entered into directly by the Borrower in accordance with Section 8.1.10;

               (iv) for deposit to the Proceeds Sub-Account (Debt Service Reserve) to the extent necessary to ensure that the amount standing to the credit thereof is not less than the Required Debt Service Reserve Balance; and

               (v) for payment of amounts as and when permitted to be made pursuant to Section 8.2.7.

          (c) For the sole purpose of facilitating the remission of Dollars from the Proceeds Account to Chile in order to fund the payment of invoices in respect of Project Costs denominated in Pesos pursuant to clause (b)(i), the Borrower may establish a single purpose account denominated in Pesos (the "Proceeds Sub-Account (Chile)") in Santiago in the Borrower's name with the Project Account Bank (Chile). For the purposes of the foregoing, and to the extent permitted by Applicable Law and the Foreign Investment Contract, the Project Account Bank (Chile) and the Borrower shall obtain all Approvals, and take all action, as the Agent reasonably deems necessary or advisable to comply with Applicable Law and to protect the Bank Parties' interests in all balances standing to the credit of the Proceeds Sub-Account (Chile). All amounts received by the Borrower in respect of the proceeds of any disposition of Project Assets (subject always to the provisions of this Agreement and the Security Agreements and excluding proceeds from the sale of Project Output) together with any amounts received by the Borrower in connection with the expropriation or other taking of any Project Assets as a result of any action of the nature referred to in
     Section 9.1.12, shall be deposited into the Proceeds Sub-Account (Collateral Collections) or, to the extent such deposit is not permitted by Applicable Law, into the Proceeds Sub-Account (Chile). The amount of Dollars that may be remitted from the Proceeds Account to the Proceeds Account Bank (Chile) for conversion into Pesos and deposit into the Proceeds Sub-Account (Chile) during any one calendar month may not exceed the excess, if any, of (i) the Dollar equivalent (calculated at the then prevailing market rates) of those Peso-denominated Project Costs described in clause (b)(i) scheduled to be paid during such month pursuant to the Cash Flow Schedule, less (ii) balances standing to the credit of the Proceeds Sub-Account (Chile) on such day which are not then expected to be required to fund the payment of Project Costs already incurred or expected to be incurred. Any Dollars so remitted shall immediately be converted by the Project Account Bank (Chile) into Pesos and deposited into the Proceeds Sub-Account (Chile).

          (d) At any time when any Default shall have occurred and be continuing but prior to the occurrence of an Event of Default or Insolvency Default and subject to the provisions of clause (c)(ii) of
     Section 4.4, the Borrower may instruct the relevant Project Account Bank only to disburse funds (including Dollars remitted from the Proceeds Account to the Proceeds Sub-Account (Chile) pursuant to clause (c)) from the Proceeds Account and the Proceeds Sub-Account (Chile) for the purpose of payment of costs referred to below and shall be paid in the following order of priority:

               (i) first, for payment of such Project Costs (other than Project Costs referred to in clauses (d)(ii) and (d)(iii)) which are necessary in order to maintain the Mine in normal working condition; provided, however, that no such amount may be disbursed in respect of the payment of any such Project Cost which, in the reasonable opinion of the Required Banks (acting in consultation with the Independent Consultant) shall not be necessary to maintain the Mine in normal working condition;

               (ii) second, for payment of the principal amount of Loans, all interest accrued thereon and other payment Obligations (other than as referred to in clause (d)(iii)) of the Borrower then due and owing; and

               (iii) third, for payments in respect of Hedging Agreements entered into directly by the Borrower in accordance with Section 8.1.10.

          (e) For the avoidance of doubt, references in this Agreement to the Proceeds Account shall not, and shall not be deemed to, include a reference to any of the Proceeds Sub-Account (Chile) or the Proceeds Sub-Account (Debt Service Reserve).

     SECTION 4.3. Proceeds Sub-Account (Debt Service Reserve).

          (a) The Borrower shall establish a third single purpose sub-account (the "Proceeds Sub-Account (Debt Service Reserve") of the Proceeds Account with the Project Account Bank (U.S.) .

          (b) On all dates commencing with the Project Completion Date the balance standing to the credit of the Proceeds Sub-Account (Debt Service Reserve) shall be in excess of the sum (such sum, the "Required Debt Service Reserve Balance") of (i) the aggregate principal amount of Loans scheduled to be repaid pursuant to clause (b) of Section 3.1) during the three month period commencing on such date, and (ii) the aggregate amount of interest scheduled to accrue on the Loans during such period (calculated, with respect to any Loan in the case of any portion of such period which shall occur after the termination of any Interest Period then applicable to such Loan, on the basis of an Interest Period of three months' duration).

          (c) On the terms and subject to the conditions of this Agreement, the Borrower may instruct the Project Account Bank (U.S.) to disburse funds from the Proceeds Sub-Account (Debt Service Reserve) for application for payment of the principal amount of Loans and all interest accrued thereon then due and owing.

          (d) If on the last Business Day of any calendar month the balance of the Proceeds Sub-Account (Debt Service Reserve) exceeds the Required Debt Service Reserve Balance calculated on such date and if no Default shall then have occurred and be continuing, the Borrower may instruct the Proceeds Account Bank (U.S.) to transfer such excess on such date to the Proceeds Account.

          (e) No amounts other than amounts referred to in clauses (c) and (d) may be disbursed from the Proceeds Sub-Account (Debt Service Reserve).

          (f) Without prejudice to any provision of any Security Agreement, at any time when any Default shall have occurred and be continuing, no withdrawal may be directed by the Borrower from the Proceeds Sub-Account (Debt Service Reserve).

     SECTION 4.4. General Provisions Relating to the Project Accounts.

          (a) The Borrower shall deposit moneys to, and moneys shall be disbursed from, the Project Accounts solely for the purposes described in this Article. Without prejudice to the provisions of Section 8.1.11, the Borrower shall not deposit into any Project Account any moneys other than moneys derived from, or received in connection with, the Fachinal Project.

          (b) Without prejudice to any provision of any Security Agreement, at any time when any Event of Default or Insolvency Default shall have occurred and be continuing, no withdrawal may be made from any Project Account without the prior written consent of the Required Banks.

          (c) (i) Any repayment of the principal amount of any Loans to be made from any Project Account shall (without prejudice to the right of the Agent or any Bank to obtain such repayment or prepayment of any Obligation from any other source, including the other Project Accounts) be made in Dollars by disbursing from the relevant Project Account to the Agent an amount sufficient to provide for such repayment or prepayment.

               (ii) If there are insufficient funds in the Proceeds Account or the Proceeds Sub-Account (Debt Service Reserve) for any repayment or prepayment of the principal amount of any Loans required to be made with balances standing to the credit thereof, the Proceeds Account and the Proceeds Sub-Account (Debt Service Reserve) shall each be disbursed in full to the Agent and the Borrower shall pay any remainder of such repayment or prepayment in accordance with the relevant provisions of Section 3.1.

          (d) At any time when no Default shall then have occurred and be continuing and subject to the terms and conditions of the Foreign Investment Contract, the Borrower shall, to the extent practicable in order to perform its obligations under each Operative Document to which it is a party and to develop the Fachinal Project in accordance with the Development Plan, direct the relevant Project Account Bank to invest amounts held in any Project Account in the appropriate type of Cash Equivalent Investments; provided, however, that (i) such Cash Equivalent Investments are pledged to or otherwise encumbered in favor of the Agent as security for the Obligations pursuant to the relevant Security Agreement or other documentation satisfactory to the Agent, (ii) in the case of the Proceeds Account and the Proceeds Sub-Account (Debt Service Reserve), an aggregate amount of such Cash

     Equivalent Investments (U.S.) equal to or in excess of the next succeeding repayment of the principal amount of the Loans scheduled to be made pursuant to clause (b) of Section 3.1 shall mature on or prior to the date of such scheduled payment set forth in such clause, (iii) upon the occurrence of an Event of Default or Insolvency Default, the Agent shall be entitled to direct the relevant Project Account Bank to liquidate such Cash Equivalent Investments, it being expressly understood and agreed that any breakage or other costs arising from such liquidation shall be for the account of the Borrower, and (iv) upon maturity of any Cash Equivalent Investment acquired pursuant to this clause the proceeds thereof (and upon receipt of any interest or other payment in respect of any such Cash Equivalent Investment, the amount of such payment) shall immediately be either deposited into the relevant Project Account or, subject to the other provisions of this Article, invested in other appropriate Cash Equivalent Investments.

          (e) The Project Accounts (Chile) and the Project Accounts (U.S.) shall be operated, as set forth in this Article, by the relevant Project Account Bank acting at the request of the Agent and pursuant to the terms and conditions of the Project Account Agreement (Chile) and Project Account Agreement (U.S.), respectively, and of this Agreement. The Borrower shall not terminate the appointment of either Project Account Bank. The Borrower shall not consent to any amendment, modification or waiver to, or in connection with, either Project Account Agreement.


            ARTICLE 5. INCREASED COSTS; TAXES; MARKET DISRUPTIONS;
                          GENERAL PAYMENT PROVISIONS

     SECTION 5.1. Dollars Unavailable.

          (a) If, prior to the date on which the Agent shall make any determination of the LIBO Rate for any Interest Period, the Agent shall have determined or shall have been notified (for any reason whatsoever) that either (i) Dollar certificates of deposit or Dollar deposits, as the case may be, in the relevant amount and for the relevant Interest Period are not available to the Banks in the London interbank market, or (ii) by reason of circumstances affecting the Banks in the London interbank market, adequate means do not exist for ascertaining the interest rate applicable hereunder to the relevant Loans, then the Agent shall promptly give telephonic notice of such determination confirmed in writing to the Borrower (which determination shall, in the absence of manifest error, be conclusive and binding on the Borrower).

          (b) As soon as practicable following the giving of any notice described in clause (a), the Agent, the Banks and the Borrower shall negotiate for a period not exceeding 30 days with a view to agreeing an alternative basis for making or maintaining the Loans affected by the circumstances described in clause (a). During such time period interest shall accrue on the principal amount of each affected Loan at the rate applicable to each such Loan immediately prior to the giving of such notice. If no such alternative basis is agreed within such time period, each Bank's affected Loans shall bear interest at a rate per annum equal to the sum of (i) the cost to such Bank of funding such Loans (as determined by such Bank which determination shall, in the absence of manifest error, be conclusive and binding on the Borrower) plus (ii) the Applicable Margin as in effect from time to time.

          (c) As an alternative to clause (b), the Borrower may at any time elect that the principal amount of and interest on all of the Banks' then outstanding Loans which are affected by the circumstances described in clause (a) be immediately repaid in full (subject, however, to Section 5.3).

     SECTION 5.2. Increased Costs, etc.

          (a) The Borrower agrees to reimburse each Bank for any increase (other than as specifically covered in any other Section of this Article) in the cost to such Bank of making, continuing or maintaining (or of its obligation to make, continue or maintain) any Loans, and for any reduction (other than as specifically covered in any other Section of this Article) in the amount of any sum receivable by such Bank hereunder in respect of making, continuing or maintaining any portion of any such Loans in either case, from time to time by reason of any Regulatory Change (including with respect to Regulation D of the F.R.S. Board). In the event of the incurrence of any such increased cost or reduced amount, such Bank shall promptly notify the Agent and the Borrower thereof stating in reasonable detail the reasons therefor and the additional amount required fully to compensate such Bank for such increased cost or reduced amount. Such notice shall, in the absence of manifest error, be conclusive and binding on the Borrower.

          (b) As soon as practicable following the giving of any notice described in clause (a), the affected Bank, the Agent and the Borrower shall negotiate for a period not exceeding 30 days with a view to avoiding or minimizing the circumstances described in clause (a). If no steps mutually agreeable to the affected Bank, the Agent and the Borrower are decided within such 30 day period, the Borrower may elect either to prepay the principal amount of and interest on such affected Bank's then outstanding

     Loans (subject, however, to Section 5.3) or pay, within five days after the expiry of such 30 day period, any additional amount required fully to compensate such affected Bank for the increased cost or reduced amount described in clause (a).

     SECTION 5.3. Funding Losses. In the event any Bank shall incur any loss or expense (including any loss or expense incurred by reason of the liquidation or reemployment of Dollar deposits or other funds acquired by such Bank to make, continue, or maintain any portion of the principal amount of a
Loan) as a result of:

          (a) any payment or prepayment of the principal amount of a Loan on a date other than the scheduled last day of the Interest Period applicable thereto, whether pursuant to Section 3.1 or otherwise; or

          (b) any action of the Borrower resulting in any Loans not being made or maintained in accordance with the Borrowing Request or the Interest Period Notice, as the case may be, given therefor,

then, upon the request of such Bank to the Borrower (with a copy to the Agent), the Borrower shall pay to the Agent for the account of such Bank such amount as will (in the reasonable determination of such Bank) reimburse such Bank for such loss or expense. A statement as to any such loss or expense (including calculations thereof in reasonable detail) shall be submitted by such Bank to the Agent and the Borrower and shall, in the absence of manifest error, be conclusive and binding on the Borrower.

     SECTION 5.4. Increased Capital Costs.

          (a) If any Regulatory Change affects or would affect the amount of capital required or expected to be maintained by any Bank or any Person controlling such Bank, and such Bank determines (in its reasonable discretion) that the rate of return on its or such controlling Person's capital is reduced to a level below that which such Bank or such controlling Person could have achieved but for the occurrence of any such Regulatory Change, then, in any such case upon notice from time to time by such Bank to the Borrower, the Borrower may, at its option (i) within five days of receipt of such notice, pay directly to such Bank additional amounts sufficient to compensate such Bank or such controlling Person for such reduction in rate of return or (ii) prepay the principal amount of and interest on such affected Bank's then outstanding Loans (subject, however, to Section 5.3). A statement of such Bank as to any such additional amount or amounts (including calculations thereof in reasonable detail) shall, in the absence of manifest error, be conclusive and binding on the Borrower. In determining such amount, such Bank may use any method of averaging and attribution that it (in its absolute discretion) shall deem applicable.

          (b) Notwithstanding clause (a), the Borrower shall not be obligated to pay any amount to any Bank in respect of any such reduction in the rate of return or increased cost which arises as a consequence of (i) any law or directive implementing the proposals for international convergence of capital measurement and capital standards published by the Basle Committee on Banking Regulations and Supervisory Practices in July 1988 and/or (ii) the Council of the European Communities Directive of 17 April 1989, on the own funds of credit institutions (89/299/EC) and the Council of the European Communities Directive of 18 December 1989, on a solvency ratio for credit institutions (89/647/EC) to the extent that the impact of any such law or directive can reasonably be calculated at the Effective Date. In addition, no Bank may make any claim for compensation in respect of any such reduction in return increased cost to the extent that a notification of the event leading to such reduction in the rate or return or increased cost is not given to the Borrower within six months of such Bank's obtaining knowledge thereof.

     SECTION 5.5. Illegality.

          (a) If, as the result of any Regulatory Change, any Bank shall determine (which determination, in the absence of manifest error, shall be conclusive and binding on the Borrower) that it is unlawful for such Bank to make a Loan, the obligations of such Bank to make any portion of the principal amount of such Loan shall, upon such determination (and telephonic notice thereof confirmed in writing to the Agent and the Borrower), forthwith be suspended until such Bank shall become aware that the circumstances causing such suspension no longer exist and shall have notified the Agent and the Borrower to such effect, at which time the obligation of such Bank to make Loans shall be reinstated.

          (b) If, as the result of any Regulatory Change, any Bank shall determine (which determination, in the absence of manifest error, shall be conclusive and binding on the Borrower) that it is unlawful for such Bank to continue to maintain a Loan, then, upon notice by such Bank to the Agent and the Borrower, such Bank shall consult with the Borrower and the Agent for a period of up to 30 days from the date of such notice, with a view to agreeing upon a mutually acceptable alternative arrangement which will avoid or minimize such illegality. If no steps mutually agreeable to the affected Bank, the Agent and the Borrower are decided within such 30 day period, the Borrower may, at its option (except to the extent otherwise mandated by such Regulatory Charge), to the extent not prohibited from doing so by the relevant illegality or unlawfulness, continue such Bank's then outstanding Loans which are affected by the circumstances described in clause (a) or prepay, within five days after the expiry of such 30 day period (or on such earlier date as may be required by the relevant Regulatory Change) the principal amount of and interest on such affected Bank's then outstanding Loans (subject, however, to Section 5.3).

     SECTION 5.6. Taxes. All payments by the Borrower or any other Obligor of principal of, and interest on, the Loans and all other amounts payable pursuant to this Agreement or any other Loan Document to the Agent or any Bank shall be made free and clear of, and without deduction for any, present or future income, excise, stamp or other taxes, fees, duties, withholdings or other charges of any nature whatsoever imposed (a) in the case of the Borrower, by Chile (including encaje) or by any taxing authority of any other jurisdiction, and (b) in the case of any other Obligor by any taxing authority, in each case other than franchise taxes and taxes imposed on or measured by the recipient's net income or receipts (such items referred to as "Taxes"). In the event that any withholding or deduction from any payment to be made by any Obligor hereunder or under any other Loan Document is required in respect of any Taxes pursuant to any Applicable Law, then such Obligor will:

          (c) to the extent that any such Taxes are payable by an Obligor, pay directly to the relevant authority the full amount to be so withheld or deducted;

          (d) promptly forward to the Agent an official receipt or other documentation satisfactory to the Agent evidencing such payment to such authority; and

          (e) pay to the Agent for the account of the Person or Persons entitled thereto such additional amount or amounts as is necessary to ensure that the net amount actually received by such Person will be equal to the full amount such Person would have received had no such withholding or deduction been required.

Moreover, if any Taxes are directly asserted against any Bank Party with respect to any payment received by such Bank Party hereunder or under any other Loan Document, such Bank Party may pay such Taxes and the relevant Obligor will promptly pay such additional amounts (including any penalties, interest or expenses) as is or are necessary in order that the net amount received by such Person after the payment of such Taxes (including any Taxes on such additional amount) shall equal the amount such Person would have received had such Taxes not been asserted.

     If any Obligor fails to pay any Taxes when due to the appropriate taxing authority or fails to remit to the Agent, for its own account and/or, as the case may be, the account of the relevant Banks, the required receipts or other required documentary evidence, such Obligor shall indemnify the Agent or the relevant Banks, as the case may be, for any incremental Taxes, interest or penalties that may become payable by any such Person as a result of any such failure. For purposes of this Section, a distribution hereunder or under any other Loan Document by the Agent or any Bank to or for the account of any Bank shall be deemed a payment by the relevant Obligor.

     The Bank Parties agree to cooperate with each Obligor in completing and delivering or filing tax-related forms which would reduce or eliminate any amount of taxes of the nature referred to in the first paragraph of this Section required to be deducted or withheld on account of payment made by such Obligor under this Agreement or any other Loan Document; provided, however, that no Bank Party shall be under any obligation to execute and deliver any such form if, in the opinion of such Bank Party, completion of any such form could result in an adverse consequence with respect to the business or tax position of such Bank Party.

     For the avoidance of doubt and without affecting any of the Obligations of any Obligor hereunder, nothing in this Section shall, or shall be deemed to, affect the ability of any Obligor to challenge any ruling made by any taxing authority that Taxes are payable in respect of any payment obligation of any Obligor hereunder or under any other Loan Document.

     SECTION 5.7. Mitigation.

          (a) In the event that any Obligor makes payment of any amount pursuant to Section 5.4 or 5.6 or that any Bank seeks payment of an amount pursuant to Section 5.4 or 5.6 (including as a result of such Bank no longer qualifying as a "registered financial institution" with the Central Bank) or because of circumstances resulting in the 30 day negotiation period described in clause (b) of any of Section 5.1, 5.2, or 5.5, such affected Bank agrees that it will take such reasonable steps as may reasonably be open to it to mitigate the effects of the circumstances described in the foregoing Sections (including the transfer of such Bank's Lending Office); provided, however, that no Bank shall be obligated to (i) take any such steps if, in its opinion, such steps would require it to achieve less than its expected return under this Agreement or would have an adverse effect upon its assets or financial condition or
     (ii) achieve any particular result or incur any liability to the Borrower by virtue of any such steps resulting in less than complete mitigation of the relevant circumstances.

          (b) If, pursuant to clause (a), any Bank effectively obtains a refund of tax or credit (a "Tax Credit") against a payment made by the Borrower pursuant to Section 5.6 (a "Tax Payment"), and such Bank is able to identify such Tax Credit as being attributable to such Tax Payment, then such Bank, after actual receipt of such Tax Credit, shall reimburse the Borrower for such amount as such Bank shall reasonably determine to be the proportion of such Tax Credit as shall be reasonably attributable to such Tax Payment; provided, however, that no Bank shall be required to make any such reimbursement which would cause it to lose the benefit of such Tax Credit or would otherwise adversely affect any matter relating to such Bank in connection with the assessment or payment of any Taxes. Each Bank shall have absolute discretion as to whether to claim any Tax Credit, and if it does so claim, the extent, order and manner in which it does so. No Bank shall be obliged to disclose information regarding its tax affairs or computations to the Borrower.

     SECTION 5.8. Payments, Computations, etc. All payments by any Obligor pursuant to this Agreement or any other Loan Document, whether in respect of principal amount, interest or otherwise, shall be paid in Dollars. All such payments shall be made by such Obligor to the Agent for the account of each Bank Party entitled thereto, by delivery of Dollars in immediately available funds to an account of the Agent at the Agent's Lending Office, which account shall be designated from time to time by notice to the Borrower from the Agent, for the pro rata benefit of each Bank Party entitled thereto in accordance with its respective portion of the aggregate unpaid principal amount of the Loans as to which any such payment is made. All such payments shall be made, without setoff, deduction, or counterclaim, not later than 11:00 a.m., New York time, on the date when due. Any payments received hereunder after the time and date specified in this Section shall be deemed to have been received by the Agent on the next following Business Day. The Agent shall promptly remit to each Bank its share (calculated as aforesaid), if any, of such payments. Such remittance shall be to an account designated by such Bank to the Agent by notice from time to time and maintained at its Lending Office. All interest and commissions shall be computed on the basis of the actual number of days (including the first day but excluding the last day) occurring during the period for which such interest or commission is payable over a year comprised of 360 days. Subject to clause (d) of the definition of "Interest Period", whenever any payment to be made shall otherwise be due on a day which is not a Business Day, such payment shall be made on the next succeeding Business Day and such extension of time shall be included in computing interest, if any, in connection with such payment.

     SECTION 5.9. Proration of Payments. If any Bank shall obtain any payment or other recovery (whether voluntary, involuntary, by application of setoff, or otherwise) on account of the principal amount of or interest on any Loan in excess of its pro rata share of payments then or therewith obtained by all Banks entitled thereto upon the principal amount of and interest on all Loans, such Bank shall purchase from the other Banks such participations in Loans held by them as shall be necessary to cause such purchasing Bank to share the excess payment or other recovery ratably with each of them; provided, however, that if all or any portion of the excess payment or other recovery is thereafter recovered from such purchasing holder, the purchase shall be rescinded and the purchase price restored to the extent of such recovery, but without interest. Each Obligor agrees that any Bank so purchasing a participation from another Bank pursuant to this Section may, to the fullest extent permitted by Applicable Law, exercise all its rights of payment (including pursuant to Section 5.10) with respect to such participation as fully as if such Bank were the direct creditor of such Obligor in the amount of such participation. If under any applicable bankruptcy, insolvency or other similar law, any Bank receives a secured claim in lieu of a setoff to which this Section applies, such Bank shall, to the extent practicable, exercise its rights in respect of such secured claim in a manner consistent with the rights of the Banks entitled under this Section to share in the benefit of any recovery on such secured claim. For the avoidance of doubt, each Bank shall participate in the making of or continuation of any Loans to the extent of its Percentage of the principal amount of such Loans to be outstanding immediately following the making or continuation of such Loans.

     SECTION 5.10. Setoff. In addition to and not in limitation of any rights of any Bank Party under Applicable Law, each Bank Party (or any branch thereof) shall, upon the occurrence of any Default described in Section 9.1.6 or any Event of Default, have the right to appropriate and apply to the payment of the Obligations owing to it (whether or not then due), and (as security for such Obligations, but not to the exclusion of the other rights such Bank Party may have) each Obligor hereby grants to each Bank Party a continuing security interest in, any and all balances, credits, deposits, accounts or moneys of such Obligor then or thereafter maintained with such Bank Party, as the case may be, in whatever currency; provided, however, that any such appropriation and application shall be subject to the provisions of
Section 5.9. The rights of each Bank Party under this Section are in addition to any other rights and remedies (including other rights of setoff under Applicable Law or otherwise) which such Bank Party may have.

     SECTION 5.11. Application of Proceeds. If at any time any amount received by the Agent is less than the amount then due and payable pursuant to this Agreement or any other Loan Document (including any proceeds received by the Agent in respect of any sale of, collection from, or other realization upon, all or any part of any collateral security subject to any Security Agreement) such amount may, in the discretion of the Agent (after consultation with the Banks), be held by the Agent as additional collateral security under the relevant Security Agreement for, or then or at any time thereafter be applied (after payment of any amounts payable to the Agent pursuant to Sections 11.3 and 11.4 and similar provisions contained in the other Loan Documents) in whole or in part by the Agent against, all or any part of the Obligations in the following order:

          (a) first, to amounts outstanding to the Bank Parties (or any of them) under any Loan Document (excluding, however, any Hedging Agreement) in respect of any amount other than interest on, or the principal amount of, any Loan;

          (b) secondly, to amounts outstanding to the Bank Parties (or any of them) under any Loan Document (excluding, however, any Hedging Agreement) in respect of interest on any Loan;

          (c) thirdly, to amounts outstanding to the Bank Parties (or any of them) under any Loan Document (excluding, however, any Hedging Agreement) in respect of the principal amount of any Loan; and

          (d) fourthly, pro rata to net payment obligations of the Borrower to any Bank under any Loan Document which is a Hedging Agreement.

     Any surplus of such cash or cash proceeds held by the Agent and remaining after payment in full of all the Obligations, and the termination of all Commitments (if not then already terminated), shall be paid over to or to whomsoever may be lawfully entitled to receive such surplus.

          SECTION 5.12. Judgment Currency, etc.

          (a) If, for the purposes of obtaining judgement in any court, it is necessary to convert a sum due hereunder in Dollars into another currency, such Obligor agrees, to the fullest extent permitted by Applicable Law, that the rate of exchange used shall be that at which in accordance with normal banking procedures the Agent could purchase dollars with such other currency on the Business Day preceding that on which final judgment is given.

          (b) The obligation of each Obligor in respect of any sum due from it to any Bank Party shall, notwithstanding any judgment in a currency other than Dollars, be discharged only to the extent that on the Business Day following receipt by such Bank Party, as the case may be, of any sum adjudged to be so due in such other currency, such Bank Party, as the case may be, may in accordance with normal banking procedures, purchase Dollars with such other currency. In the event that the Dollars so purchased are less than the sum originally due to such Bank Party in Dollars, such Obligor, as a separate obligation and notwithstanding any such judgment, hereby indemnifies and holds harmless such Bank Party against such loss, and if the Dollars so purchased exceed the sum originally due to such Bank Party, such Bank Party shall remit to such Obligor such excess.

               ARTICLE 6. CONDITIONS PRECEDENT TO MAKING LOANS

     SECTION 6.1. Initial Loans. The obligations of the Banks to make the initial Loans shall be subject to the prior or concurrent satisfaction of each of the conditions precedent set forth in this Section. Unless specifically stated to the contrary, each document, certificate, and other Instrument delivered pursuant to this Article shall be dated on, or prior to, and shall be in full force and effect on, the initial Borrowing Date.

     SECTION 6.1.1. Notes. The Agent shall have received counterparts of the Notes Operating Procedures Agreement, duly executed by the Custodian Bank and an Authorized Representative of the Borrower.

           SECTION 6.1.2.    Resolutions, etc.  The Agent shall have
received:

          (a) from each Obligor a certificate of its Secretary or similar officer as to:

               (i) resolutions of its Board of Directors, Management Committee or similar body then in full force and effect authorizing the execution, delivery and performance of this Agreement and each other Operative Document or other document to be executed by it in connection with the transactions contemplated hereby and thereby,

               (ii) the incumbency and signatures of those of its officers authorized to act with respect to this Agreement and each other Operative Document or other document executed or to be executed by it, and

               (iii) its Organic Documents as then in effect,

     upon which certificates each Bank Party may conclusively rely until it shall have received a further certificate of the Secretary or similar officer of the relevant Obligor cancelling or amending such prior certificate;

          (b) from the Independent Consultant, a certificate of its Secretary or similar officer as to the incumbency and signature of those of its officers authorized to act with respect to the Project Completion Certificate and each Loan Document or other document to be executed by it and each other matter contemplated hereby, upon which certificate each Bank Party may conclusively rely until it shall have received a further certificate of the Secretary or similar officer of the Independent Consultant cancelling or amending such prior certificate; and

          (c) such other documents (certified if requested) as the Agent may request from any Obligor or the Independent Consultant, as the case may be, with respect to any

     Organic Document, Contractual Obligation, Operative Document or Approval.

     SECTION  6.1.3.  Guaranty  Agreement.   The  Agent  shall  have  received
counterparts of the Guaranty Agreement duly executed by an Authorized Representative of the Guarantor.

     SECTION 6.1.4. Security Agreements.

          (a) The Agent shall have received (i) counterparts of the Borrower Security Agreement (U.S. Assets), duly executed by an Authorized
     Representative of the Borrower, and (ii) counterparts of the Finance Subsidiary Security Agreement, duly executed by an Authorised Representative of the Finance Subsidiary, together with, in each case, evidence that all filings, stampings, registrations, recordings and other actions necessary or in the opinion of counsel to the Bank Parties, advisable or desirable, in order to create in favor of the Agent (for the ratable benefit of the Bank Parties) a valid and perfected first-priority Lien over all of the collateral purported to be covered by (and/or as defined in) the Borrower Security Agreement (U.S. Assets) and the Finance Subsidiary Security Agreement, respectively, have been taken and are effective.

          (b) The Agent shall have received counterparts of each of the Security Agreements referred to below, in each case duly executed by the Banks and an Authorized Representative of the relevant Obligor (or Obligors), together with:

               (i) in the  case  of the  Conditional  Assignment  of  Contract
          Rights (Foreign Investment Contract), evidence of the prior notification of the conditional assignment of rights under the Foreign Investment Contract pursuant to the Conditional Assignment of Contract Rights (Foreign Investment Contract) to the Central Bank and the Foreign Investment Committee of Chile and notarization of the relevant public deed thereof before a Chilean notary public;

               (ii) in the case of the Mortgage Over Mining Concessions, evidence of the notarization of the relevant public deed before a Chilean notary public and the filing thereof in the Register of Mortgages and Encumbrances of the relevant Registrar of Mines in Chile Chico, Chile;

               (iii) in the case of the Mortgage Over Real Estate (Borrower), the Mortgage Over Real Estate (CDE) and the Mortgage Over Water Rights, evidence of the notarization of the relevant public deed before a Chilean notary public and the filing thereof in the Register of Mortgages and Encumbrances of the relevant Real Estate Registrar in Chile Chico, Chile;


               (iv) in the case of the Industrial Pledge, evidence of the notarization of the relevant public deed before a Chilean notary public and the registration thereof in the Special Industrial Pledge Register of the relevant Real Estate Registrar in Chile Chico, Chile;

               (v) in the case of both the Promise to Grant Industrial Pledges and the Promise to Grant Pledges Without Conveyance, evidence of the notarization of each of the relevant public deeds before a Chilean notary public;

               (vi) in the case of each Conditional Assignment of Contract Rights relating to a Project Document required to be delivered pursuant to clause (a)(i) of Section 6.1.6 evidence of the notarization of the relevant public deed before a Chilean notary public and of acknowledgement and agreement by all relevant counterparties to the conditional assignment of the relevant contract conditionally assigned pursuant to such Conditional Assignment of Contract Rights; and

               (vii) in the case of each of the foregoing Security Agreements, evidence that all filings, stampings, registrations, recordings, notifications and other actions necessary or, in the opinion of counsel to the Bank Parties, advisable or desirable, in order to create in favor of the Bank Parties a valid and perfected first-priority Lien over all of the Collateral purported to be covered by (and as defined in) each such Security Agreement have been taken and are effective.

     SECTION  6.1.5.   Subordination   Agreement;   Subordination  of  Certain
Obligations of the Guarantor.

          (a) The Agent shall have received counterparts of the Subordination Agreement, duly executed by Authorized Representatives of each Obligor.

          (b) The Agent shall have received evidence satisfactory to it to the effect that the payment Obligations of the Guarantor under the Guaranty Agreement and each other Loan Document to which the Guarantor is a party rank in payment in priority to, and are otherwise senior to, in each case in all respects, the payment obligations of the Guarantor in respect of Guarantor Subordinated Indebtedness.

     SECTION 6.1.6. Project Documents; Approvals. The following conditions shall have been met:

          (a) (i) all Project Documents executed on or prior to the initial Borrowing Date shall have been executed and delivered by the parties thereto, all Project Documents executed subsequent to the Effective Date but on or prior to the initial Borrowing Date (including the transfer from CDE to the Borrower of the Construction Contract and the Construction Contract Guaranty, as referred to in clause (a)(ii)) shall be satisfactory in form and substance to all the Banks, and all of the foregoing Project Documents shall be in full force and effect, and a copy thereof (certified by an Authorized Representative of each relevant Obligor party thereto) shall have been delivered to the Agent; and

               (ii) the Agent shall have received evidence satisfactory to it that the rights and benefits of CDE under each of the Construction Contract and the Construction Contract Guaranty, in each case as originally executed, have been transferred to the Borrower; and

          (b) the Agent shall have received a certificate of an Authorized Representative of the relevant Obligor, to the effect that (i) all Approvals of the nature referred to in the first sentence of clause (a) of Section 7.16 have been obtained, all such Approvals are listed on Part A of Item 1 ("Current Approvals") of the Disclosure Schedule and each such Approval is in full force and effect as of the date listed on Part A ("Current Approvals") or, as the case may be, Part B ("Pending
     Approvals") of Item 1 of the Disclosure Schedule and (ii) a true, correct, and complete copy of each such Approval is attached to such certificate.

     SECTION 6.1.7. Hedging Agreements. The Agent shall have received such evidence as it shall require in connection with the implementation by or transfer to the Borrower of Hedging Agreements which are required by Section
8.1.10 to be in effect on the Borrowing Date.

     SECTION 6.1.8. Insurance. The terms of and policies of insurance required to be maintained by the Borrower pursuant to Section 8.1.7 (including as to amount, risks covered and deductibles) shall be on terms satisfactory to the Agent and the Agent shall have received a schedule detailing all policies of insurance maintained in connection with the Fachinal Project as at the Borrowing Date. In addition, the Agent shall have received copies of all policies and binders or brokers' letters of undertaking regarding such policies. The Agent shall also received (a) the Insurance Summary (which shall be satisfactory in form and substance to the Banks), (b) the Insurance Broker's Certificate and (c) evidence satisfactory to it that all premiums required to be paid in connection with such policies have been paid and that all such policies are in full force and effect.

     SECTION 6.1.9. Project Accounts. The Agent shall have received:

          (a) evidence that the Project Accounts have been established;

          (b) counterparts of the Project Account Agreements duly executed by each relevant Project Account Bank and an Authorized Representative of the Borrower;

          (c) a copy of irrevocable instructions duly executed by an Authorized Representative of the Borrower in favor of the Project Account Bank (U.S.) authorizing the Project Account Bank (U.S.) to submit all necessary information to the Central Bank and take all necessary actions to ensure compliance with the Foreign Investment Contract and all Applicable Laws; and

          (d) evidence that the Construction Account shall have been funded with Capital Contributions and/or Approved Subordinated Indebtedness in an amount aggregating not less than U.S.$24,000,000.

     SECTION 6.1.10. Process Agent Acceptance. The Agent shall have received a counterpart of the Process Agent Acceptance, duly executed by the Process Agent.

     SECTION    6.1.11.    Opinions    of    Counsel.    The    Agent    shall
have received opinions from:

          (a) Philippi, Yrarrazaval, Pulido, Langlois & Brunner, Chilean counsel to the Obligors, substantially in the form of Exhibit G-1 attached hereto;

          (b) William F. Boyd, Esq., General Counsel to the Guarantor, substantially in the form of Exhibit G-2 attached hereto;

          (c) Carey y Cia, Chilean counsel to the Bank Parties, as to general matters of Chilean law, substantially in the form of Exhibit G-3 attached hereto;

          (d) Carey y Cia, Chilean counsel to the Bank Parties, as to property title matters, substantially in the form of Exhibit G-4 attached hereto; and

          (e) Mayer, Brown & Platt, counsel to the Bank Parties in form and substance satisfactory to the Bank Parties.

     The relevant Obligors hereby instruct counsel referred to in clauses (a) and (b) to deliver the opinions referred to in such clauses to the Bank Parties.

     SECTION 6.1.12. Independent Consultant's Certificate. The Banks shall have received counterparts of the Independent Consultant's Certificate duly certified or acknowledged by each party referred to therein.

     SECTION 6.1.13. Transfer of Properties, etc. from CDE. Without prejudice to the provisions of Section 7.12, the Agent shall have received such evidence as it shall reasonably request in order to evidence that (a) the transfer to the Borrower of those properties previously owned by CDE (excluding, however, the CDE Surface Rights) and necessary for the development of the Fachinal Project has been completed, and (b) the Borrower and Guarantor have acceded to and been granted each of the rights and obligations originally granted to and incurred by CDE, Agencia en Chile, and CDE, respectively, pursuant to the Foreign Investment Contract.

     SECTION 6.1.14. Closing Commissions, Expenses, etc. The Agent shall have received (including, to the extent necessary, from the proceeds of the initial Loans) for its own account, or for the account of the relevant Bank Parties, as the case may be, all commissions due and payable on or prior to the Borrowing Date and all fees and expenses payable pursuant to Section
11.3 to the extent then invoiced.

     SECTION 6.1.15. Initial Compliance Certificate. The Agent shall have received a Compliance Certificate calculated as of the date of the making of the initial Loans, together with such information concerning the calculations and assumptions used by the Borrower in delivering such Compliance Certificate as the Agent shall have requested.

     SECTION 6.1.16. Bridge Loan Repayment. All amounts in respect of principal, interest and all other sums outstanding in connection with the Bridge Loan shall have been repaid (and, to the extent permitted by Applicable Law, repayment of such amounts may be made from the proceeds of the initial Loans).

     SECTION 6.1.17. Technical Review. The Banks shall have received from the Independent Consultant in form and substance satisfactory to them, the Technical Review.

     SECTION 6.1.18. Title to Surface Lands. The Agent shall have received evidence in form and substance satisfactory to it that (i) the Borrower has good and valid title as the owner of the whole of the real estate referred to in Item 3(a) of the Disclosure Schedule, and (ii) CDE, Agencia en Chile has good and valid title to its ownership interest in the real estate referred to in Item 3(b) of the Disclosure Schedule, in each case free and clear of all Liens or claims except as permitted pursuant to

Section 8.2.3 or as disclosed in Item 7 of the Disclosure Schedule.

     SECTION 6.2. All Loans. The obligations of the Banks to make any Loans (including the initial Loans) shall be subject to the satisfaction of each of the additional conditions precedent set forth in this Section.

     SECTION 6.2.1. Compliance with Warranties, No Default, etc. The representations and warranties of the Obligors set forth in Article 7 and those of each Obligor set forth in each other Loan Document to which it is a party shall be true and correct as of the date initially made, and both immediately before and immediately after the making of the Loans proposed to be made on the relevant proposed Borrowing Date (but, if any Default of the nature referred to in Section 9.1.5 shall have occurred with respect to any other Indebtedness (excluding, however, the Bridge Loan), without giving effect to the application, directly or indirectly, of the proceeds of such Loans to such other Indebtedness):

          (a) such representations and warranties (excluding Section 7.7) shall be true and correct with the same effect as if then made (unless stated to relate solely to an earlier date, in which case such representations and warranties shall be true and correct as of such earlier date); and

          (b) no Default shall have then occurred and be continuing.

     SECTION 6.2.2. Absence of Litigation,  etc. On the date of making of such
Loans:

          (a) except as disclosed in Item 6 ("Litigation") of the Disclosure Schedule, no labor controversy, litigation, arbitration or governmental investigation or proceeding shall be pending against or, to the knowledge of any Obligor, threatened against any Obligor or any Subsidiary affecting any of their respective consolidated businesses, operations, assets, revenues or prospects the outcome of which might, in the reasonable opinion of the Agent, have a Materially Adverse Effect with respect to any Obligor: and

          (b) no development shall have occurred in any such labor controversy, litigation, arbitration or governmental investigation or proceeding so disclosed, which might, in the reasonable opinion of the Agent, have a Materially Adverse Effect with respect to any Obligor.

     SECTION 6.2.3. Borrowing Request. The Agent shall have received the Borrowing Request. Each of the delivery of the Borrowing Request and the acceptance by the Borrower of the proceeds of the Loans shall constitute a representation and warranty by the Borrower on the Borrowing Date (both immediately before and immediately after giving effect to such Loans as are proposed to be made on the relevant proposed Borrowing Date and the application of the proceeds thereof) that the statements made in Sections 6.2.1 and 6.2.2 are true and correct.

     SECTION 6.2.4. Notes. The Agent shall have received:

          (a) Notes, duly executed by an Authorized Representative of the Borrower and duly notarized before a Chilean notary public, payable to the order of each Bank, in a face amount equal to such Bank's Percentage of the principal amount of the requested Loans; and

          (b) evidence of the deposit of such Notes, duly executed and notarized as aforesaid, with the Custodian Bank and payment of all stamp tax imposed by any relevant Governmental Authority in connection with such execution and notarization;

     SECTION 6.2.5. Satisfactory Legal Form. All documents executed or submitted pursuant hereto by or on behalf of any Person shall be satisfactory in form and substance as to legal matters to the Bank Parties and their counsel and the Agent shall have received all information, and such counterpart originals or such certified or other copies of such Instruments related to the conditions precedent described in this Article, as the Agent or its counsel may reasonably request.

                  ARTICLE 7. REPRESENTATIONS AND WARRANTIES

     In order to induce the Bank Parties to enter into this Agreement and, in the case of the Banks, to make or continue Loans hereunder, each Obligor which is a party hereto, individually for itself and with respect to matters hereinafter relating to it (and, in the case of the Borrower, with respect to CDE), represents and warrants unto each Bank Party as set forth in this Article. The representations and warranties set forth in this Article shall be made upon the delivery of a Borrowing Request and each Interest Period Notice, on each Borrowing Date (both immediately before and immediately after the application of the proceeds of the Loans), the Project Completion Date and after the Project Completion Date, on any date on which an Obligor grants further security to any Bank Party pursuant to Section 8.1.16; provided, however, that except as set forth in any other Loan Document (and except in the case of any representation or warranty in this Article 7 in connection with any Operative Document to which it is a party) the Guarantor shall not be deemed to have made any new representation or warranty at any time following the Release Date.

     SECTION 7.1. Organization, Power, Authority, etc. The Borrower is a limited liability company (sociedad de responsabilidad limitada) validly organized and existing under the laws of Chile. The Guarantor is a corporation validly organized and existing and in good standing under the laws of the State of Idaho. CDE is a corporation validly organized and existing and in good standing under the laws of Delaware (and, in the case of CDE, Agencia en Chile, under the laws of Chile). Each Obligor is duly qualified to do business and is in good standing (where such concept is applicable) as a foreign company in each jurisdiction where the nature of its business makes such qualification necessary and where the failure to so qualify would have a Materially Adverse Effect with respect to such Obligor and has full power and authority, and holds all requisite Approvals, to own and hold under lease its property and to conduct its business substantially as currently conducted by it. Each Obligor has full power and authority to enter into and perform its obligations under this Agreement and the other Operative Documents executed or to be executed by it and, in the case of the Borrower, to obtain Loans hereunder.

     SECTION 7.2. Due Authorization; Non-Contravention. The execution and delivery by each Obligor of this Agreement and each other Operative Document executed or to be executed by it and the performance by each Obligor of its obligations hereunder and thereunder, and the receipt of the Loans hereunder by the Borrower, have been duly authorized by all necessary corporate action on its part, do not require any Approval (other than (in the case of the Project Documents only) those Approvals referred to in Item 1 ("Approvals") of the Disclosure Schedule), do not and will not conflict with, result in any violation of, or constitute any default under, any provision of any Requirement of Law or Approval binding on it, and will not result in or require the creation or imposition of any Lien on any of its properties pursuant to the provisions of any Contractual Obligation (other than pursuant to this Agreement and the Security Agreements).

     SECTION 7.3. Validity, etc.

          (a) This Agreement constitutes, and each other Operative Document executed or to be executed by any Obligor constitutes, or on the due execution by each party thereto and delivery thereof will constitute, the legal, valid, and binding obligation of such Obligor enforceable in accordance with its terms, subject as to enforceability, to Applicable Laws relating to bankruptcy and the enforceability of creditors' rights generally and by the fact that the availability of equitable remedies is discretionary and, in the case of any such Instrument executed by or on behalf of, or relating to, the Borrower or expressed to be governed by the laws of Chile, is in proper form for enforcement in Chile.

          (b) Upon taking of the various actions described in Section 6.1.4, each Security Agreement will create in favor of the Agent (for the ratable benefit of the Bank Parties) or in favor of the Bank Parties (in the case of those Security Agreements governed by the laws of Chile), a valid and perfected first-priority Lien on all of the assets, properties, rights and revenues referred to in each such Security Agreement as security for the relevant obligations expressed to be covered thereby, subject to no Liens, except (i) for mandatory provisions of Applicable Law, and (ii) as specifically permitted by this Agreement or such Security Agreement.

     SECTION 7.4. Legal Status. Neither any Obligor nor any of its properties or revenues enjoys any right of immunity from suit, set-off, attachment prior to judgment or in aid of execution, or execution on a judgment in respect of their respective obligations under any of the Loan Documents to which it is a party.

     SECTION 7.5. Financial Information. All balance sheets and all statements of operations, shareholders' equity and cash flows and all other financial information of the Borrower and the Guarantor which have been furnished by or on behalf of such Obligor to the Agent for the purposes of or in connection with this Agreement or any transaction contemplated hereby, including:

          (a) the consolidated balance sheet at December 31, 1994, and the related consolidated statements of operations, shareholders' equity and cash flows for the Fiscal Year then ended, of the Guarantor and its Subsidiaries certified by Ernst & Young;

          (b) the consolidated balance sheet at March 31, 1995, and the related consolidated statements of operations, shareholders' equity and cash flows for the Fiscal Quarter then ended, of the Guarantor and its
     Subsidiaries, certified by the principal financial or accounting Authorized Representative of the Guarantor;

          (c) the balance sheet at December 31, 1994, and related statements of operations, shareholders' equity and cash flows for the Fiscal Year then ended, of the Borrower certified by the principal financial or accounting Authorized Representative of the Borrower; and

          (d) the balance sheet at March 31, 1995, and the related statements of operations, shareholders' equity and cash flows for the Fiscal Quarter then ended, of the Borrower, certified by the principal financial or accounting Authorized Representative of the Borrower;

have been prepared in accordance with GAAP consistently applied throughout the periods involved (except as disclosed therein) and do present fairly the financial position of such Obligor as at the dates thereof and the results of its operations for the periods then ended. None of the Obligors has on the date hereof any material Contingent Liability or liability for taxes, long-term leases or unusual forward or long-term commitments which are not reflected in its financial statements described in this Section or in the notes thereto.

     SECTION 7.6. Absence of Default.

          (a) The Borrower is not in default in the payment of (or in the performance of any material obligation applicable to) any Indebtedness or in default under any Project Document, any Requirement of Law or the terms or conditions upon which any Approval has been granted.

          (b) No other Obligor is in default in the payment of (or in the performance of any material obligation applicable to) any material Indebtedness or in default under any Project Document, any Requirement of Law or the terms or conditions upon which any Approval has been granted.

     SECTION 7.7. Litigation, etc. Except as disclosed in Item 6 ("Litigation") of the Disclosure Schedule there is no pending or, to the knowledge of any Obligor, threatened labor controversy, litigation, arbitration or governmental investigation or proceeding against such Obligor or to which any of its business, operations, properties, assets (including, in the case of the Borrower, the Mine), revenues or prospects is subject which, if adversely determined, will or might have a Materially Adverse Effect with respect to such Obligor. In the case of any litigation so disclosed, there has been no development in such litigation which will or might have a Materially Adverse Effect with respect to the relevant Obligor. All pending or threatened labor controversies, litigation, arbitration and governmental investigations and proceedings against any Obligor or to which any of its business, operations, properties, assets (including, with respect to the Borrower, the Mine), revenues or prospects is subject as of the date of the delivery of the initial Borrowing Request are disclosed in Item 6 ("Litigation") of the Disclosure Schedule.

     SECTION 7.8. Materially Adverse Effect. Since the date of each relevant Obligor's most recent audited financial statements referred to in Section 7.5, there have been no occurrences which, individually or in the aggregate, have or may have a Materially Adverse Effect with respect to such Obligor.

     SECTION 7.9. Burdensome Agreements. No Obligor is a party or subject to any Contractual Obligation or Organic Document which has or may have a Materially Adverse Effect with respect to such Obligor.

     SECTION 7.10. Taxes and Other Payments. Each Obligor has filed all tax returns (including all property tax returns and other similar tax returns applicable to the Mine) and reports required by Applicable Law to have been filed by it and has paid all taxes and governmental charges thereby shown to be owing and all claims for sums due for labor, material, supplies, personal property and services of every kind and character provided with respect to, or used in connection with its business (including, with respect to the Borrower, the Fachinal Project) and no claim for the same exists except as permitted hereunder, except any such taxes, charges or amounts which are being diligently contested in good faith by appropriate proceedings and for which adequate reserves in accordance with GAAP shall have been set aside on the books of the relevant Obligor.

     SECTION 7.11. Mining Rights. The Borrower (or, in the case of the CDE Surface Rights, CDE) has acquired all Mining Rights, and has obtained such other surface and other rights as are necessary for access rights, water rights, plant sites, tailings disposal, waste dumps, ore dumps, abandoned heaps or ancillary facilities which are required in connection with the Fachinal Project in accordance with the Development Plan. All such Mining Rights and other rights are sufficient in scope and substance for the development of the Fachinal Project as contemplated by the Development Plan and no part of the purchase price (other than any royalty payments, if any payable by the Borrower or CDE in connection with its acquisition of such Mining Rights and other rights remain unpaid.

     SECTION 7.12. Ownership and Use of Properties; Liens.

          (a) The Borrower has good title to all of the Project Assets it owns or purports to own, free and clear of all Liens or claims (including infringement claims with respect to patents, trademarks, copyrights and the like) except as permitted pursuant to Section 8.2.3 or as disclosed in Item 7 ("Assets; Properties") of the Disclosure Schedule.

          (b) The Borrower owns no assets and properties other than those used in connection with the Fachinal Project and those incidental to the operation of the Mine.

          (c) The Borrower has complied with all Contractual Obligations relating to any asset or property leased, operated, licensed or used (but not owned) by the Borrower; all of the Borrower's interests in such assets and properties are free and clear of all Liens or claims (including infringement claims with respect to patents, trademarks, copyrights and the like) except as permitted pursuant to Section 8.2.3 or as disclosed in Item 7 ("Assets; Properties") of the Disclosure Schedule; and all Instruments pursuant to which the Borrower is entitled to lease, operate, licence or use such properties and assets are in full force and effect.

     SECTION 7.13. Subsidiaries. The Borrower has no Subsidiaries. No other Obligor has any Subsidiaries, except those Subsidiaries which are identified in Item 8 ("Subsidiaries") of the Disclosure Schedule.

     SECTION 7.14. Intellectual Property. Each Obligor owns and possesses all such patents, patent rights, trademarks, trademark rights, trade names, trade name rights, service marks, service mark rights and copyrights as such Obligor considers necessary for the conduct of the businesses of such Obligor as now conducted without, individually or in the aggregate, any infringement upon rights of other Persons which might have a Materially Adverse Effect with respect to such Obligor, and there is no individual patent or patent license the loss of which would have such a Materially Adverse Effect except as may be disclosed in Item 9 ("Material Patents and Trademarks") of the Disclosure Schedule.

     SECTION 7.15. Technology. The Borrower owns or has the right to use all technologies and processes required to consummate the Fachinal Project and operate the Mine as contemplated by the Development Plan. There are no material license agreements granting the Borrower or any other Person rights in any patented process or the right to use technical or secret know-how that are required for the consummation of the Fachinal Project or the operation of the Mine.

     SECTION 7.16. Approvals; Project Documents.

          (a) The Borrower or the Guarantor on behalf and for the benefit of the Borrower has entered into all Instruments and obtained all Approvals (other than those identified in Part B of Item 1 ("Pending Material Approvals") of the Disclosure Schedule as being scheduled to be obtained after the date the representation referred to in this clause is made or repeated) required or advisable to effect the Fachinal Project and facilitate the operation of the Mine in accordance with the Development Plan. All Approvals necessary or advisable for the Borrower to obtain in connection with the consummation of the Fachinal Project and the operation of the Mine in accordance with the Development Plan, are listed on Item 1 ("Approvals") of the Disclosure Schedule.

          (b) Each of the Project Documents is in full force and effect, is enforceable against each relevant Obligor (and, to the best of the knowledge and belief of such Obligor after due enquiry, by such Obligor against all other parties thereto) in accordance with its terms, subject to Applicable Laws relating to bankruptcy and the enforceability of creditors' rights generally and by the fact that the availability of equitable remedies is discretionary, is in the form previously delivered to the Agent pursuant to this Agreement, all material performance required thereunder of each party thereto has occurred (except performance required by the Project Documents to be performed at a later date), and no default or event or condition which with notice, lapse of time or both could constitute a default thereunder has occurred and is continuing.

     SECTION 7.17. Development Plan etc. The statements contained in the Development Plan, the Environmental Impact Statement, the Technical Review, and the Insurance Summary, based upon the assumptions stated therein, are true and correct in all material respects. The Development Plan contains summary descriptions of the Fachinal Project, the Project Assets and the operation of the Mine as proposed to be conducted throughout the Project Production Period. The Environmental Impact Statement, the Technical Review and the Insurance Summary contain summary descriptions of the environmental, technical, taxation and insurance aspects of the Fachinal Project, the Project Assets and the operation of the Mine as now conducted and as proposed to be conducted throughout the Project Production Period. The financial projections, estimates and other expressions of view as to future circumstances contained in the Development Plan are fair and reasonable and, to the best of the Borrower's knowledge, have been arrived at after reasonable inquiry and have been made in good faith by the Persons responsible therefor.

     SECTION 7.18. Environmental Warranties. Except as set forth in Item 10 ("Environmental Matters") of the Disclosure Schedule:

          (a) all facilities and property (including underlying groundwater) owned, operated, leased or utilized by any Person acting in connection with the Project Assets and the Mine have been, and continue to be, owned, operated, leased or utilized by such Person in compliance with the standards set out in, referred to or utilised by the Environmental Impact Statement (the "Environmental Review Standards"), and except to the extent that the Environmental Review Standards require or permit otherwise, in compliance with all Environmental Laws;

          (b) there have been no past, and there are no pending or threatened;

               (i) claims, complaints, notices or requests for information received by any Person acting in connection with the Project Assets and the Mine with respect to any alleged violation of Environmental Review Standards or any Environmental Law, or

               (ii) complaints, notices or inquiries to such Person regarding potential liability under any Environmental Review Standard or Environmental Law;

          (c) there have been no releases or emissions of Hazardous Materials at, on or under any property now or previously owned, operated or leased by any Person acting in connection with the Project Assets and the Mine that, singly or in the aggregate, have, or may reasonably be expected to have, a Materially Adverse Effect with respect to any Obligor;

          (d) each Person acting in connection with the Project Assets and the Mine has been issued with, and is in material compliance with, all Environmental Review Standards and Approvals relating to environmental matters and necessary or advisable for its business;

          (e) no property now or previously owned, operated or leased by any Person acting in connection with the Project Assets and the Mine is listed or proposed for listing on any governmental or regulatory list of sites requiring investigation or clean-up;

          (f) there are no underground or above-ground storage tanks, active or abandoned, including petroleum storage tanks, on or under any property now or previously owned, operated or leased by any Person acting in connection with the Project Assets and the Mine that, singly or in the aggregate, have, or may reasonably be expected to have, a Materially Adverse Effect with respect to any Obligor;

          (g) no Person acting in connection with the Project Assets and the Mine has directly transported or directly arranged for the transportation of any Hazardous Material which may lead to material claims against any Obligor for any remedial work, damage to natural resources or personal injury;

          (h) there are no polychlorinated biphenyls or friable asbestos present at any property now or previously owned, operated or leased by any Person acting in connection with the Project Assets and the Mine that, singly or in the aggregate, have, or may reasonably be expected to have, a Materially Adverse Effect with respect to any Obligor; and

          (i) no conditions exist at, on or under any property now or previously owned, leased, operated, licensed or used by any Person acting in connection with the Project Assets and the Mine which, with the passage of time, or the giving of notice or both, would give rise to liability under any Environmental Review Standard or Environmental Law that, individually or in the aggregate, has, or may reasonably be expected to have, a Materially Adverse Effect with respect to any Obligor.

     SECTION 7.19. Pari Passu. The payment Obligations of each Obligor under this Agreement and each other Loan Document to which it is a party rank at least pari passu in right of payment with all of such Obligor's other Indebtedness, other than any such Indebtedness which is preferred by mandatory provisions of Applicable Law.

                             ARTICLE 8. COVENANTS

     SECTION 8.1. Certain Affirmative Covenants. Each of the Borrower and the Finance Subsidiary agrees with each Bank Party that, until all Commitments have terminated and all Obligations have been paid and performed in full, the Borrower and the Finance Subsidiary, as the case may be, will perform its respective obligations set forth in this Article. The Guarantor agrees with each Bank Party that, at all times on or prior to the Release Date, (and, in the case of the Guarantor's obligations under clause (h) of Section 8.1.1., clause (c) of Section 8.1.3, and Section 8.1.19 with respect to any Operative Document to which it is a party at all times until all Commitments have been terminated and all Obligations have been paid and performed in full), the Guarantor will perform its respective obligations set forth in this Section.

     SECTION 8.1.1. Financial Information, etc. The relevant Obligors will furnish, or will cause to be furnished, to the Agent copies (with sufficient copies for each other Bank Party) of the following financial statements, reports and information:

          (a)  the  Borrower  and  Guarantor   will  furnish,   promptly  when
     available, and in any event within 90 days after the close of each Fiscal Year of such Obligor:

               (i) in the case of the Guarantor, the consolidated balance sheet at the close of such Fiscal Year and the related consolidated statements of operations, shareholders' equity and cash flows of the Guarantor and its Subsidiaries; and

               (ii) in the case of the Borrower, its balance sheet at the close of such Fiscal Year and its related statements of operations, shareholders' equity and cash flows,

     in each case (with comparable information at the close of and for the prior Fiscal Year) and reported on without Impermissible Qualification by an independent certified public or chartered accountant of recognized international standing, together with a certificate from such accountants to the effect that, in making the examination necessary for the signing of such annual report by such accountants, they have not become aware of any Default that has occurred and is continuing, or, if they have become so aware, describing such Default and the steps, if any, being taken to cure it;

          (b) the Borrower and the Guarantor will furnish, promptly when available, and in any event within 45 days after the close of each of the first three Fiscal Quarters of each Fiscal Year of such Obligor:

               (i) in the  case of the  Guarantor,  the  consolidated  balance sheet at the close of such Fiscal Quarter and the related consolidated statements of operations, shareholders' equity and cash flows of the Guarantor and its Subsidiaries; and

               (ii) in the case of the Borrower, its balance sheet at the close of such Fiscal Quarter, and its related statements of operations, shareholders' equity and cash flows,

     in each case, for such Fiscal Quarter and for the period commencing at the close of the previous Fiscal Year and ending with the close of such Fiscal Quarter (with comparable information at the close of and for the corresponding Fiscal Quarter of the prior Fiscal Year and for the corresponding portion of such prior Fiscal Year) and certified by an accounting or financial Authorized Representative of such Obligor;

          (c) the Borrower will promptly furnish within 15 Business Days after each of the close of each calendar quarter, and on the Project Completion Date and the Release Date, a Compliance Certificate calculated as of the last date of such calendar quarter or the Project Completion Date, as the case may be, indicating, inter alia, compliance with each of the ratios set forth in clauses (a), (b) and (c) of Section 8.2.4 on each Calculation Date scheduled to occur thereafter, together with such information concerning the calculations and assumptions used by the Borrower in delivering such Compliance Certificate as the Agent may request;

          (d) the Borrower will furnish promptly upon receipt thereof copies of all detailed financial and management reports submitted to the Borrower by a certified public accountant in connection with each annual or interim audit made by such certified public accountant of the books of the Borrower;

          (e) the Borrower will furnish annually, on or before each anniversary of the first Borrowing Date, a memorandum prepared by the Borrower summarizing the then outstanding insurance coverage with respect to the Mine and a certificate or certificates of insurance prepared by the Insurance Broker confirming that: (i) all such insurance coverage is in full force and effect and all premiums payable in connection therewith have been paid; (ii) in the opinion of the Insurance Broker, such insurance is sufficient for the purposes of the Mine and is responsive to the requirements of Section 8.1.7; (iii) the Agent is named as the first loss payee under all policies of property insurance and as an additional insured under all policies of liability insurance; and (iv) the insurers under such insurance policies have undertaken in writing not to amend or terminate such policies without at least 30 days' prior written notice thereof to the Agent and have entered into such undertakings as are required pursuant to the provisions of
     Section 8.1.7; it being agreed that such certificate shall be conclusive as against the Borrower both as to the amount of insurance required and the perils against which coverage is required and the Borrower shall immediately insure in accordance with such certificate;

          (f) the Borrower will furnish to the Agent as promptly as practicable details as to any: (i) material disputes with its insurance carriers; (ii) failure by the Borrower to pay any insurance premium as and when required that might result in the cancellation of the relevant policy; (iii) material reduction in the amount of, or any other material change in, insurance or reinsurance coverage maintained; (iv) failure to comply with its obligations under Section 8.1.7, in each case stating the reasons therefor, together with any other information concerning the insurance and reinsurance coverage required to be maintained by it as the Agent shall have reasonably requested; (v) occurrence of any actual or potential casualty or loss which is covered by the terms of any policy of insurance maintained by or on behalf of the Borrower; and (vi) notices received from any of its insurance carriers with respect to the cancellation of or proposed cancellation of any policy of insurance;

          (g) each of the Obligors will furnish promptly upon the occurrence thereof a detailed report of any change or (without prejudice to the provisions of Section 8.2.14, 8.2.15 or 9.1.8) modification to any Project Document to which it is a party;

          (h) each of the Obligors will furnish notice of the occurrence of any default or event of default (however denominated) by any party under, or any other material change in or circumstance affecting, any of the Project Documents to which it is a party;

          (i) the Borrower will furnish annual (and, if so reasonably requested by the Required Banks on a more frequent basis, promptly upon request) forecasts of mining production, mill throughput, ore grades, recovery rates, operating costs, on-going capital expenditures, water uses and sources and all other technical information reasonably requested by the Agent (including any progress schedules or work account reports or similar reports or schedules supplied to the Borrower pursuant to the Construction Contract);

          (j) as soon as possible and in any event within three Business Days after the occurrence of any Default with respect to any Obligor such Obligor will furnish a statement of its chief financial Authorized Representative setting forth details of such Default and the action which such Obligor has taken and proposes to take with respect thereto;

          (k) as soon as possible and in any event within three Business Days after (i) the occurrence of any adverse development with respect to any labor controversy, litigation, arbitration or governmental investigation or proceeding described in Section 7.7 which will or might have a Materially Adverse Effect with respect to such Obligor or (ii) the commencement of any labor controversy, litigation, arbitration or governmental  investigation  or  proceeding  of  the  type  described  in
     Section 7.7, the relevant Obligor will furnish notice thereof and copies of all documentation relating thereto;

          (l) each Obligor will furnish notice of the occurrence as soon as possible and in any event within three Business Days after such Obligor knows or has reason to know of any circumstance which has a reasonable likelihood of having a Materially Adverse Effect with respect to such Obligor;

          (m) not more than five Business Days after the close of each calendar month, the Borrower shall deliver to the Agent and the Independent Consultant a balance sheet as at the close of such calendar month and a statement of income and expenditure for such calendar month, in each case in form and substance satisfactory to the Agent and the Required Banks and, in any event, consistent with the Approved Budget or, as the case may be, the Cash Flow Schedule;

          (n) ten Business Days after the end of each calendar month, the Borrower shall deliver to the Agent a statement showing in detail all credits to, debits from, and balances standing to the credit of the Project Accounts for such calendar month and copies of all documents submitted by the Borrower to the Central Bank or any other Governmental Authority in connection with the Project Accounts;

          (o) (i) the Guarantor will furnish, promptly after the sending or filing thereof, copies of all reports that it sends to its public shareholders and copies of registration statements and material filings made with the U.S. Securities Exchange Commission or any national securities exchange; and (ii) each other Obligor will furnish copies of each material filing and report or document made to or filed with, or received from, any securities exchange, any securities commission or any Governmental Authority, and of each communication from such Obligor to shareholders or creditors generally, in each case promptly upon the making, filing or receipt thereof;

          (p) the Borrower will immediately notify the Agent upon becoming aware of any fact or circumstance giving rise to (or likely to give rise to) any cost overrun which might oblige the Guarantor to make a contribution pursuant to Section 3.2 of the Guaranty Agreement. Such notice shall include information in reasonable detail as to the amount of such cost overrun, the circumstances giving rise thereto and any further possible cost overruns as may then be likely to occur;

          (q) the Borrower will furnish the Agent with copies of all material Instruments entered into by or in connection with the Fachinal Project or the operation of the Mine (including the Concentrate Sales Agreement), in each case promptly upon having entered into the same and will immediately notify the Agent of its intention to enter into any such Instrument;

          (r) each Obligor will furnish such other information with respect to the financial condition, business, property, assets, revenues and operations of such Obligor as the Agent or any Bank (acting through such Agent) may from time to time reasonably request (including copies of any correspondence and/or documentation relating to any change orders contemplated under the Construction Contract); and

          (s) the Borrower shall give or cause to be given to the Agent no later than 14 days prior to the commencement of each Fiscal Year a draft budget for the Borrower and a draft operating plan in respect of the Fachinal Project, in each case, for that Fiscal Year, and in form and substance satisfactory to the Agent.

     SECTION 8.1.2. Compliance with Laws. Each Obligor will comply in all material respects with all Applicable Laws.

     SECTION 8.1.3. Approvals.

          (a) Each Obligor will obtain, maintain in full force and effect, and comply in all respects with, all Approvals (including those identified in Item 1 ("Approvals") of the Disclosure Schedule) as may be required or advisable from time to time for such Obligor to (i) execute, deliver, perform and preserve its rights under any of the Operative Documents executed or to be executed by it, (ii) grant and perfect the Liens granted or purported to be granted and perfected by it pursuant to any Security Agreement and (iii) in the case of the Borrower, own, lease, use or licence the Project Assets in which it holds any interest and operate the Mine in accordance with sound mining and business practice.

          (b) Without limiting clause (a), each Obligor will obtain all Approvals identified in Part B of Item 1 ("Pending Material Approvals") of the Disclosure Schedule by the date set forth in the Disclosure Schedule opposite such Approval and, within five (5) Business Days of obtaining any such Approval deliver to the Agent certified copies (or originals where requested by the Agent) of all such Approvals as then in effect.

          (c) The Guarantor will, at all times, comply with its obligations under and take all actions necessary to maintain in good standing the Foreign Investment Contract.

          (d) The Guarantor shall ensure that all Investments made by the Guarantor or any of its Affiliates in the Borrower by way of Approved Subordinated Indebtedness shall only be made directly by an entity which is an Institucion Financiera Extranjera Registrada con el Banco Central para los fines del Artieulo 59 de la Ley sabre Impuesto a la Renta under the laws of Chile.

     SECTION 8.1.4. Maintenance of Corporate Existence. Each Obligor will do and will cause to be done at all times all things necessary to maintain and preserve its corporate existence.

     SECTION 8.1.5. Foreign Qualification. Each Obligor will do and cause to be done at all times all things necessary to be duly qualified to do business and be in good standing (where such concept is relevant) as a foreign corporation, in each jurisdiction where the nature of its business makes such qualification necessary.

     SECTION 8.1.6. Payment of Taxes, etc. Each Obligor will pay and discharge, as the same may become due and payable, all taxes, assessments, fees and other governmental charges or levies against it or on any of its property, as well as claims of any kind or character (including claims for sums due for labor, material, supplies, personal property and services); provided, however, that the foregoing shall not require any Obligor to pay or discharge any such tax, assessment, fee, charge, levy or claim so long as it shall be diligently contesting the validity or amount thereof in good faith by appropriate proceedings and shall have set aside on its books adequate reserves in accordance with GAAP with respect thereto.

     SECTION 8.1.7. Insurance.

          (a) The  Borrower  will  maintain,  or ensure that the  Construction
     Contractor maintains, with insurance companies satisfactory to the Required Banks: (i) insurance as required under this Agreement, the Security Agreements and any other Operative Document, and (ii) such other insurance (including business interruption insurance) with respect to the properties and business of the Borrower against such casualties and contingencies and of such types and in such amounts as is customary in the case of similar businesses similarly situated and such other insurance as may be required by any Applicable Law or the Agent and the Borrower will, upon request of the Agent, furnish to the Agent at reasonable intervals a certificate of the Insurance Broker setting forth the nature and extent of all insurance maintained by the Borrower in accordance with this Section and confirming its adequacy and sufficiency. The Agent shall (unless otherwise consented to by the Banks) solicit the services of the Insurance Broker to assess the adequacy and sufficiency of the insurance coverage required to be maintained by the Borrower hereunder and evaluate the contents of the foregoing certificate. The Borrower will immediately notify the Agent of any proposed change of any insurance company providing insurance coverage of the nature referred to in this Section, and any such change shall require the consent of the Agent which consent will not be unreasonably withheld. The Borrower will ensure that the Insurance Summary is complete and accurate at all times and will from time to time provide the Agent with amendments thereto when necessary to ensure that the Insurance Summary is so complete and accurate, together with copies of all insurance policies as in effect from time to time.

          (b) All of the Borrower's insurance policies will, in each case, in accordance with standard practice in the mining industry:

               (i) specify the Agent (for the ratable benefit of the Bank Parties) as an additional insured (in all cases, other than with respect to any such insurance taken out by the Construction Contractor under the Construction Contract) and as a loss payee (in all cases other than in the case of any liability insurance (excluding, however, with respect to any such insurance taken out by the Construction Contractor under the Construction Contract)), and contain such endorsements in favor of the Agent as the Agent shall require;

               (ii) not be cancellable (or subject to a material decrease in the scope or amount of coverage (including by way of increase in any deductible)) as against the Agent (including for failure to pay premiums) or subject to material alteration of any kind without at least 30 days' (or less in case of war and kindred risks) prior written notice to the Agent;

               (iii) in the case of insurance covering loss or damage to any of the Project Assets, contain a lender loss payable provision for the benefit of the

          Agent on behalf of itself and the Banks (including that the policy shall not be invalidated as against the Agent by reason of any action or failure to act of the Borrower or any other Person), provide for waiver of any right of set-off, recoupment, subrogation, counterclaim or any other deduction, by attachment or otherwise, with respect to any liability of the Borrower, and shall provide that all amounts payable by reason of loss or damage to any of the Project Assets shall be payable to the Agent for replacement;

               (iv) provide for payments of claims thereunder in U.S. Dollars;
          and

               (v) otherwise be in form and substance satisfactory to the Agent.

          (c) The Borrower will cause proceeds, if any, of all insurances maintained with respect to the Fachinal Project and the Mine to be applied as follows:

               (i) all amounts received in respect of (x) the partial or total nationalization, expropriation, compulsory purchase or requisition of the Mine or the Project Assets, or any interest therein, (y) any release, inhibition, modification, suspension or extinguishment of any Mining Rights, or the imposition of any restriction affecting the Mine or the Project Assets or the grant of any Mining Right and
          (z) the suspension or material modification of any Approval required or advisable in connection with the Fachinal Project or the operation of the Mine shall be applied as set forth in clause (d) of
          Section 3.1;

               (ii) prior to an Event of Default, all amounts received in respect of any liability insurance may be paid directly to the Person entitled thereto and after an Event of Default all such amounts shall be deposited into the Proceeds Sub-Account (Collateral Collections) or Proceeds Sub-Account (Other Collections), as may be required pursuant to clause (a) of Section
          4.2 (it being understood that, without prejudice to clause (b)(iv) or any other provision of this Agreement, all proceeds denominated in Pesos shall be deposited into the Proceeds Sub-Account (Chile));

               (iii)  all  amounts   received  in  respect  of  any   business
          interruption insurance or delay in start-up insurance shall be deposited into the Proceeds Account; and

               (iv) prior to an Event of Default, all proceeds from casualty or property insurance received for any single repair, replacement or restoration costing less than U.S.$1,000,000 (or the equivalent thereof in any other currency) may be applied to the repair, replacement or restoration of the assets in respect of which the relevant proceeds were received or for reimbursement of the Person which effected such repair, replacement or restoration and after an Event of Default all such proceeds, to the extent received in a currency other than Pesos, shall be deposited into the Proceeds Account (it being understood that, without prejudice to clause
          (b)(iv)  or any other  provision  of this  Agreement,  all  proceeds denominated in Pesos shall be deposited into the Proceeds Sub-Account (Chile)). All such proceeds received for any such single repair, etc. costing an amount which is equal to or in excess of U.S.$1.000,000 (or the equivalent thereof in any other currency) shall, with the consent of the Required Banks (which consent shall be granted within 10 Business Days unless a Default shall have then occurred and be continuing or the Required Banks determine in good faith that repair, replacement or restoration of the asset in question would not be economical or that the insurance proceeds, together with funds available from other sources, are insufficient to repair, replace or restore such asset) be applied to the prompt payment of the cost of the repair, replacement or restoration of such damaged or destroyed asset. In the event that the consent of the Required Banks shall not be granted pursuant to the provisions of the immediately preceding sentence, then all such proceeds shall be applied to make a mandatory prepayment of the principal amount of the Loans pursuant to clause (d) of Section 3.1.

     SECTION 8.1.8. Books and Records. Each Obligor will keep financial records and statements reflecting all of its business affairs and transactions in accordance with GAAP. On not less than 3 days prior written notice where no Default has occurred and on not less than 24 hours prior notice where a Default has occurred, each Obligor will permit the Independent Consultant, the Insurance Broker, the Agent and the Banks or any of their respective representatives to inspect any and all of the properties and operations of such Obligor (including the Mine in the case of the Borrower), to visit all of its offices or any other location where relevant personnel or records are located, to discuss its financial matters with its officers, banks and independent chartered accountants and certified public accountants, as the case may be, (and hereby authorizes such independent chartered accountants or certified public accountants, as the case may be, to discuss its financial matters with any of the foregoing Persons or its representatives whether

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

or not any representative of such Obligor is present) and to examine (and photocopy extracts from) any of its books or other corporate records or any of the Project Documents. Without limiting the generality of the foregoing, the relevant Obligor or Obligors shall provide all relevant and necessary assistance to the Independent Consultant and the Insurance Broker in
connection with the performance of the duties of the Independent Consultant and the Insurance Broker contemplated hereby (including the preparation of each Semi-Annual Report and Monthly Report by the Independent Consultant). The Borrower shall pay any fees of such chartered accountant or certified public accountant and the Independent Consultant, the Agent and the Insurance Broker incurred in connection with the exercise of their rights pursuant to this Section. It is expressly understood that none of the Independent Consultant, the Insurance Broker or any Bank Party assumes any obligation to any Obligor or any other party in respect of the operation, development, exploration and production of the Mine in accordance with the Development Plan or otherwise.

     SECTION 8.1.9. Project Completion and Management. The Borrower will use its best efforts to consummate the Fachinal Project in accordance with the Development Plan, Applicable Laws and sound mining and business practice, and will ensure that the Mine is operated, maintained and developed and that Project Output is produced and processed, all substantially in accordance with the Development Plan, Applicable Laws and sound mining and business practice so as to achieve Project Completion no later than January 1, 1997.

     SECTION   8.1.10.   Hedging   Agreements.   On  each  date  (a   "Hedging
Determination Date") occurring on or after the initial Borrowing Date, the Borrower shall have entered into Guaranteed Price Contracts (or the Guarantor shall have entered into and duly assigned the benefit to the Borrower pursuant to documentation satisfactory to the Agent (including with respect to the obtaining of any  Approvals  from the Central  Bank or pursuant to  Applicable
Law)) net forward sale, put or call options, spot deferred sales or other contracts providing for a binding commitment to buy or sell Gold and Silver acceptable to the Agent (the "Committed Hedging Agreements") or put or call options or other similar uncommitted transactions with respect to the purchase or sale of Gold and Silver (together with the Guaranteed Price Contracts and the Committed Hedging Agreements, collectively, the "Hedging Agreements")
which are in effect with counterparties (the "Hedging Counterparties") satisfactory to the Required Banks such that the proceeds thereof (both as to the amount and to the timing) are sufficient to discharge in full all Project Costs (excluding however, Project Costs scheduled to be incurred in connection with the Mine prior to January 1, 1997) for the Required Hedging Period commencing on such Hedging Determination Date and all principal of and interest occurring in respect of Funded Indebtedness scheduled to, or otherwise reasonably expected to become due and payable during that Required Hedging Period; provided, however, that for any 12 month period, the sum of the number of ounces of Gold and Silver required to be delivered during such 12 month period under Committed Hedging Agreements (and any Guaranteed Price Contract providing for a binding commitment on behalf of the Guarantor to purchase Silver at the price set forth therein) shall not exceed an amount equal to fifty percent (50%) of the number of ounces of Gold and Silver respectively scheduled to be produced by the Mine during such 12 month period, as set forth in the Cash Flow Schedule. The Borrower shall
provide  (or  previously   have  provided)  to  the  Agent,  on  each  Hedging
Determination Date, evidence of its compliance with this Section 8.1.10.

     SECTION 8.1.11. Proceeds; Project Accounts. The Borrower shall apply the proceeds of the Loans strictly in accordance with this Agreement and, without limiting the foregoing, deposit such proceeds and proceeds of Capital Contributions and Approved Subordinated Indebtedness (including any such proceeds received pursuant to the provisions of Section 3.2 of the Guaranty Agreement) to the Construction Account for application to the payment of those Project Costs reflected in the Approved Budget. To the extent required by clause (a) of Section 4.2, the Borrower will deposit or cause to be deposited all gross revenues of, and all other payments received with respect to, the Fachinal Project or the Mine to the Proceeds Account. The Borrower will not instruct any disbursements out of any Project Account except as permitted by
Article 4.

     SECTION 8.1.12. Provision of Staff. The Borrower shall ensure that there are sufficient competent technical and management employees engaged in connection with the Mine and the Fachinal Project in order to enable the occurrence of Project Completion on or prior to January 1, 1997 and the operation, development and maintenance of the Mine substantially in accordance with the Development Plan.

     SECTION 8.1.13. Environmental Covenant. The Borrower and the Guarantor will, and will ensure that each other Person will:

          (a) use and operate the Mine, the Project Assets and all of its facilities and properties related thereto in compliance with, keep all Approvals relating to environmental matters in effect and remain in compliance with and handle all Hazardous Materials in compliance with the Environmental Review Standards and, except to the extent the Environmental Review Standards require or permit otherwise, with all applicable Environmental Laws;

          (b) immediately notify the Agent and provide copies upon receipt of all written claims, complaints, notices or inquiries relating to the condition of its facilities and properties or compliance with the Environmental Review Standards or Environmental Laws, and shall promptly cure and have dismissed with prejudice any actions and proceedings relating to compliance with the Environmental Review Standards or Environmental Laws; and

          (c) provide such information and certifications which the Agent may reasonably request from time to time to evidence compliance with this Section.

     SECTION 8.1.14. Maintenance of Project Assets. The Borrower will maintain, preserve, protect and keep (and, in the case of the CDE Surface Rights, will cause CDE to maintain, preserve, protect and keep):

          (a) all of its (and, in the case of the CDE Surface Rights, CDE's) ownership, lease, use, licence and other interests in the Project Assets (including all Mining Rights) as are necessary or advisable for the Borrower to be able to operate the Mine substantially in accordance with sound mining and business practice and in a manner such that the requirements of, and projections contained in, the Development Plan, can be achieved; and

          (b) all of the Project Assets in good repair, working order, and condition, and make necessary and proper repairs, renewals, and replacements so that its business carried on in connection therewith may be properly conducted at all times, unless the continued maintenance of any of such Project Assets is no longer necessary or economically desirable for the operation of the Mine, such operation to be substantially in accordance with sound mining and business practice.

     SECTION 8.1.15. Pari Passu.

          (a) The Borrower will ensure that its payment Obligations under this Agreement and each other Loan Document to which it is a party rank at least pari passu in right of payment with all of the Borrower's other Indebtedness, other than any such Indebtedness which is preferred by mandatory provisions of Applicable Law;

          (b) Each other Obligor will ensure that its payment obligations under this Agreement and each other Loan Document to which it is a party rank at least pari passu in right of payment with all of such Obligor's other unsecured and unsubordinated Indebtedness, other than any such Indebtedness which is preferred by mandatory provisions of Applicable Law.

     SECTION 8.1.16. After-Acquired Collateral. Upon the acquisition or production of any Project Assets (excluding any Project Documents) of the type over which any Lien has been granted pursuant to any Security Agreement but in respect of which no Lien has been granted pursuant to any such Security Agreement and which either constitute (a) CDE Surface Rights Statutory Easements or (b) assets having an aggregate fair market value of U.S.$500,000 (in the case of inventory) or U.S.$250,000 (in all other cases) (or, in each such case, the equivalent thereof in any other currency), the relevant Obligor shall (and, in the case of CDE, the Borrower will ensure that CDE shall), to the extent permitted by Applicable Law, (x) enter into Instruments similar to the relevant Security Agreement, (y) simultaneously therewith, effect all relevant notarizations and registrations or obtain the acknowledgement and agreement of all relevant counterparties, as the case may be, and (z) take all other actions necessary or advisable or, in the reasonable opinion of counsel to the Bank Parties, desirable in order to (i) create in favor of the Bank Parties a valid and perfected first-priority Lien over all of such newly acquired Project Assets, and (ii) evidence of the creation of such Lien (including opinions of counsel). In addition, if during any three month period, ending on any of March 31, June 30, September 30 or December 31, the Borrower shall acquire any Project Asset and such Project Asset shall not be encumbered pursuant to any Security Agreement on the last day of any such period, the Borrower shall take the steps described in the previous sentence with respect to such Project Asset.

     Each Obligor will ensure that, promptly upon the effectiveness of any Project Document of the nature described in clause (d) of the definition thereof to which such Obligor is a party (including the Concentrate Sales Agreement), the Bank Parties shall be granted a conditional assignment of rights (in the case of any Project Document expressed to be governed by the laws of Chile) or (in the case of each other Project Document), a first priority perfected Lien over such Obligor's rights thereunder, in each such case as security for the Obligations of the Borrower and/or such Obligor, as the case may be.

     SECTION 8.1.17. Accuracy of Information. All factual information hereafter furnished by or on behalf of any Obligor in writing to any Bank Party for the purposes of or in connection with this Agreement or any transaction contemplated hereby will be true and accurate in every respect on the date as of which such information is dated or certified and such information shall not be incomplete by omitting to state any material fact necessary to make such information not misleading.

     SECTION 8.1.18. Guarantor's Control of the Fachinal Project. The Guarantor shall (a) exercise, and shall cause the Finance Subsidiary, the Borrower and any Affiliate of either one or more of them to exercise, its rights under each Project Document in a prudent and businesslike manner and so as to ensure (to the extent such rights permit) the direction of all operational and production aspects of the Mine and the Fachinal Project; and
(b) ensure that no Change in Control occurs.

     SECTION 8.1.19. Project Agreements. Each of the Borrower and the Guarantor undertakes to ensure that:

          (a)  it  and  any  relevant   Obligor   observes  their   respective
     obligations under all Project Documents to which it is a party in all respects;

          (b) it does not abandon, settle, compromise or discontinue or become non-suited in respect of proceedings against any party in connection with a Project Document;

          (c) it does not waive any of its rights or release any person including a third party, from that person's obligations in connection with a Project Document, without the Agent's prior consent; and

          (d) it takes the action that a prudent, diligent and reasonable person would take to cause each party to a Project Document to observe its obligations in connection with that Project Document, and if that party defaults in the performance of those obligations to take the action that a prudent, diligent and reasonable person would take or cause that party to pay an amount equal to the loss or damage it suffers which is caused or contributed to by that default, unless the Agent agrees otherwise.

     SECTION 8.1.20. Use of Proceeds. The Borrower will use the proceeds of the Loans for the purposes set forth in the fourth recital and as otherwise set forth in this Agreement.

     SECTION 8.2. Certain Negative Covenants. Each of the Borrower and the Finance Subsidiary agrees with each Bank Party that, until all Commitments have terminated and all Obligations have been paid and performed in full, the Borrower and the Finance Subsidiary, as the case may be, will perform its respective obligations set forth in this Section. The Guarantor agrees with each Bank Party that, at all times on or prior to the Release Date (and, in the case of the Guarantor's obligations under Sections 8.2.14, but with respect only to the Foreign Investment Contract, and 8.2.15 generally, with respect to any Operative Document to which it is a party, in each case, at all times until all Commitments have been terminated and all Obligations have been paid and performed in full), the Guarantor will perform its respective obligations set forth in this Section.

     SECTION 8.2.1. Business Activities; Place of Business; Organic Documents; Fiscal Year. The Borrower will not:

          (a) engage in any business activity other than the consummation of the Fachinal Project and the operation of the Mine and any activity incidental thereto;

          (b) maintain any place of business in the United States or elsewhere (other than the location of the Mine, Chile Chico or Santiago, Chile) without first taking (to the satisfaction of the Agent) all actions necessary to protect the Lien granted pursuant to the relevant Security Agreements;

          (c) amend its Organic Documents or change its corporate name; or

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

          (d) change its Fiscal Year.

     SECTION 8.2.2. Indebtedness. The Borrower will not create, incur, assume, or suffer to exist or otherwise become or be liable in respect of any Indebtedness other than:

               (a) Indebtedness in respect of the Loans and other Obligations;

               (b) Indebtedness in respect of the Hedging Agreements;

               (c) at any date (i) unsecured Indebtedness outstanding at such date incurred in the ordinary course of business in connection with Project Costs (by way of open accounts of less than ninety (90) days extended by suppliers, or letters of credit opened for the amount of suppliers, on normal trade terms in connection with purchases of goods and services (and excluding, for the avoidance of doubt, Indebtedness incurred through the borrowing of money or Contingent Liabilities), (ii) Indebtedness not in excess of U.S.$1,000,000 at any one time outstanding (or the equivalent thereof in any other currency) incurred to suppliers of equipment constituting Project Capital Costs (other than pursuant to the Construction Contract) in respect of the deferred purchase price of such equipment and on terms and conditions acceptable to the Required Banks, and (iii) Indebtedness evidenced by the Project Documents;

               (d) Indebtedness in respect of taxes, assessments or governmental charges, and Indebtedness in respect of claims for labor, materials or supplies to the extent that payment thereof shall not at the time be required to be made in accordance with the provisions of Section 8.1.6;

               (e) Indebtedness in respect of judgments or awards, enforcement of which has not been stayed by reason of a pending appeal or otherwise, for a period of more than 10 days, which do not, in the aggregate, exceed U.S.$500,000 (or the equivalent thereof in any other currency); and

               (f) Approved Subordinated Indebtedness.

     SECTION 8.2.3. Liens. The Borrower will not create, incur, assume or suffer to exist any Lien upon any of its properties, revenues or assets, whether now owned or hereafter acquired, except:

          (a) Liens in favor of the Agent (for the ratable benefit of the Bank Parties) or in favor of the Bank Parties granted pursuant to any Loan Document;

          (b) Liens in respect of deferred import duties imposed by any Governmental Authority of the Republic of

     Chile, such Liens to secure equipment having a maximum fair market value of U.S.$5,000,000 (or the equivalent thereof in any other currency) in aggregate purchased during any Fiscal Year;

          (c) Liens for taxes, assessments or other governmental charges or levies not at the time delinquent or thereafter payable without penalty or being contested in good faith by appropriate proceedings and for which adequate reserves in accordance with GAAP shall have been set aside on its books;

          (d) Liens of carriers, warehousemen, mechanics, materialmen, suppliers and landlords incurred in the ordinary course of business for sums not overdue or being contested in good faith by appropriate proceedings and for which adequate reserves in accordance with GAAP shall have been set aside on its books;

          (e) Liens incurred in the ordinary course of business in connection with workmen's compensation, unemployment insurance or other forms of governmental insurance or benefits, or to secure performance of tenders, statutory obligations, leases and contracts (other than for borrowed money) entered into in the ordinary course of business or to secure obligations on surety or appeal bonds;

          (f) judgment Liens in existence less than 10 days after the entry thereof or with respect to which execution has been stayed or the payment of which is covered in full (subject to a customary deductible) by insurance maintained with responsible insurance companies;

          (g) Liens securing Indebtedness permitted to be incurred pursuant to clause (c)(ii) of Section 8.2.2; provided, however, that any such Lien shall attach only to the equipment in respect of which such Indebtedness is incurred;

          (h) any other Lien disclosed in Item 11 ("Liens") of the Disclosure Schedule.

     For the purposes of this Section the obligations secured by any Lien created or incurred in the ordinary course of business (other than any Liens of the nature referred to in clause (a) or (b)) may not exceed U.S.$1,000,000 in the aggregate at any one time outstanding.

     SECTION 8.2.4. Financial Condition of Borrower. The Borrower will not permit:

          (a)  the  Annual  Loan  Cover  Ratio  (calculated  on  the  date  of preparation of each Compliance Certificate with respect to each consecutive twelve-month period commencing on all Calculation Dates which are Payment Dates scheduled to occur on or after such date of preparation (and, in the case of a Calculation Date which is the Project Completion Date or the Release Date, calculated with respect to the twelve-month period ending on the next succeeding scheduled Calculation Date which is a Payment Date (and in calculating Future Net Cash Flow in connection with the determination of the Annual Loan Cover Ratio for any such period, such calculation shall be made on the first day of such period and the Dollar equivalent of any Gold or Silver from Production actually sold during the portion of such period commencing on the first day of such period and ending on the Project Completion Date or the Release Date, as the case may be, shall be the amount of Dollars actually realized from such sale)), to be less than one hundred and twenty-five percent (125%);

          (b) the Loan Life Ratio (calculated on each Calculation Date with respect to such Calculation Date and all Calculation Dates scheduled to occur thereafter), to be less than or equal to one hundred and fifty percent (150%);

          (c) the Project Life Ratio (calculated on each Calculation Date with respect to such Calculation Date and all Calculation Dates scheduled to occur thereafter), to be less than or equal to two hundred percent (200%);

          (d) the Current Ratio to be at any time after the Release Date less than one hundred percent (100%);

          (e) the Reserve Value Cover to be at any time less than four hundred percent (400%);

          (f) on the sixteenth Payment Date, the Proven and Probable Reserves to be less, or to be scheduled to be less, than thirty percent (30%) of the Proven and Probable Reserves as at the Effective Date (and for purposes of making this calculation, Proven and Probable Reserves of Silver shall be converted into Proven and Probable Reserves of Gold using the ratio 1:75).

     SECTION 8.2.5. Capital Expenditures. The Borrower will not make or commit to make any costs in respect of Capital Expenditure other than such costs which are identified in the Development Plan and shall not make or commit to make any such costs if, at the time, or as a consequence of, incurring any such item of expenditure any Default shall have occurred and be continuing.

     SECTION 8.2.6. Investments. The Borrower will not acquire all or substantially all of the assets of any other Person and will not make, incur, assume or suffer to exist any Investment in any other Person, except Cash Equivalent

Investments permitted to be made with balances standing to the credit of the Project Accounts pursuant to Article 4.

     SECTION 8.2.7. Restricted Payments, etc. The Borrower will not:

          (a) declare, pay or make any distribution (in cash, property or obligations) on any shares of any class of capital stock (now or hereafter outstanding) of the Borrower or on any ownership interest of the Borrower or on any warrants, options or other rights with respect to any shares of any class of capital stock or other interest (now or hereafter outstanding) of the Borrower or apply any of its funds, property or assets to the purchase, redemption or other retirement of any shares of any class of capital stock or other interest (now or hereafter outstanding) of the Borrower, or warrants, options or other rights with respect to any shares of any class of capital stock or other interest (now or hereafter outstanding) of the Borrower;

          (b) repay, redeem, purchase or otherwise defease any Indebtedness owing to, or make any other payment to, any Affiliate (including all Approved Subordinated Indebtedness); and

          (c) make any deposit for any of the foregoing purposes or otherwise discharge any Indebtedness incurred by any Affiliate;

provided, however, that the Borrower may make any payment or take any other action for any of the foregoing purposes so long as: (i) no Default shall have occurred and be continuing or would result from any such payment or other action and (ii) any such payment or other action may be made or taken only (x) on (or within 10 Business Days after) a Payment Date occurring on or after the Project Completion Date and (y) after giving effect to all payments required to be made on such Payment Date pursuant to Section 3.2; and provided, further, however, that the Borrower may not make any payment or take any other action for any of the foregoing purposes at any time when the balance standing to the credit of the Proceeds Sub-Account (Debt Service Reserve) shall be less than the Required Debt Service Reserve Balance; and provided, further, however, that nothing in this Section shall, or shall be deemed to be, prohibit the Borrower from making a repayment or prepayment of Approved Subordinated Debt on the date of making of the initial Loans in an amount sufficient to finance repayment of the Bridge Loan.

     SECTION 8.2.8. Take or Pay Contracts. Except as set forth in Item 12 ("Take or Pay Contracts") of the Disclosure Schedule, the Borrower will not enter into or be a party to any arrangement for the purchase of materials, supplies, other property or services if such arrangement by its express terms requires that payment be made by the Borrower regardless of whether or not such materials, supplies, other property or services are delivered or furnished to it. For the avoidance of

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

doubt, nothing in this Section shall prohibit the Borrower from entering into any Hedging Agreement.

     SECTION 8.2.9. Consolidation, Merger, etc. The Borrower will not liquidate or dissolve, consolidate with, or merge into or with, any other corporation, or purchase or otherwise acquire all or substantially all of the assets of any Person (or of any division thereof).

     SECTION 8.2.10. Asset Dispositions, etc. The Borrower will not sell, transfer, lease or otherwise dispose of any of, or grant options, warrants or other rights with respect to, any of its assets (including accounts receivable) to any Person, unless:

          (a) such disposition is of Concentrate made in the ordinary course of business pursuant to the Concentrate Sales Agreement;

          (b) such disposition is of obsolete or replaced assets, which are no longer used or useful to the Borrower; or

          (c) the net book value of all assets disposed of by the Borrower (excluding, however, assets disposed of pursuant to clauses (a) and (b)) in the same Fiscal Year does not exceed U.S.$250,000 (or the equivalent thereof in any other currency) and fair value in cash is received therefor.

     SECTION 8.2.11. Transactions with Affiliates. The Borrower will not enter into, or cause, suffer or permit to exist:

          (a) any arrangement or contract pursuant to which any Indebtedness is extended by the Borrower to any Affiliate as obligor;

          (b) any arrangement or contract with any of its Affiliates of a nature customarily entered into by Persons which are Affiliates of each other (including management or similar contracts or arrangements relating to the allocation of revenues, taxes and expenses or otherwise) requiring any payments to be made by the Borrower to any Affiliate unless such arrangement is fair and equitable to the Borrower; and

          (c) any other transaction, arrangement or contract with any of its other Affiliates which would not be entered into by a prudent Person in the position of the Borrower with, or which is on terms which are less favorable to the Borrower than are obtainable from, any Person which is not one of its Affiliates.

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

     SECTION 8.2.12. Restrictive Agreements, etc. The Borrower will not enter into any agreement (excluding this Agreement and the Loan Documents) prohibiting the creation or assumption of any Lien upon its properties, revenues or assets, whether now owned or hereafter acquired, or the ability of the Borrower to amend or otherwise modify this Agreement or any other Operative Document.

     SECTION 8.2.13. Inconsistent Agreements. No Obligor will enter into any agreement (including any Loan Document) containing any provision which would be violated or breached by the Loans hereunder or by the performance by such Obligor of its obligations hereunder or under any Loan Document.

     SECTION 8.2.14. Project Documents. No Obligor will (a) amend, modify or waive, or (b) terminate or replace, any Project Document to which it is a party, except as expressly permitted pursuant to any Loan Document or with the prior written consent of the Required Banks.

     SECTION 8.2.15. Actions under Project Documents. No Obligor will take or refrain from taking any action under any of the Project Documents which would have a material adverse effect on (a) the ability of the Borrower to consummate the Fachinal Project and operate the Mine in accordance with the Development Plan and achieve Project Completion no later than January 1, 1997,
(b) any collateral subject to any Security Agreement and the perfection and priority of the Liens granted or purported to be granted therein, or (c) the ability of such Obligor to pay and perform its Obligations.

     SECTION 8.2.16. Bank Accounts. The Borrower shall not open any bank account or maintain any similar deposit arrangement or maintain any balance in any bank account or in respect of such arrangement without the prior consent of the Agent other than the Project Accounts.

     SECTION 8.2.17. Royalty Agreements. The Borrower will not enter into any agreement relating to the granting of royalties or net profits interests in connection with the Fachinal Project other than as set forth in the royalty agreements listed in Item 13 ("Royalty Agreements") of the Disclosure Schedule, if any.

                         ARTICLE 9. EVENTS OF DEFAULT

     SECTION 9.1. Events of Default. The term "Event of Default" shall mean any of the events set forth in this Section.

     SECTION 9.1.1. Non-Payment of Obligations. The Borrower or the Guarantor:

          (a) shall default in the payment or prepayment when due of any principal amount of or interest on any Loan

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

     (and such default shall continue unremedied for a period of five Business
     Days); or

          (b) shall default in the payment when due of any other Obligation (and such default shall continue unremedied for a period of five Business
     Days).

     SECTION 9.1.2. Non-Performance of Certain Covenants. Any Obligor shall default in the due performance and observance of any of its obligations under Sections 8.1.4, 8.1.11, 8.1.15 or 8.2.

     SECTION 9.1.3. Non-Performance of Other Obligations. Any Obligor shall default in the due performance or observance of any term, condition, covenant or agreement contained herein or in any other Loan Document executed by it (other than a default arising pursuant to Section 9.1.1 or 9.1.2), and, if capable of cure or remedy, such default shall continue unremedied for a period of 10 Business Days after notice thereof shall have been given to such Obligor by the Agent.

     SECTION 9.1.4. Breach of Representation or Warranty. Any representation or warranty of any Obligor hereunder or in any other Loan Document executed by it or in any other writing furnished by or on behalf of such Obligor to any Bank Party for the purposes of or in connection with this Agreement or any such Loan Document is or shall be incorrect when made.

     SECTION 9.1.5. Default on other Indebtedness. A default shall occur in the payment when due (subject to any applicable grace period), whether by acceleration or otherwise, of any Indebtedness (other than Indebtedness described in Section 9.1.1) of any Obligor having a principal amount, individually or in the aggregate, in excess of US$1,000,000 (or the equivalent thereof in any other currency), or a default shall occur in the performance or observance of any obligation or condition with respect to such Indebtedness if the effect of such default is to permit (after the passage of time, the giving of notice, the making of any required determination or any combination of the foregoing) the acceleration of the maturity of any such Indebtedness or such default shall continue unremedied for any applicable period of time sufficient to permit the holder or holders of such Indebtedness, or any trustee or agent for such holders, to cause such Indebtedness to become due and payable prior to its expressed maturity.

     SECTION 9.1.6. Bankruptcy, Insolvency, etc. Any Obligor shall:

          (a) become insolvent or generally fail to pay, or admit in writing its inability to pay, debts as they become due;

          (b) apply for, consent to, or acquiesce in, the appointment of a trustee, receiver, sequestrator or other custodian for such Obligor, or any property of any thereof, or make a general assignment for the benefit of creditors;

          (c) in the absence of such application, consent or acquiescence, permit or suffer to exist the appointment of a trustee, receiver, sequestrator or other custodian for such Obligor or for a substantial part of the property of any thereof, and such trustee, receiver, sequestrator or other custodian shall not be discharged within 30 days, provided that each Obligor hereby expressly authorizes the Agent and each Bank to appear in any court conducting any relevant proceeding during such 30-day period to preserve, protect and defend their rights under the Loan Documents;

          (d) permit or suffer to exist the commencement of any bankruptcy, reorganization, debt arrangement or other case or proceeding under any bankruptcy or insolvency law, or any dissolution, winding up or liquidation proceeding, in respect of any Obligor and, if such case or proceeding is not commenced by such Obligor, such case or proceeding shall be consented to or acquiesced in by such Obligor or shall result in the entry of an order for relief or shall remain for 30 days undismissed, provided that each Obligor hereby expressly authorizes the Agent and each Bank to appear in any court conducting any relevant proceeding during such 30-day period to preserve, protect and defend their rights under the Loan Documents;

          (e) suffer any comparable event to any of the foregoing in any jurisdiction; or

          (f) take any corporate action authorizing, or in furtherance of, any of the foregoing.

     SECTION 9.1.7. Hedging Agreements. Any default shall occur under any of the Hedging Agreements or any of the Hedging Agreements shall terminate or cease in whole or in part to be the legal, valid and binding obligation of the Hedging Counterparty thereunder or the assignment by the Guarantor of the benefit of any of the Hedging Agreements to the Borrower shall terminate or cease in whole or in part to transfer the benefits of such Hedging Agreements to the Borrower.

     SECTION 9.1.8. Project Documents, etc.

          (a) Any of the Project Documents shall terminate or for any reason cease to be in full force and effect, except for (i) any expiration at the end of the term thereof, (ii) any termination or replacement consented to by the Required Banks pursuant to clause (b) of Section
     8.2.14,  or (iii) if  replacement  is  effected  as  provided  in Section
     9.1.14; or

          (b) a default under any of the Project Documents (excluding, however, to the extent referred to in Section 9.1.14, the Construction Contract and the Construction Contract Guaranty) shall occur, and such default is, in the reasonable opinion of the Required Banks, likely to have a Materially Adverse Effect with respect to the Finance Subsidiary or the Borrower (or, at any time on or prior to the Release Date, the Guarantor) and the Borrower fails to obtain a satisfactory alternative agreement or alternative arrangements to satisfactorily mitigate (in the reasonable opinion of the Required Banks) the effect of such termination or default within 30 days of such termination or default.

     SECTION 9.1.9. Impairment of Loan Documents. This Agreement or any other Loan Document shall terminate or cease in whole or part to be the legal, valid, binding and enforceable obligation of the relevant Obligor party thereto; the relevant Obligor or any other party shall, directly or indirectly, contest in any manner such effectiveness, validity, binding nature or enforceability; or any Lien securing any Obligation shall, in whole or in part, cease to be a perfected Lien which, except as permitted by Section 8.2.3, ranks first in priority; provided, however, that no Event of Default under this Section shall occur in respect of the invalidity or imperfection of any Lien created pursuant to any Security Agreement in respect of any Project Assets if the net book value of those Project Assets is not more than five percent (5%) of the total net book value of all tangible Project Assets.

     SECTION 9.1.10. Abandonment; Mining Rights.

          (a) The Borrower (or, in the case of the CDE Surface Rights, CDE) shall abandon all or any significant portion of its interest in the Mine or the Project Assets or surrender, cancel or release, or suffer any termination or cancellation of any of its rights, right or interest in the Mine or the Project Assets, other than as specifically permitted by this Agreement and each other Loan Document or other than as the Borrower shall have evidenced to all the Banks are not required in connection with the Fachinal Project.

          (b) Any Person other than the Borrower (or, in the case of the CDE Surface Rights, CDE and the other co-owners thereof as disclosed to the Agent on or prior to the Effective Date) shall acquire Mining Rights in respect of all or any portion of properties owned by the Borrower or CDE in connection with the Fachinal Project.

     SECTION 9.1.11. Judgments. Any judgment or order for the payment of money in excess of US$1,000,000, (or the equivalent thereof in any other currency), shall be rendered against any Obligor and either:

          (a) enforcement proceedings shall have been commenced by any creditor upon such judgment or order; or

          (b) there shall be any period of 10 consecutive days during which a stay of enforcement of such judgment or order, by reason of a pending appeal or otherwise, shall not be in effect.

     SECTION 9.1.12. Expropriation, etc. Any Governmental Agency or other Person purporting to be, or acting as, any Governmental Agency (a) condemns, nationalizes, seizes or otherwise expropriates all or any substantial part of the property or other assets of the Borrower or of its share capital or other ownership interests, or assumes custody or control of such property or other assets or of the business or operations of the Borrower if such action (together with any prior similar action) would prevent the Borrower from carrying on its obligations under the Operative Documents where, in the case of any such property, or assets, the same cannot be replaced by equivalent property or assets, or (b) condemns, nationalizes, seizes or otherwise expropriates all or any substantial part of the property or other assets of the Borrower or its share capital or other ownership interests, or assumes custody or control of such property or other assets or of the business or operations of the Borrower if such action (together with any prior similar action) would prevent the Borrower from carrying on its obligations under the Operative Documents where, in the case of property or assets, the same can be replaced by equivalent property or assets, and, in any such case, such condemnation, nationalization, seizure, expropriation, assumption or action is not withdrawn, rescinded, reversed, or in the case of any such action with respect to property or assets, the same are not replaced with equivalent property or assets within thirty days.

     SECTION 9.1.13. Change in Control. Any Change in Control shall occur.

     SECTION   9.1.14.   Default,   etc.  by  Construction   Contractor.   The
Construction Contractor shall default in the performance of any of its obligations under the Construction Contract or Fluor Daniel, Inc. shall default in the performance of any of its obligations under the Construction Contract Guaranty and the Construction Contractor or, as the case may be, Fluor Daniel, Inc. shall not have remedied such default within the time prescribed under the Construction Contract or, as the case may be, the Construction Contract Guaranty, or the Borrower shall terminate the services of the Construction Contractor; provided, however, that in the event that the Construction Contractor shall be so unable to perform such obligations or the Borrower shall have so terminated the services of the Construction Contractor then no Event of Default shall be deemed to have occurred pursuant to this
Section if the Borrower shall have appointed a substitute Construction Contractor, or the Borrower shall be operating the Mine on an interim basis and shall have made provision for the appointment of a substitute Construction

Contractor, in each case acceptable to the Required Banks in their reasonable discretion within 15 Business Days of the occurrence of such inability to perform or termination.

     SECTION 9.1.15. Failure to Achieve Project Completion. The Project Completion Date shall not have occurred on or prior to January 1, 1997.

     SECTION 9.1.16. Approvals. Any Approval which is material to the Fachinal Project or the Mine or otherwise material to the conduct of the business of the Borrower or the performance of any Obligor's obligations under any Operative Agreement executed by it shall be denied or withdrawn or shall cease to remain in full force and effect or shall otherwise be materially impaired.

     SECTION 9.1.17. Materially Adverse Effect. Any event shall occur or condition shall exist which constitutes a Materially Adverse Effect with respect to any Obligor.

     SECTION 9.1.18. Cease to Carry on Business. The Borrower ceases, is restrained from or threatens to cease to carry on in the ordinary course the Fachinal Project, its business or a substantial part thereof, and in the case of any restraint caused by a Person other than the Borrower, the Borrower does not recommence its business as aforesaid within 30 days.

     SECTION 9.1.19. Unenforceability of Loan Documents and Project Documents. A Loan Document or any material Project Document becomes wholly or partially void or voidable or unenforceable against any Obligor party thereto or is claimed to be so or is repudiated, in each case, by such Obligor or anyone on their behalf.

     SECTION 9.2. Action if Bankruptcy.  If any Event of Default  described in
Section 9.1.6 shall occur, the Commitments (if not theretofore terminated) shall automatically terminate and the outstanding principal amount of all outstanding Loans and all other Obligations (excluding, however, unless express instructions to the contrary are received from the relevant Bank, Obligations in respect of any Hedging Agreement to which any Bank is a party) shall automatically be and become immediately due and payable, without notice or demand.

     SECTION 9.3. Action if Other Event of Default. If any Event of Default (other than any Event of Default described in Section 9.1.6) shall occur for any reason, whether voluntary or involuntary, and be continuing, the Agent may, and upon the direction of the Required Banks, shall, upon notice or demand to the Borrower, declare all or any portion of the outstanding principal amount of the Loans to be due and payable and any or all other Obligations (excluding, however, unless express instructions to the contrary are received from the relevant Bank, Obligations in respect of any Hedging Agreement to which any Bank is a party) to be due and payable and/or the Commitments (if not theretofore terminated) to be terminated, whereupon the full unpaid principal amount of such Loans and any and all other Obligations which shall be so declared due and payable shall be and become immediately due and payable, without further notice, demand, or presentment, and/or, as the case may be, the Commitments shall terminate.

     SECTION 9.4. Event of Default after Project Completion Date. No Default or Event of Default shall have, or shall be deemed to have, occurred in the event that any of the events referred to in Sections 9.1.5, 9.1.6, 9.1.11,
9.1.16 or 9.1.17 shall have occurred with respect to the Guarantor at any time on or after the Release Date.

                            ARTICLE 10. THE AGENT

     SECTION 10.1. Actions. Each Bank authorizes the Agent to act on behalf of such Bank under this Agreement and each other Loan Document and, in the absence of other written instructions from the Required Banks received from time to time by the Agent (with respect to which the Agent agrees that it will, subject to the last paragraph of this Section, comply in good faith except as otherwise advised by counsel to the effect that any such compliance might subject such Agent to any liability of whatsoever nature), to exercise such powers hereunder and thereunder as are specifically delegated to or required of the Agent by the terms hereof and thereof, together with such powers as may be reasonably incidental thereto.

     Each Bank agrees (which agreement shall survive any termination of this Agreement) to indemnify the Agent, pro rata according to such Bank's Percentage, from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever which may at any time be imposed on, incurred by, or asserted against the Agent in any way relating to or arising out of this Agreement or any other Loan Document, including the reimbursement of the Agent for all out-of-pocket expenses (including attorneys' fees and expenses on a full indemnity basis) incurred by the Agent hereunder or in connection herewith or with any other Loan Document or in enforcing the Obligations of any Obligor under this Agreement or any other Loan Document, in all cases as to which the Agent is not reimbursed by an Obligor; provided, however, that no Bank shall be liable for the payment of any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements determined by a court of competent jurisdiction in a final proceeding to have resulted from the Agent's gross negligence or wilful misconduct.

     Without limiting the generality of the foregoing, each Bank Party hereby authorizes the Agent to:

          (a) act on behalf of such Bank to execute and accept on its behalf the Security Agreements (other than any Security Agreement which is expressed to be governed by Chilean law) and to take all such actions thereunder necessary or appropriate with respect to management or enforcement of the collateral security provided by such Security Agreements and enforcement of the rights of the Bank Parties thereunder; and

          (b) (i) approve (x) in consultation with the Banks, the Development Plan, the Insurance Summary and the Technical Review and (y) in
     consultation with the Banks and the Independent Consultant, any engineering studies prepared in connection with the Fachinal Project and the criteria for Project Completion; and (ii) take all such actions as may be necessary or appropriate in connection with the technical aspects of this Agreement, the other Operative Documents and the transactions contemplated hereby and thereby.

     The Agent shall not be required to take any action hereunder or under any other Loan Document, or to prosecute or defend any suit in respect of this Agreement or any other Loan Document, unless it is indemnified to its satisfaction by the Banks against loss, costs, liability and expense. If any indemnity in favor of the Agent shall become impaired, it may call for additional indemnity and cease to do the acts indemnified against until such additional indemnity is given.

     SECTION 10.2. Funding Reliance, etc. Unless the Agent shall have been notified by telephone, confirmed in writing, by any Bank by 5:00 p.m., London time, on the day prior to a proposed Borrowing Date that such Bank will not make available the amount which would constitute its Percentage of the Loans to be made by all the Banks on such date, the Agent may assume that such Bank has made such amount available to the Agent and, in reliance upon such assumption, make available to the Borrower a corresponding amount. If and to the extent that such Bank shall not have made such amount available to the Agent, such Bank and the Borrower severally agree to repay the Agent forthwith on demand such corresponding amount together with interest thereon, for each day from the date the Agent made such amount available to the Borrower to the date such amount is repaid to the Agent, at the interest rate applicable at the time to the relevant Loans.

     SECTION 10.3. Exculpation. Neither the Agent nor any of its directors, officers, employees or agents shall be liable to any Bank Party for any action taken or omitted to be taken by it under this Agreement or any other Loan Document, or in connection herewith or therewith, except for its own wilful misconduct or gross negligence, or responsible for any recitals or warranties herein or therein, or for the effectiveness, enforceability, validity or due execution of this Agreement or any other Loan Document, or to make any inquiry respecting the performance by the Borrower or any other Obligor of its obligations hereunder or thereunder, or the validity, genuineness, creation, perfection or priority of the Liens and security interests created by any of the Loan Documents, or the validity, genuineness, enforceability, existence, value or sufficiency of any collateral security. The Agent shall be entitled to rely upon advice of counsel concerning legal matters and upon any notice, consent, certificate, statement, or writing which it believes to be genuine and to have been presented by a proper Person.

     SECTION 10.4. Successors. The Agent may resign as such at any time upon at least 30 days' prior notice to the Borrower and all the Banks. If the Agent at any time shall resign, the Required Banks may appoint (subject, as long as no Default shall have occurred and be continuing, to the prior written consent of the Borrower, such consent not to be unreasonably withheld or delayed) another Bank as the successor Agent which shall thereupon become the Agent hereunder. If no successor Agent shall have been so appointed as aforesaid, and shall have accepted such appointment, within 30 days after the retiring Agent's giving notice of resignation, then the retiring Agent may, on behalf of the Banks, appoint (subject, as long as no Default shall have occurred and be continuing, to the prior written consent of the Borrower, such consent not to be unreasonably withheld or delayed) a successor Agent, which shall be one of the Banks or a commercial banking institution having a combined capital and surplus of at least U.S.$500,000,000 (or the equivalent thereof in another currency). Upon the acceptance of any appointment as an Agent hereunder by the successor Agent, such successor Agent, shall be entitled to receive from the retiring Agent, such documents of transfer and assignment as the successor Agent may reasonably request, and shall thereupon succeed to and become vested with all rights, powers, privileges and duties of the retiring Agent and the retiring Agent shall be discharged from its duties and obligations under this Agreement and each other Loan Document.

     SECTION 10.5. Loans by Rothschild. Rothschild shall have the same rights and powers with respect to the Loans made by it or any of its Affiliates as any Bank and may exercise the same as if it were not the Agent. Rothschild and its Affiliates may accept deposits from, lend money to, and generally engage in any kind of business with any Obligor or any Affiliate of any thereof as if Rothschild were not the Agent.

     SECTION 10.6. Rothschild as the Agent. In acting as Agent for the Banks, the Credits and/or Treasury Division(s) of Rothschild shall be treated as a separate entity from any other division of Rothschild (or similar units of Rothschild in any subsequent reorganization) or Affiliates and, without detracting from the generality of the foregoing, in the event that any of Rothschild's divisions (or similar units) or Affiliates should act for the Borrower, any other Obligor, or any Subsidiary of the Guarantor (the "Group") in an advisory capacity in relation to any other matter, any information given by any member of the Group to such divisions (or similar units) or Affiliates for the purpose of obtaining advice shall be treated as confidential and shall not be available to the other Bank Parties without the consent of the Borrower or, as the case may be, such Obligor or Subsidiary; and notwithstanding anything to the contrary expressed or implied herein and without prejudice to the generality of the foregoing, Rothschild shall not as between itself and the other Bank Parties be bound to disclose to any Bank Party or other Person any information supplied by any member of the Group to Rothschild in its capacity as the Agent hereunder which is identified by such member at the time of supply as being unpublished price sensitive information relating to a proposed transaction by a member of the Group and supplied solely for the purpose of evaluating in consultation with Rothschild in such capacity whether such transaction might require a waiver or amendment to any of the provisions contained herein or in any other Loan Document. Before undertaking any work of the nature described above the Agent, on behalf of Rothschild, shall notify the Banks of the general nature of such work and shall confirm that in so acting it shall not be in conflict with its duties as Agent hereunder.

     SECTION 10.7. Credit Decisions. Each Bank acknowledges that it has, independently of the Agent and each other Bank, and based on the financial and other information referred to in Sections 7.5 and 7.17 and such other documents, information and investigations as it has deemed appropriate, made its own credit decision to extend its Commitment. Each Bank also acknowledges that it will, independently of the Agent and each other Bank, and based on such other documents, information and investigations as it shall deem appropriate at any time, continue to make its own credit decisions as to exercising or not exercising from time to time any rights and privileges available to it under this Agreement or any other Loan Document.

     SECTION 10.8. Copies, etc. The Agent shall give prompt notice to each Bank of each notice or request required or permitted to be given to the Agent by any Obligor pursuant to the terms of this Agreement or any other Loan Document. The Agent will distribute to each Bank each Instrument received for its account (including any item of documentation delivered by any Obligor or any Affiliate thereof pursuant to Article 6) and copies of all other communications received by the Agent from any Obligor for distribution to the Banks by the Agent in accordance with the terms of this Agreement or any other Loan Document.

                          ARTICLE 11. MISCELLANEOUS

     SECTION 11.1. Waivers, Amendments, etc. The provisions of this Agreement and of each other Loan Document (except to the extent otherwise set forth in such Loan Document) may from time to time be amended, modified or waived, if such amendment, modification or waiver is in writing and consented to by the Obligors, the Agent and the Required Banks; provided, however, that no such amendment, modification or waiver which would:

          (a) modify any requirement hereunder that any particular action be taken or a determination be made by, or with the consent of or in consultation with, all the Banks or by the Required Banks shall be effective unless consented to by each Bank;

          (b) modify this Section, change the definition of "Required Banks", increase the Total Commitment Amount or the Percentage of any Bank or otherwise subject any Bank to any additional obligation, reduce any commissions described in Section 3.3.1 or 3.3.2 or modify Section 9.1.15 shall be made without the consent of each Bank;

          (c) extend the due date for, or reduce the amount of, any payment or prepayment of principal of or interest on any Loan or any other amount payable hereunder or under any other Loan Document shall be made without the consent of each Bank;

          (d) affect the interests, rights or obligations of the Agent qua the Agent shall be made without consent of the Agent; or

          (e) authorize or effect the release of any of the Collateral which is the subject of any Lien granted or purported to be granted in favor of the Agent (for the ratable benefit of the Bank Parties) or in favor of the Bank Parties pursuant to any relevant Security Agreement or of any obligation of the Guarantor under Articles 2 or 3 of the Guaranty Agreement shall be made without the consent of all the Banks.

No failure or delay on the part of any Bank Party in exercising any power or right under this Agreement or any other Loan Document shall operate as a waiver thereof, nor shall any single or partial exercise of any such power or right preclude any other or further exercise thereof or the exercise of any other power or right. No notice to or demand on any Obligor in any case shall entitle it or any other Obligor to any notice or demand in similar or other circumstances. No waiver or approval by any Bank Party under this Agreement or any other Loan Document shall, except as may be otherwise stated in such waiver or approval, be applicable to subsequent transactions. No waiver or approval hereunder shall require any similar or dissimilar waiver or approval thereafter to be granted hereunder.

     SECTION 11.2. Notices. All notices and other communications provided to any party hereto under this Agreement or any other Loan Document shall be in writing or by telex or by facsimile and addressed or delivered to it at its address set forth below its signature hereto and designated as its "Address for Notices" or at such other address as may be designated by such party in a notice to the other parties. Any notice, if mailed and properly addressed with postage prepaid, shall be deemed given when received; any notice, if transmitted by telex or facsimile, shall be deemed given when transmitted (answerback confirmed in the case of telexes and transmission confirmed by the sending facsimile machine in the case of facsimiles).

     SECTION 11.3. Costs and Expenses.

          (a) The Borrower agrees to pay on demand all expenses (inclusive of United Kingdom Value Added Tax or any other similar tax) of each Bank Party for the negotiation, preparation, execution and delivery of this Agreement and each other Loan Document, including schedules and exhibits, and any amendments, waivers, consents, supplements or other modifications to this Agreement or any other Loan Document as may from time to time hereafter be required (including the reasonable fees and expenses of counsel to the Agent on a full indemnity basis from time to time incurred in connection therewith), whether or not the transactions contemplated hereby are consummated, and all expenses (inclusive as aforesaid) of the Bank Parties (including reasonable fees and expenses of counsel to the Agent on a full indemnity basis and any stamp or other taxes (including stamp tax (impuesto de timbres) payable in connection with the Notes) incurred in connection with the preparation and review of the form of any Instrument relevant to this Agreement or any other Loan Document, the consideration of legal questions relevant hereto and thereto and the filing, recording, refiling or re-recording of any Loan Document and all amendments or supplements to any thereof and any and all other documents or Instruments of further assurance required to be filed or recorded or refiled or re-recorded by the terms hereof or of any other Loan Document.

          (b) The Borrower agrees to pay on demand all expenses of each Bank Party's officers or agents in connection with its annual on-site inspections of the Mine and all fees and expenses of the Independent Consultant for the preparation of each Quarterly Report and each Monthly Report, the fees and expenses of the independent chartered accountants and certified public accountants in connection with the performance of their duties described in Section 8.1.8, the certification of each Compliance Certificate and the Project Completion Certificate or any other matter relating to the Fachinal Project and the Mine, and all fees and expenses of the Insurance Broker, and the Agent and the Account Banks in connection with the performance of their respective duties referred to herein.

          (c) The Borrower agrees to reimburse each Bank Party upon demand for all out-of-pocket expenses (including attorneys' fees and expenses on a full indemnity basis and inclusive of United Kingdom Value Added Tax or any other similar tax) incurred by such Bank Party in connection with (i) the negotiation of any restructuring or "work-out", whether or not consummated, of any Obligations, and (ii) the enforcement of any Obligations.

     SECTION 11.4. Indemnification; Release of Guarantor. In consideration of the execution and delivery of this Agreement by each Bank Party and the extension of the Commitments, each of the Borrower and the Guarantor hereby jointly and severally indemnifies, exonerates and holds each Bank Party and each of its officers, directors, shareholders, employees and agents (the "Indemnified Parties") free and harmless from and against any and all actions, causes of action, suits, losses, costs, liabilities (including liability under any indemnity given by the Agent under the Project Account Agreement (U.S.)) and damages and expenses in connection therewith, including reasonable attorneys' fees and disbursements on a full indemnity basis (the "Indemnified Liabilities"), incurred by the Indemnified Parties or any of them as a result of, or arising out of, or relating to:

          (a) any transaction financed or to be financed in whole or in part, directly or indirectly, with the proceeds of any Loan;

          (b) the entering into and performance of this Agreement and any other Loan Document by any of the Indemnified Parties (including any action brought by or on behalf of any Obligor as the result of any determination by the Banks pursuant to Article 6 not to fund any borrowing);

          (c) any investigation, litigation or proceeding related to any environmental cleanup, audit, compliance or other matter relating to the protection of the environment or the release by the Borrower or the Guarantor of any Hazardous Material; or

          (d) the presence on or under, or the escape, seepage, leakage, spillage, discharge, emission, discharging or releases or threatened releases from, any real property owned or operated by the Borrower of any Hazardous Material (including any losses, liabilities, damages, injuries, costs, expenses or claims asserted or arising under any Environmental
     Law), regardless of whether caused by, or within the control of, the Borrower or the Guarantor,

except for any such Indemnified Liabilities arising for the account of a particular Indemnified Party by reason of the relevant Indemnified Party's gross negligence or wilful misconduct, and if and to the extent that the foregoing undertaking may be unenforceable for any reason, each Obligor hereby jointly and severally agrees to make the maximum contribution to the payment and satisfaction of each of the Indemnified Liabilities which is permissible under Applicable Law; provided, however, that the Guarantor shall be under no obligation under this Section after the Release Date except with respect to any Indemnified Liability which has been incurred on or prior to the Release Date or any Indemnified Liability arising, in whole or in part, as a result of any event or failure to act which occurred on or prior to the Release Date.

     For the avoidance of doubt, the Guarantor shall be under no further obligation to any Bank Party pursuant to this Agreement at any time after the Release Date except as otherwise expressly set forth in the first paragraph of
Article 7, Section 8.1, Section 8.2 or the foregoing provisions of this Section; provided, however, that nothing in this Section shall, or shall be deemed to, affect or in any other way release the liability of the Guarantor after the Release Date in respect of any breach of any of its obligations contained in this Agreement which occur on or prior to the Release Date.

     SECTION 11.5. Survival. The obligations of the Borrower under Sections 3.3, 5.2, 5.3, 5.4, 5.6, 11.3 and 11.4 and the obligations of the Banks under
Section 10.1, shall, in each case, survive any termination of this Agreement. The representations and warranties made by each Obligor in this Agreement and in each other Loan Document to which it is a party shall survive the execution and delivery of this Agreement and each such other Loan Document.

     SECTION 11.6. Severability. Any provision of this Agreement or any other Loan Document which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions of this Agreement or such other Loan Document or affecting the validity or enforceability of such provision in any other jurisdiction.

     SECTION 11.7. Headings. The various headings of this Agreement and of each other Loan Document are inserted for convenience only and shall not affect the meaning or interpretation of this Agreement or such other Loan Document or any provisions hereof or thereof.

     SECTION 11.8. Counterparts, Effectiveness, etc. This Agreement may be executed by the parties hereto in several counterparts, each of which shall be executed by the Obligors and the Agent and be deemed to be an original and all of which shall constitute together but one and the same agreement. This
Agreement shall become effective on the date (the "Effective Date") when counterparts hereof executed on behalf of the Obligors and each Bank (or notice thereof satisfactory to the Agent) shall have been received by the Agent.

     SECTION 11.9. Governing Law; Entire Agreement.

          (a) THIS AGREEMENT AND, UNLESS OTHERWISE SPECIFIED THEREIN, EACH OTHER LOAN DOCUMENT SHALL EACH BE DEEMED TO BE A CONTRACT MADE UNDER AND GOVERNED BY THE INTERNAL LAWS OF THE STATE OF NEW YORK.

          (b) This Agreement and the other Loan Documents constitute the entire understanding among the parties hereto with respect to the subject matter hereof and thereof and supersede any prior agreements, written or oral, with respect thereto.

     SECTION 11.10. Successors and Assigns. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns; provided, however, that:

          (a) no Obligor may assign or transfer its rights or obligations hereunder without the prior written consent of the Agent and all the Banks; and

          (b) the rights of sale, assignment, and transfer of the Banks are subject to Section 11.11.

     SECTION 11.11. Sale and Transfer of Loans; Participations in Loans. Each Bank may assign, or sell participations in, its Loans and Commitments to one or more other Persons in accordance with this Section.

     SECTION 11.11.1. Assignments. Any Bank, with notice to the Borrower and the other Banks, may assign and delegate to any of its Affiliates or to any other Bank or to one or more commercial banks or other financial institutions recognized as "registered financial institutions" by the Central Bank at the time of the proposed assignment and delegation (each Person described as being the Person from or to whom such assignment and delegation is to be made, being hereinafter referred to as an "Assignor Bank" or "Assignee Bank", respectively), all or any fraction of such Bank's total Loans and Commitment (which assignment and delegation shall be of a constant, and not a varying, percentage of all the Assignor Bank's Loans and Commitment) in a minimum aggregate amount of U.S.$2,500,000; provided, however, that any transfer by any Bank of any Commitment shall require the consents (not to be unreasonably withheld or delayed) of the other Banks and (as long as no Default shall have occurred and be continuing) the Borrower; and provided, further, that, the Borrower, each other Obligor and the Agent shall be entitled to continue to deal solely and directly with the Assignor Bank in connection with the interests so assigned and delegated to an Assignee Bank until:

          (a) written notice of such assignment and delegation, together with payment instructions, addresses and related information with respect to such Assignee

     Bank, shall have been given to the Borrower and the Agent by such Assignor Bank and such Assignee Bank;

          (b) such Assignee Bank shall have executed and delivered to the Borrower and the Agent a Bank Assignment Agreement, which shall have been accepted by the Agent;

          (c) the Agent shall have been provided with certified copies of relevant Approvals from the Central Bank and such other evidence as the Agent may reasonably request in connection with any Approval required or advisable in connection with such assignment and delegation; and

          (d) the processing fees (if any) described below shall have been paid.

From and after the date that the Agent accepts such Bank Assignment Agreement,
(x) the Assignee Bank thereunder shall be deemed automatically to have become a party hereto and to the extent that rights and obligations hereunder have been assigned and delegated to such Assignee Bank in connection with such Bank Assignment Agreement, shall have the rights and obligations of a Bank hereunder and under the other Loan Documents, (y) the Assignor Bank, to the extent that rights and obligations hereunder have been assigned and delegated by it in connection with such Bank Assignment Agreement, shall be released from its obligations hereunder and under the other Loan Documents, and (z) the Note and the Security Agreements expressed to be governed by the laws of Chile shall be amended, and all necessary steps taken in relation thereto, to reflect such assignment and delegation. Accrued interest on that part of the Loans assigned to the Assignee Bank, and accrued fees in respect thereof, shall be paid as provided in the Bank Assignment Agreement. Except in the case where any such Assignee Bank is an Affiliate of such Assignor Bank, such Assignor Bank or such Assignee Bank shall also pay a processing fee to the Agent upon delivery of any Bank Assignment Agreement in the amount of U.S.$1,500. Any attempted assignment and delegation not made in accordance with this Section shall be null and void.

     SECTION 11.11.2. Participations. Any Bank may at any time sell to one or more commercial banks or other Persons (each of such commercial banks and other Persons being herein called a "Participant") participating interests in any of the Loans, Commitments or other interests of such Bank hereunder; provided, however, that:

          (a) no participation contemplated in this Section shall relieve such Bank from its Commitment or its other obligations hereunder or under any other Loan Document;

          (b) such Bank shall remain solely responsible for the performance of its Commitment and such other obligations;

          (c) the Obligors and the Agent shall continue to deal solely and directly with such Bank in connection with such Bank's rights and obligations under this Agreement and each of the other Loan Documents;

          (d) no Participant, unless such Participant is an Affiliate of such Bank, or is itself a Bank, shall be entitled to require such Bank to take or refrain from taking any action hereunder or under any other Loan Document, except that such Bank may agree with any Participant that such Bank will not, without such Participant's consent, take any actions of the type described in clause (b) or (c) of Section 11.1; and

          (e) the Borrower shall not be required to pay any amount under Sections 5.2, 5.3, 5.4, 5.5 and 5.6 that is greater than the amount which it would have been required to pay had no participating interest been sold.

The Borrower acknowledges and agrees that each Participant, for purposes of Sections 5.2, 5.3, 5.4, 5.5, 5.6, 5.7, 5.9, 5.10, 5.11, 11.3 and 11.4, shall be considered a Bank.

     SECTION 11.12. Other Transactions. Without prejudice to the provisions of
Section 10.5, nothing contained herein shall preclude any Bank Party from engaging in any transaction, in addition to those contemplated by this Agreement or any other Loan Document, with any Obligor or any of their Affiliates in which such Obligor or such Affiliate is not restricted hereby from engaging with any other Person.

     SECTION 11.13. Forum Selection and Consent to Jurisdiction; Waiver of Immunity. ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER, OR IN CONNECTION WITH, THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER VERBAL OR WRITTEN) OR ACTIONS OF THE AGENT, THE BANKS OR THE OBLIGORS SHALL BE BROUGHT AND MAINTAINED IN THE COURTS OF THE STATE OF NEW YORK OR IDAHO OR IN THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK OR THE DISTRICT OF IDAHO; PROVIDED, HOWEVER, THAT ANY SUIT SEEKING ENFORCEMENT AGAINST ANY PROPERTY MAY BE BROUGHT, AT THE AGENT'S OPTION, IN THE COURTS OF ANY JURISDICTION WHERE ANY PROPERTY MAY BE FOUND, INCLUDING THE COMPETENT COURTS OF THE COMUNA OF SANTIAGO, CHILE. EACH OBLIGOR HEREBY EXPRESSLY AND IRREVOCABLY SUBMITS TO THE JURISDICTION OF SUCH COURTS FOR THE PURPOSE OF ANY SUCH LITIGATION AS SET FORTH ABOVE AND IRREVOCABLY AGREES TO BE BOUND BY ANY FINAL JUDGMENT RENDERED THEREBY IN CONNECTION WITH SUCH LITIGATION. EACH OBLIGOR HEREBY IRREVOCABLY APPOINTS CT CORPORATION SYSTEM WITH OFFICES ON THE DATE HEREOF AT 1633 BROADWAY, NEW YORK, NEW YORK 10019, AND AT 300 N. 6TH STREET, BOISE, IDAHO 83701 AS ITS AGENT FOR SERVICE OF PROCESS IN NEW YORK AND IDAHO, RESPECTIVELY (HEREIN WITH RESPECT TO EACH OBLIGOR, ITS "PROCESS AGENT"). SERVICE OF PROCESS MAY BE MADE UPON ANY OBLIGOR BY MAILING OR DELIVERING A COPY OF SUCH PROCESS TO IT IN CARE OF THE PROCESS AGENT AT THE PROCESS AGENT'S

RELEVANT ADDRESS AND EACH OBLIGOR HEREBY FURTHER IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS IN ANY SUIT, ACTION OR PROCEEDING IN NEW YORK OR IDAHO ARISING OUT OF THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT BY THE MAILING OF COPIES OF SUCH PROCESS TO IT AT ITS ADDRESS FOR NOTICES SET FORTH BELOW ITS SIGNATURE HERETO. IN ADDITION, THE BORROWER HEREBY FURTHER IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS IN ANY SUIT, ACTION OR PROCEEDING IN CHILE ARISING OUT OF THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT BY THE NOTIFICATION BY A CLERK OF A COMPETENT COURT TO THE MANAGER OR ANOTHER AUTHORIZED REPRESENTATIVE OF THE BORROWER AT ITS ADDRESS FOR NOTICES SET FORTH BELOW ITS SIGNATURE HERETO, IN THE MANNER PRESCRIBED BY APPLICABLE LAW. EACH OBLIGOR HEREBY EXPRESSLY AND IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY OBJECTION WHICH IT MAY HAVE OR HEREAFTER MAY HAVE TO THE LAYING OF VENUE OF ANY SUCH LITIGATION BROUGHT IN ANY SUCH COURT REFERRED TO ABOVE AND ANY CLAIM THAT ANY SUCH LITIGATION HAS BEEN BROUGHT IN AN INCONVENIENT FORUM. TO THE EXTENT THAT ANY OBLIGOR HAS OR HEREAFTER MAY ACQUIRE ANY IMMUNITY FROM JURISDICTION OF ANY COURT OR FROM ANY LEGAL PROCESS (WHETHER THROUGH SERVICE OR NOTICE, ATTACHMENT PRIOR TO JUDGMENT, ATTACHMENT IN AID OF EXECUTION OR OTHERWISE) WITH RESPECT TO ITSELF OR ITS PROPERTY, SUCH OBLIGOR HEREBY IRREVOCABLY WAIVES SUCH IMMUNITY IN RESPECT OF ITS OBLIGATIONS UNDER THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS.

     SECTION 11.14. Waiver of Jury Trial. THE AGENT, THE BANKS, THE GUARANTOR, THE FINANCE SUBSIDIARY AND THE BORROWER HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE ANY RIGHTS THEY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER, OR IN CONNECTION WITH, THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER VERBAL OR WRITTEN), OR ACTIONS OF THE AGENT, THE BANKS, THE GUARANTOR, THE FINANCE SUBSIDIARY OR THE BORROWER. EACH PARTY
HERETO ACKNOWLEDGES AND AGREES THAT IT HAS RECEIVED FULL AND SUFFICIENT CONSIDERATION FOR THIS PROVISION (AND EACH OTHER PROVISION OF EACH OTHER LOAN DOCUMENT TO WHICH IT IS A PARTY) AND THAT THIS PROVISION IS A MATERIAL INDUCEMENT FOR THE OTHER PARTIES HERETO ENTERING INTO THIS AGREEMENT AND EACH OTHER LOAN DOCUMENT.

     SECTION 11.15. English Language.

          (a) This Agreement and the other Loan Documents have been negotiated in English and, other than the Notes, the Notes Operating Procedure Agreement and such of the Security Agreements which are expressed to be governed by Chilean law, executed in the English language. All certificates, reports, notices and other documents and communications given or delivered pursuant to this Agreement and the other Loan Documents shall be in the English language or, if not in the English language, shall be accompanied by a certified English translation thereof. In the case of any document originally issued in a language other than English, the English language version of any such document shall, absent manifest error, control the meaning and interpretation of the matters set forth therein.

          (b) The unofficial Spanish translation of this Agreement, initialled for identification by the Chilean counsel to the Obligors referred to in clause (a) of Section 6.1.11 and by the Chilean counsel to the Bank Parties described in clause (c) of Section 6.1.11 and, upon delivery thereof as soon as practicable following the Effective Date, the official Spanish translation of this Agreement, as prepared by an official translator of the Chilean Ministry of Foreign Affairs and approved by Chilean counsel to the Bank Parties described as aforesaid, shall be the agreed Spanish translation hereof for all purposes of this Agreement and each other Loan Document. The parties agree that the Borrower shall as soon as practicable after the Effective Date procure the translations referred to in this clause. No Spanish translation of this Agreement (other than as described in this clause) may be filed in any public registry in Chile or used for any purpose before any competent court of Chile. The English language version of this Agreement shall be the original Instrument hereof and, in case of any conflict in interpretation between the English language version and the Spanish translation hereof, the English language version shall control.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized as of the day and year first above written.

                          COMPANIA MINERA CDE FACHINAL LIMITADA,
                            as the Borrower

                          By: /s/James A. Sabala
                              --------------------------------------
                              Name Printed:  James A. Sabala
                              Title:         Vice President/Treasurer


                          Address
                            for Notices:     505 Front Street
                                             P.O. Box I
                                             Coeur D'Alene
                                             Idaho 83814

                          Facsimile No.:     208-667-2213

                          Attention:         James A. Sabala


                          COEUR D'ALENE MINES CORPORATION,
                            as the Guarantor

                          By: /s/James A. Sabala
                              --------------------------------------
                              Name Printed:  James A. Sabala
                              Title:         Senior Vice President &
                                             Chief Financial Officer


                          Address
                            for Notices:     505 Front Street
                                             P.O. Box I
                                             Coeur D'Alene
                                             Idaho 83814

                          Facsimile No.:     208-667-2213

                          Attention:         James A. Sabala

                             COEUR BULLION CORPORATION,
                               as the Finance Subsidiary

                          By: /s/James A. Sabala
                              --------------------------------------
                              Name Printed:  James A. Sabala
                              Title:         Senior Vice President &
                                             Chief Financial Officer


                          Address
                            for Notices:     505 Front Street
                                             P.O. Box I
                                             Coeur D'Alene
                                             Idaho 83814

                          Facsimile No.:     208-667-2213

                          Attention:         James A. Sabala


Commitment Amount

U.S.$12,000,000           N M ROTHSCHILD & SONS LIMITED,
                            individually as a Bank and as
                            the Agent

                         By: /s/Michael A. Price
                              -------------------------
                              Name Printed:  Michael Allan Price
                              Title:         Director


                          By: /s/Andrew William Wright
                              --------------------------
                              Name Printed:  Andrew William Wright
                              Title:         Manager

                          Address
                            for Notices:
                                             New Court
                                             St. Swithin's Lane
                                             London  EC4P 4DU
                                             England

                          Telex No.:         888031

                          Facsimile No.:     44-71-280-5139

                          Attention:         Dr. Michael A. Price

                          Lending
                            Office:          The Chase Manhattan Bank N.A.
                                             1 Chase Manhattan Plaza
                                             New York, New York
                                             U.S.A.

                          For the account of:
                                             N M Rothschild & Sons Limited

                          A/C No.:           001-1-948262

                          Telex No.:         888031

                          Facsimile No.:     44-71-280-5139

                          Attention:         Mark Turner/Frankie Petts


                          BAYERISCHE VEREINSBANK AG

                          By: /s/Martin Rey
                              -------------------------
                              Title:         VP

                          By: /s/Wolfram Schieder
                              --------------------------
                              Title:         VP


                          Address
                            for Notices:
                                             Kardinal - Faulhaber - Str.1
                                             D-80311 Munchen

                          Telephone No.:     (089) 3782-5815/5528

                          Facsimile No.:     (089) 3782-6293

                          Attention:         VCF3/Project Finance
                                             Mr. Michael Loefler/
                                                Mr. Martin Rey

                          Lending
                            Office:          Bayerische Vereinsbank AG,
                                             London Branch
                                             1, Royal Exchange Buildings
                                             GB - London EC3V 3LD

                          Telephone No.:     (0171) 280-3904  or
                                               (0171) 280-3928

                          Telex No.:         889196 BVLG

                          Facsimile No.:     (0171) 696-9989

                          Attention:         Loan Administration
                                             J. Jellicoe/S. Durham

                                             (Payments to be made via:
                                             Bayerische Vereinsbank AG
                                             (Swift Code BVBEUS33)
                                             335 Madison Avenue
                                             New York, NY 10017
                                             Account No. 01-586-091073-00
                                             Favor: Bayerische Vereinsbank AG,
                                             London Branch (Swift Code BVBEGB2L)

                                                                   SCHEDULE I


                             DISCLOSURE SCHEDULE


Item 1     Approvals

Part A     Current Approvals

                        Permit, Approval
Agency                  or Notification              Date

1. Foreign Investment   Approval of CDE              Public deed
Committee of Chile      application for              dated January
                        Foreign Investment           12, 1994, before
                        Contract up to US$52         Mrs. Maria Gloria
                        million                      Acharan, Notary
                                                     Public of Santiago

2. Foreign Investment   Approval of the              Public deed dated
Committee of Chile      substitution of the          December 27, 1994,
                        Borrower as the              before Mrs. Maria
                        "Recipient Company"          Gloria Acharan,
                        for the Fachinal             Notary Public of
                        Project in place of          Santiago
                        CDE, Agencia en Chile.

3. Foreign Investment   Approval of CDE              Public deed dated
Committee of Chile      application for              March 24, 1995,
                        Foreign Investment           before Mrs. Maria
                        Contract up to               Gloria Acharan,
                        US$28 million                Notary Public of
                                                     Santiago

4. Foreign Investment   Assignment of                Public deed dated
Committee of Chile      Foreign Investment           April 10, 1995,
                        Contract's rights            before Mrs. Maria
                        from CDE to the              Gloria Acharan,
                        Guarantor                    Notary Public of
                                                     Santiago

5. Central Bank of      Approval to CDE for          Resolution No. 306-
Chile                   special system for           07-930902 of the
                        return and liquidation       Council of the
                        of a part or all of the      Central Bank of
                        sales proceeds (other        Chile adopted on
                        than sales in Chile)         September 2, 1993
                        of the Fachingal Project
                        in the Proceeds Account

6. Central Bank of      Approval to CDE of           Resolution No. 306-
Chile                   terms and conditions         07-930902 of the
                        governing loans              Council of the
                        associated with              Central Bank of
                        foreign investment,          Chile adopted
                        under Decree Law             on September 2, 1993
                        600, and authorization
                        for CDE, Agencia en
                        Chile, to deposit the
                        proceeds of such loans
                        in bank accounts
                        outside Chile

7. Central Bank of      Approval to the Borrower     Resolution No. 395-
Chile                   for special system for       09-941222 of the
                        return and liquidation       Council of the
                        of a part or all of          Central Bank of
                        the sales proceeds           Chile adopted on
                        (other than sales            December 22, 1994
                        in Chile) of the
                        Fachinal Project in
                        the Proceeds Account

8. Central Bank of      Approval to the Borrower     Resolution No. 306-
Chile                   of terms and conditions      07-930902 of the
                        governing loans              Council of the
                        associated with              Central Bank of
                        foreign investment,          Chile adopted on
                        under Decree Law             September 2, 1993
                        600, and authorization
                        for the Borrower
                        to deposit the
                        proceeds of such
                        loans in bank
                        accounts outside
                        Chile

9. Central Bank of      Registration of              December 12, 1994
Chile                   Coeur Bullion as a           (Circular No. 12.715)
                        a "finance
                        institution"

10. Central Bank of     Authorization to             See Item 1, Part A,
Chile                   deposit insurance            Paragraphs 1 to 4
                        proceeds paid
                        outside Chile in
                        foreign currency in
                        the account referred
                        to in Section 5.4.7
                        of the Foreign
                        Investment Contract

11. Internal Revenue    Authorization for            Resolution No.
Service                 CDE, Agencia en              11.223, dated
                        Chile, to keep               August 20, 1992
                        books and records
                        denominated in US
                        dollars

12. Internal Revenue    Authorization for            Resolution No.
Service                 the Borrower to              1.685, dated April
                        keep books and               3, 1995
                        records denominated
                        in US dollars

13. COREMA XI Region    Environmental Impact         Resolution No.
                        Study                        819, dated October
                                                     25, 1994

14. SERNAGEOMIN         Mine Exploitation            Resolution No.
                        Method                       681, dated October
                                                     7, 1994

15. SERNAGEOMIN         Minerals Treatment           Resolution No.
                        Method                       681, dated October
                                                     7, 1994

16. SERNAGEOMIN         Approval of tailing          Resolution No.
                        dam                          731, dated October
                                                     25, 1994

17. SERNAGEOMIN         Approval of the              Resolution No.
                        waste dam                    719, dated October
                                                     19, 1994

18. Ministry of         Approval of the              Resolution No.
Agriculture             change of use of soil        6, dated October 3,
                                                     1994

19. Housing             Approval of change           Resolution No.
Ministry                of use of soil               819, dated September
                                                     9, 1994

20. Ministry of         Registration under           Resolution No.
Defense                 the National Explosives      50/096/0002,
                        Consumer Register            dated February 20,
                                                     1995

21. Ministry of         Approval for the             Resolution No.
Defense                 construction of two          99/096/0012,
                        explosive storages           dated February 20,
                                                     1995

PART B                  Pending Approvals
                        Permit, Approval
Agency                  or Notification              Date

1. Foreign Investment   Notice to the Foreign        Prior to the
Committee               Investment Committee of      Borrowing
                        the conditional              Date
                        assignment by the
                        Guarantor and the
                        Borrower of rights
                        under the Foreign
                        Investment Contract


2. Central Bank         Notice to the                Prior to the
of Chile                Central Bank of              Borrowing
                        the conditional              Date
                        assignment by the
                        Guarantor and the

                        Borrower of rights
                        under the Foreign
                        Investment Contract

3. Central Bank         Approval of                  Prior to the
of Chile                Citibank, N.A. as            Borrowing Date
                        the bank where the
                        account referred to
                        in Section 5.4.7
                        of the Foreign
                        Investment Contract
                        may be opened

4. Central Bank         Approval of, and             Prior to the
of Chile                registration with,           Borrowing Date
                        the Central Bank
                        of the financial
                        terms and conditions
                        of the Loan
                        Agreement

5. Central Bank         Approval of, and             Prior to the
of Chile                registration with,           Borrowing Date
                        the Central Bank
                        of the financial
                        terms and conditions
                        of Approved Subordinated
                        Indebtedness

6. Central Bank         Authorization of the         Prior to the
of Chile                Borrower to (i)              Borrowing Date
                        purchase foreign
                        currency in the
                        official foreign
                        Exchange market to
                        pay insurance
                        premiums and (ii)
                        deposit insurance
                        proceeds paid in
                        foreign currency
                        in the account referred
                        to in Section 5.4.7
                        of the Foreign
                        Investment Contract

7. Central Bank         Approval of the              Prior to the
of Chile                terms and conditions         Borrowing Date
                        of the Hedging
                        Agreements

8. Municipality of      Industrial Patent            Not before
Chile Chico                                          operations begin


9. Municipality of      Construction Permit          June, 1995
Chile Chico

10. Health Service      Health Service related       Second
                        permits                      Semester 1995

11. General             General water agency         Second
Water Agency            related permits              Semester 1995

12. Undersecretary      Telecommunications           June, 1995
of                      equipment approval
Telecommunications

13. National            National Department          First Semester
Department of           of Maritime Territory        1996
Maritime Territory      related permits

14. Department of       Inter-connection with        Second
Public Roads            public roads permits         Semester 1995


Item 2     Mortgaged Mining Concessions

     The mining concessions mortgaged in accordance with the Loan Agreement to which this Schedule I is attached are described as follows:

                               Guanaca 1 to 87
                               Guanaca 101 to 106
                               Guanaca 131 to 158
                               Guanaca 161 to 190
                               Guanaca 191 to 220
                               Guanaca 221 to 243
                               Laguna 1 to 100
                               Jara 1 to 100
                               Mallines 1 to 100
                               Horquetas 1 to 75
                               Buitrera 1 to 60
                               Buitrera 61 to 90
                               Buitrera 91 to 120
                               Brillantes 1 to 100
                               Bayo 1 to 70
                               Meseta 1 to 100
                               Aguila 1 to 100
                               Sinter 1 to 100
                               Ribera 1 to 60
                               Punta 1 to 90
                               Orilla 1 to 75
                               Rocas 1 to 100
                               Bahia 1 to 100
                               Verde 1 to 60
                               Perra 1 to 66
                               Alpaca 1 to 45
                               Vicuna 1 to 45
                               Larga 1 all 84
                               Cascada 1 to 100
                               Lapiz 1 to 7
                               Lapiz 21 to 32
                               Lapiz 41 to 52
                               Lapiz 61 to 72
                               Lapiz 81 to 92
                               Lapiz 101 to 109

                               Arroyo 1 to 25
                               Arroyo 31 to 40
                               Perra 101 to 123
                               Perra 131 to 160
                               Perra 161 to 190
                               Perra 191 to 220
                               Perra 221 to 244
                               Nieves 1 to 30
                               Nieves 31 to 60
                               Nieves 61 to 90
                               Nieves 91 to 120
                               Nieves 121 to 150
                               Nieves 151 to 180

                       Exploration Mining Concessions:

                               Nevado 1
                               Nevado 2
                               Nevado 3
                               Nevado 4
                               Nevado 5
                               Nevado 6
                               Nevado 7
                               Nevado 8
                               Nevado 9
                               Nevado 10
                               Nevado 11

Item 3(a)  Mortgaged Real Estate (Borrower)

          The real estate mortgaged in accordance with the Loan Agreement to which this Schedule I is attached is described as follows:

     Real estate named Laguna Verde Sur, located in Chile Chico, Province of General Carrera, XI Region of Chile, registered under the name of the Borrower at page 61 v. No. 53 of the Real Estate Registrar of Chile Chico corresponding to 1995.

     Real estate named Guanaco, located in Chile Chico, Province of General Carrera, XI Region of Chile, registered under the name of the Borrower at page 62 v. No. 54 of the Real Estate Registrar of Chile Chico corresponding to 1995.

     Real estate named Chacra Valdivia, located in Chile Chico, Province of General Carrera, XI Region of Chile, registered under the name of the Borrower at page 65 v. No. 57 of the Real Estate Registrar of Chile Chico corresponding to 1995.

     Real estate located at 10 Sotomavor Street, in Chile Chico, Province of General Carrera, XI Region of Chile, registered under the name of the Borrower at page 64 v. No. 56 of the Real Estate Registrar of Chile Chico corresponding to 1995.

     Real estate located at 275 Jose Miguel Carrera Street, Chile Chico, Province of General Carrera, XI Region of Chile, registered under the name of the Borrower at page 63 v. No. 55 of the Real Estate Registrar of Chile Chico corresponding to 1995.

Item 3(b)  Mortgaged Real Estate (CDE)

     Ownership rights in a real estate named Laguna Verde Norte, located in Chile Chico, Province of General Carrera, XI Region of Chile, registered under the name of CDE, Agencia en Chile and Messrs. Hernandez Sepalveda at page 42 No. 63 of the Real Estate Registrar of Chile Chico corresponding to 1993.


Item 4     Mortgaged Water Rights

           The water rights mortgaged in accordance with the Loan Agreement to which this Schedule I is attached is described as follows:

           200 Liters per second from General Carrera Lake (DGA No.30) 200 Liters per second from General Carrera Lake (DGA No.104) 200 Liters per second from General Carrera Lake (DGA No.43) 80 Liters per second from El Bano stream (DGA No.45)
           35 Liters per second from La Tina stream (DGA No.441)
           100 Liters per second from El Rodeo stream (DGA No.452)

Item 5     Project Documents

           The Project Documents, which have been delivered to the Agent, are described as follows:

           a) The Construction Contract dated December 12, 1994 between CDE Chilean Mining Corporation and Fluor Daniel Chile Ingenieria Y Construccion S.A.

           b) The Construction Contract Guaranty dated August 18, 1994, made by Fluor Daniel, Inc.

           c) A letter of confirmation from Maurice J.H. Kuitems of Fluor Daniel, Inc. to William F. Boyd regarding the Construction Contract Guaranty, which letter is dated January 11, 1995.

           d)  The  Foreign  Investment   Contract  comprising  the  following
               documents:

               (i) the Foreign Investment Contract executed before the Notary Public of Santiago, Mrs. Maria Gloria Acharan Toledo pursuant to Decree Law 600 dated January 12, 1994 initially among CDE, CDE Agencia en Chile and Chile;

               (ii) an amendment by public deed to that Foreign Investment Contract executed before the Notary Public of Santiago, Mrs. Maria Gloria Acharan Toledo, on December 27, 1994 among the same parties described in paragraph (i) above;

               (iii) the Foreign Investment Contract executed before the Notary Public of Santiago, Mrs. Maria Gloria Acharan Toledo, dated March 24, 1995 among CDE, the Borrower and Chile;

               (iv) the assignment of each of the rights of CDE in, to and under the documents referred to in paragraphs (i), (ii) and (iii) above to the Guarantor executed by public deed before the Notary Public of Santiago, Mrs. Maria Gloria Acharan Toledo, on April 10, 1995.

           e) Assignment of the Construction Contract and the Construction Contract Guaranty, submitted in accordance with Section 8.1.1(g) of the Loan Agreement (there being no other change or modifications to Project Documents) which assignment is dated April 13, 1995 by CDE Chilean Mining Corporation to Compania Minera CDE Fachinal Limitada.

Item 6     Litigation

           There is no litigation or other matter pending which is required to be disclosed in accordance with Section 6.2.2 and Section 7.7 of the Loan Agreement.


Item 7     Assets; Properties

           There exists no exceptions to the representations and warranties set forth in Section 7.12 of the Loan Agreement other than the matter of an outstanding interest in surface rights as explained in the letter from Juan Yrarrazaval to William Boyd dated March 21, 1995, a copy of which has been delivered to the Agent.

Item 8     Subsidiaries

           The Borrower, the Finance Subsidiary and CDE have no subsidiaries. The subsidiaries of the Guarantor, which are disclosed in accordance with
     Section 7.13 of the Loan Agreement, are listed as follows:

                    Coeur Alaska, Inc.
                    Coeur Rochester, Inc.
                    Coeur Explorations, Inc.
                    Coeur Bullion Corporation
                    CDE Chilean Mining Corp.
                    Callahan Mining Corporation
                    Coeur New Zealand, Inc.
                    Silver Valley Resources Corporation
                    Compania Minera CDE Fachinal Limitada

Item 9     Material Patents and Trademarks

           No exceptions to the  warranties and  representations  set forth in
     Section 7.14 of the Loan Agreement exist.

Item 10    Environmental Matters

           No exceptions to the  warranties and  representations  set forth in
     Section 7.18 of the Loan Agreement exist.

Item 11    Liens

           No liens exist which are to be disclosed in accordance with Section 8.2.3(h) of the Loan Agreement.

Item 12    Take or Pay Contracts

           No Take or Pay Contracts exist which are required to be disclosed in accordance with Section 8.2.8 of the Loan Agreement.

Item 13    Royalty Agreements

           No royalty agreements exist which are required to be disclosed in accordance with Section 8.2.17 of the Loan Agreement.

                                                                  SCHEDULE II

                              INSURANCE SUMMARY


COURSE OF CONSTRUCTION                                   12/27/94 TO 12/27/95
FEDERAL INSURANCE CO.                                          POL #657-07-83
-----------------------------------------------------------------------------

Coverage for Fachinal Minesite, Chile Chico and Cacabuco, Chile

$35,000,000         Agreed Amount Property Damage
$ 5,000,000         Sublimit Business Interruption
$10,000,000         Earthquake and Flood Sublimit
$ 1,000,000         Underground Property Sublimit subject to specified
                    perils

                    Subject to policy terms, conditions and exclusions


BOILER & MACHINERY (Mechanical Breakdown)                12/27/94 TO 12/27/95
FEDERAL INSURANCE CO.                                         POL #7832-07-97
-----------------------------------------------------------------------------

$18,000,000         Property Damage - Comprehensive Form
$    50,000         Deductible

                    Subject to policy terms, conditions and exclusions


OCEAN MARINE CARGO INSURANCE (including War Risk)          1/11/95 TO 1/11/96
FEDERAL INSURANCE CO.                                           POL #FO-45128
-----------------------------------------------------------------------------

$ 4,000,000        Any One Shipment - Warehouse to Warehouse
                   (Anywhere in the world to Minesite)
$    10,000        Deductible

                   Subject to policy terms, conditions and exclusions


FOREIGN LIABILITY POLICY                                     7/1/94 TO 7/1/95
GREAT NORTHERN INS. CO.
-----------------------------------------------------------------------------

$ 1,000,000        Combined Single Limits of Bodily Injury and
                   Property Damage Anywhere in the world except USA and Canada

$ 1,000,000        Combined Single Limits of Bodily Injury and
                   Property Damage Arising out of Automobiles excess any valid Chilean coverage

                   Foreign Voluntary Workers' Compensation Insurance All subject to policy terms, conditions and exclusions of the policy.